BEAR STEARNS MORTGAGE SECURITIES INC.,

                                     SELLER,

                                       and

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,

                                     TRUSTEE





                        ---------------------------------

                         POOLING AND SERVICING AGREEMENT

                            Dated as of April 1, 1998
                        --------------------------------


                      Bear Stearns Mortgage Securities Inc.
                       Mortgage Pass-Through Certificates

                                  Series 1998-5

                                TABLE OF CONTENTS

                                                                         PAGE


                              ARTICLE I Definitions

                ARTICLE II Conveyance of Mortgage Loans; Original
                            Issuance of Certificates

2.01.      Conveyance of Mortgage Loans to Trustee.......................II-1
2.02.      Acceptance of Mortgage Loans by Trustee.......................II-3
2.03.      Assignment of Interest in the Mortgage Loan Purchase
           Agreement.....................................................II-4
2.04.      Substitution of Mortgage Loans................................II-6
2.05.      Issuance of Certificates......................................II-7
2.06.      Representations and Warranties Concerning the Seller..........II-7

           ARTICLE III Administration and Servicing of Mortgage Loans

3.01.      Servicer......................................................III-1
3.02.      REMIC-Related Covenants.......................................III-1
3.03.      Additional Information........................................III-2
3.04.      UCC...........................................................III-2

                               ARTICLE IV Accounts

4.01.      Certificate Account...........................................IV-1
4.02.      Permitted Withdrawals and Transfers from the Certificate
           Account.......................................................IV-2

                             ARTICLE V Certificates

5.01.      Certificates..................................................V-1
5.02.      Registration of Transfer and Exchange of
           Certificates..................................................V-4
5.03.      Mutilated, Destroyed, Lost or Stolen
           Certificates..................................................V-8
5.04.      Persons Deemed Owners.........................................V-8
5.05.      Transfer Restrictions on Residual Certificates................V-9
5.06.      Restrictions on Transferability of Private Certificates.......V-10
5.07.      ERISA Restrictions............................................V-10
5.08.      Rule 144A Information.........................................V-11

                    ARTICLE VI Payments to Certificateholders

6.01.      Distributions on the Certificates.............................VI-1
6.02.      Allocation of Losses..........................................VI-3
6.03.      Payments......................................................VI-5
6.04.      Statements to Certificateholders..............................VI-5
6.05.      Monthly Advances..............................................VI-7

                           ARTICLE VII Indemnification

7.01.      Indemnification of the Trustee................................VII-1

                              ARTICLE VIII Default

8.01.      Events of Default.............................................VIII-1
8.02.      Trustee to Act; Appointment of Successor......................VIII-1
8.03.      Notification to Certificateholders............................VIII-2
8.04.      Waiver of Defaults............................................VIII-2
8.05.      List of Certificateholders....................................VIII-2

                        ARTICLE IX Concerning the Trustee

9.01.      Duties of Trustee...............................................IX-1
9.02.      Certain Matters Affecting the Trustee...........................IX-2
9.03.      Trustee Not Liable for Certificates or Mortgage Loans...........IX-4
9.04.      Trustee May Own Certificates....................................IX-4
9.05.      Trustee's Fees and Expenses.....................................IX-5
9.06.      Eligibility Requirements for Trustee............................IX-5
9.07.      Insurance.......................................................IX-5
9.08.      Resignation and Removal of the  Trustee.........................IX-5
9.09.      Successor Trustee...............................................IX-6
9.10.      Merger or Consolidation of Trustee..............................IX-6
9.11.      Appointment of Co-Trustee or Separate Trustee...................IX-7
9.12.      Federal Information Returns and Reports to
           Certificateholders..............................................IX-8

                              ARTICLE X Termination

10.01.     Termination Upon Repurchase by the Seller or its
           Designee or Liquidation of the  Mortgage Loans...................X-1
10.02      Additional Termination Requirements..............................X-3

                       ARTICLE XI Miscellaneous Provisions

11.01.     Intent of Parties...............................................XI-1
11.02.     Amendment.......................................................XI-1
11.03.     Recordation of Agreement........................................XI-2
11.04.     Limitation on Rights of Certificateholders......................XI-2
11.05.     Acts of Certificateholders......................................XI-3
11.06.     Governing Law...................................................XI-4
11.07.     Notices.........................................................XI-4
11.08.     Severability of Provisions......................................XI-4
11.09.     Successors and Assigns..........................................XI-4
11.10.     Article and Section Headings....................................XI-5
11.11.     Counterparts....................................................XI-5
11.12      Notice to Rating Agencies.......................................XI-5


                                    EXHIBITS

Exhibit A-1    -    Form of Face of Certificates
Exhibit A-2    -    Form of Reverse of Certificates
Exhibit B      -    Mortgage Loan Schedule
Exhibit C      -    Representations and Warranties of BSMCC Concerning
                       the Mortgage Loans
Exhibit D      -    Request for Release of Documents
Exhibit E      -    Form of Affidavit pursuant to Section 860E(e)(4)
Exhibit F-1    -    Form of Investment Letter
Exhibit F-2    -    Form of Rule 144A and Related Matters Certificate
Exhibit G      -    Form of  Initial Certification
Exhibit H      -    Form of Final Certification
Exhibit J      -    List of Mortgage Loans for which Mortgage Notes are Lost

                         POOLING AND SERVICING AGREEMENT


     Pooling and Servicing Agreement dated as of April 1, 1998, among Bear Stearns Mortgage Securities Inc., a Delaware corporation, as the seller (the "Seller"), and Norwest Bank Minnesota, National Association, a national banking association, not in its individual capacity but solely as trustee (the "Trustee").


                              PRELIMINARY STATEMENT

     On or prior to the Closing Date, the Seller has acquired the Mortgage Loans from Bear Stearns Mortgage Capital Corporation ("BSMCC"). On the Closing Date, the Seller will sell the Mortgage Loans and certain other property to the Trust Fund and receive in consideration therefor Certificates evidencing the entire beneficial ownership interest in the Trust Fund.

     The Trustee on behalf of the Trust shall make an election for the assets constituting REMIC III to be treated for federal income tax purposes as a REMIC. On the Startup Day, all the Classes of REMIC III Regular Certificates will be designated "regular interests" in such REMIC and the Class R-3 Certificate will be designated the "residual interests" in such REMIC.

     The Trustee on behalf of the Trust shall make an election for the assets constituting REMIC II to be treated for federal income tax purposes as a REMIC. On the Startup Day, all the Classes of REMIC II Regular Certificates will be designated "regular interests" in such REMIC and the Class R-2 Certificates will be designated the "residual interests" in such REMIC.

     The Trustee on behalf of the Trust shall make an election for the assets constituting REMIC I to be treated for federal income tax purposes as a REMIC. On the Startup Day, all the Classes of Certificates except for the Residual Certificates will be designated "regular interests" in such REMIC and the Class R-1 Certificates will be designated the "residual interests" in such REMIC.

     The Mortgage Loans will have an Outstanding Principal Balance as of the Cut-off Date, after deducting all Scheduled Principal due on or before the Cut-off Date, of $139,948,200. The initial principal amount of the Certificates will not exceed such Outstanding Principal Balance.

     In consideration of the mutual agreements herein contained, the Seller and the Trustee agree as follows:

                                    ARTICLE I

                                   Definitions

     Whenever used in this Agreement, the following words and phrases, unless otherwise expressly provided or unless the context otherwise requires, shall have the meanings specified in this Article.

     ACCOUNT: The Certificate Account (including each subaccount thereof) and the Protected Accounts as the context may require.

     ACCRUED CERTIFICATE INTEREST: For any Certificate for any Distribution Date, the interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Current Principal Amount of such Certificate immediately prior to such Distribution Date, calculated on the basis of a 360-day year consisting of twelve 30-day months, less (i) in the case of a Senior Certificate, such Certificate's share of any Net Interest Shortfall and the interest portion of any Excess Losses and, after the applicable Cross-Over Date, the interest portion of any Realized Losses and (ii) in the case of a Subordinate Certificate, such Certificate's share of any Net Interest Shortfall and the interest portion of any Realized Losses.

     ADJUSTMENT AMOUNT: For each anniversary of the Cut-off Date, the "Adjustment Amount" shall be equal to the amount, if any, by which the applicable Special Hazard Loss Amount (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the lesser of (A) an amount calculated by the Depositor and approved by each of S&P and DCR, which amount shall not be less than $500,000, and (B) the greater of (x) 1.0% (or if greater than 1.0%, the highest percentage of Mortgage Loans by principal balance secured by Mortgaged Properties in any California zip code) of the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary and (y) twice the outstanding principal balance of the Mortgage Loan which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary.

     AFFILIATE: As to any Person, any other Person controlling, controlled by or under common control with such Person. "Control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise. "Controlled" and "Controlling" have meanings correlative to the foregoing. The Trustee may conclusively presume that a Person is not an Affiliate of another Person unless a Responsible Officer of the Trustee has actual knowledge to the contrary.

     AGREEMENT: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

     ALLOCABLE SHARE: With respect to each Class of Subordinate Certificates:

          (a) as to any Distribution Date and amounts distributable pursuant to clauses (i) and (iii) of the applicable Subordinate Optimal Principal Amount, the fraction, expressed as a percentage, the numerator of which is the Current Principal Amount of such Class and the denominator of which is the aggregate Current Principal Amount of all Classes of the Subordinate Certificates; and

          (b) as to any Distribution Date and amounts distributable pursuant to clauses (ii), (iv) and (v) of the applicable Subordinate Optimal Principal Amount, and as to each Class of Subordinate Certificates (other than the Class of Subordinate Certificates having the lowest numerical designation as to which the Class Prepayment Distribution Trigger shall not be applicable) for which (x) the related Class Prepayment Distribution Trigger has been satisfied on such Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Current Principal Amount of such Class and the denominator of which is the aggregate Current Principal Amount of all such Classes of Subordinate Certificates and (y) the related Class Prepayment Distribution Trigger has not been satisfied on such Distribution Date, 0%; provided that if on a Distribution Date, the Current Principal Amount of any Class of Subordinate Certificates for which the related Class Prepayment Distribution Trigger was satisfied on such Distribution Date is reduced to zero, any amounts distributed pursuant to this clause (b), to the extent of such Class's remaining Allocable Share, shall be distributed to the remaining Classes of Subordinate Certificates which satisfy the related Class Prepayment Distribution Trigger and to the Subordinate Class having the lowest numerical designation in reduction of their respective Current Principal Amounts in the order of their numerical Class designations.

     APPLICABLE CREDIT RATING: A credit rating of AAA, in the case of S&P or a rating of AAA, in the case of DCR, for any long-term deposit or security or a rating of A-1+, in the case of S&P, or Duff 1+ in the case of DCR, for any short-term deposit or security.

     APPLICABLE STATE LAW: For purposes of Section 9.12(d), the Applicable State Law shall be (a) the law of the State of New York and (b) such other state law whose applicability shall have been brought to the attention of the Trustee by either (i) an Opinion of Counsel reasonably acceptable to the Trustee delivered to it by any Servicer or the Seller, or (ii) written notice from the appropriate taxing authority as to the applicability of such state law.

     ASSUMED FINAL DISTRIBUTION DATE: January 25, 2007 for Class A-3, March 25, 2008 for Class A-1 and December 25, 2008 for the other Classes of Certificates.

     AVAILABLE FUNDS: With respect to any Distribution Date, an amount equal to the aggregate of the following amounts with respect to the Mortgage Loans: (a) all previously undistributed payments on account of principal (including the principal portion of Scheduled Payments, Principal Prepayments and the principal portion of Net Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-off Date and on or prior to the related Determination Date, (b) any Monthly Advances and Compensating Interest Payments by a Servicer with respect to such Distribution Date and (c) any reimbursed amount in connection with losses on investments of deposits in an Account, except:

          (i) all payments that were due on or before the Cut-off Date;

          (ii) all Principal Prepayments and Liquidation Proceeds received after the applicable Prepayment Period;

          (iii) all payments, other than Principal Prepayments, that represent early receipt of Scheduled Payments due on a date or dates subsequent to the related Due Date;

          (iv) amounts received on particular Mortgage Loans as late payments of principal or interest and respecting which, and to the extent that, there are any unreimbursed Monthly Advances;

          (v) amounts of Monthly Advances determined to be Nonrecoverable Advances; and

          (vi) any investment earnings on amounts on deposit in the Certificate Account and amounts permitted to be withdrawn from the Certificate Account in accordance with the provisions of a Servicing Agreement.

     BA: Bank of America, FSB, or its successors in interest.

     BA MORTGAGE LOANS: The Mortgage Loans that were sold to BSMSI pursuant to the BA Servicing Agreement as indicated on the Mortgage Loan Schedule.

     BA SERVICING AGREEMENT: The Seller's Warranties and Servicing Agreement dated effective November 1, 1993 between FBS , as Seller and Master Servicer and Salomon Brothers Realty Corp., as Purchaser, (i) as assigned by FBS as Master Servicer to BA pursuant to a Servicing Rights Purchase and Sale Agreement dated as of February 24, 1996 between BA and FBS, and (ii) as assigned by the initial Purchaser to Dime pursuant to an Assignment, Assumption and Recognition Agreement dated November 1, 1993, among Dime, FBS and the initial Purchaser, and
(iii) as assigned by Dime to BSMCC and amended pursuant to an Assignment, Assumption and Recognition Agreement dated April 29, 1998, among Dime, BSMCC and BA, and (iv) as assigned by BSMCC to BSMSI, and by BSMSI to the Trustee, pursuant to an Assignment, Assumption and Recognition Agreement dated April 30, 1998, among BSMCC, BSMSI, the Trustee and BA.

     BANKRUPTCY CODE: The United States Bankruptcy Code, as amended as codified in 11 U.S.C. ss.ss. 101-1330.

     BANKRUPTCY COVERAGE TERMINATION DATE: The Distribution Date upon which the Bankruptcy Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier).

     BANKRUPTCY LOSS: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction, as reported by the applicable Servicer.

     BANKRUPTCY LOSS AMOUNT: An amount equal to approximately $100,000, as reduced by the aggregate amount of Bankruptcy Losses since the Cut-off Date. As of any Determination Date, the Bankruptcy Loss Amount shall equal the Bankruptcy Loss Amount on the immediately preceding Determination Date as reduced by the aggregate amount of Bankruptcy Losses since such preceding Determination Date.

     The Bankruptcy Loss Amount may be further reduced by the Seller (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Seller shall obtain written confirmation from each Rating Agency that such reduction shall not adversely affect the then-current rating assigned to the related Classes of Certificates by such Rating Agency and shall provide a copy of such written confirmation to the Trustee.

     BOOK-ENTRY CERTIFICATES: Initially, all Classes of Certificates other than the Private Certificates and the Residual Certificates.

     BSMCC: Bear Stearns Mortgage Capital Corporation.

     BUSINESS DAY: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which the New York Stock Exchange is closed or on which banking institutions in New York City or in the jurisdiction in which the Trustee or applicable Servicer is authorized or obligated by law or executive order to be closed.

     CERTIFICATE: Any mortgage pass-through certificate evidencing a beneficial ownership interest in the Trust Fund signed and countersigned by the Trustee in substantially the forms annexed hereto as Exhibit A-1 and A-2, with the blanks therein appropriately completed.

     CERTIFICATE ACCOUNT: The trust account or accounts created and maintained pursuant to Section 4.02, which shall be denominated "Norwest Bank Minnesota, National Association, as Trustee f/b/o holders of Bear Stearns Mortgage Securities Inc. Mortgage Pass-Through Certificates, Series 1998-5 - Certificate Account."

     CERTIFICATE OWNER: Any Person who is the beneficial owner of a Certificate registered in the name of the Depository or its nominee.

     CERTIFICATE REGISTER: The register maintained pursuant to Section 5.02.

     CERTIFICATEHOLDER: A Holder of a Certificate.

     CHASE: Chase Manhattan Mortgage Corporation, or its successors in interest.

     CHASE MORTGAGE LOANS: The Mortgage Loans that were sold to BSMSI pursuant to the Chase Servicing Agreement as indicated on the Mortgage Loan Schedule.

     CHASE SERVICING AGREEMENT: The Seller's Warranties and Servicing Agreement dated as of October 20, 1993, between Goldman Sachs Mortgage Company, as Purchaser, and Chemical as Seller and Master Servicer, (i) as assigned with respect to the servicing by Chemical to Chase, and (ii) as assigned by the initial Purchaser to Dime pursuant to an Assignment, Assumption and Recognition Agreement, dated October 29, 1993, among Dime, Chemical and the initial Purchaser, and (iii) as assigned by Dime to BSMCC and amended pursuant to an Assignment, Assumption and Recognition Agreement dated April 29, 1998 among Dime, BSMCC and Chemical, and (iv) as assigned by BSMCC to BSMSI, and by BSMSI to the Trustee, pursuant to an Assignment, Assumption and Recognition Agreement dated April 30, 1998 among BSMCC, BSMSI, the Trustee and Chemical.

     CHEMICAL : The Chase Manhattan Bank, as successor to Chemical Bank.

     CLASS: With respect to the Certificates, A-1, A-2, A-3, A-4, B-1, B-2, B-3, B-4, B-5, B-6, R-1, R-2 and R-3.

     CLASS PREPAYMENT DISTRIBUTION TRIGGER: For a Class of Subordinate Certificates for any Distribution Date, the Class Prepayment Distribution Trigger is satisfied if the fraction (expressed as a percentage), the numerator of which is the aggregate Current Principal Amount of such Class and each Class of Subordinate Certificates subordinate thereto, if any, and the denominator of which is the Scheduled Principal Balance of all of the Mortgage Loans as of the related Due Date, equals or exceeds such percentage calculated as of the Closing Date.

     CLOSING DATE: April 30, 1998.

     CODE: The Internal Revenue Code of 1986, as amended.

     COMPENSATING INTEREST PAYMENTS: The Master Servicing Fee with respect to the BA Mortgage Loans and the Servicing Fee with respect to the Chase Mortgage Loans.

     COOPERATIVE: A corporation that has been formed for the purpose of cooperative apartment ownership.

     COOPERATIVE ASSETS: Shares issued by Cooperatives, the related Lease and any other collateral securing the Cooperative Loans.

     COOPERATIVE BUILDING: The building and other property owned by a Cooperative.

     COOPERATIVE LOAN: The indebtedness of a Mortgagor evidenced by a Mortgage Note which is secured by Cooperative Assets and which is being sold to the Purchaser pursuant to this Agreement, the Mortgage Loans so sold being identified in the Final Mortgage Loan Schedule.

     COOPERATIVE UNIT: A specific dwelling unit in a Cooperative Building as to which exclusive occupancy rights have been granted pursuant to a Lease.

     CORPORATE TRUST OFFICE: The office of the Trustee at which at any particular time its corporate trust business is administered, which office, at the date of the execution of this Agreement, is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55749.

     CROSS-OVER DATE: The first Distribution Date on which the aggregate Current Principal Amount of the Subordinate Certificates has been reduced to zero (giving effect to all distributions on such Distribution Date).

     CURRENT PRINCIPAL AMOUNT: With respect to any Certificate as of any Distribution Date, the initial principal amount of such Certificate, as reduced by (i) all amounts distributed on previous Distribution Dates on such Certificate with respect to principal, (ii) the principal portion of all Realized Losses allocated prior to such Distribution Date to such Certificate, taking account of the Loss Allocation Limitation and (iii) in the case of a Subordinate Certificate, such Certificate's pro rata share, if any, of the applicable Subordinate Certificate Writedown Amount for previous Distribution Dates. With respect to any Class of Certificates, the Current Principal Amount thereof will equal the sum of the Current Principal Amounts of all Certificates in such Class. Notwithstanding the foregoing, solely for purposes of giving consents, directions, waivers, approvals, requests and notices, the Class R-1, Class R-2 and Class R-3 Certificates after the Distribution Date on which they receive the distribution of the last dollar of their original principal amount shall be deemed to have a Current Principal Amount equal to their Current Principal Amount on the day immediately preceding such Distribution Date.

     CUT-OFF DATE: April 1, 1998.

     CUT-OFF DATE BALANCE: $139,948,200.

     DCR: Duff & Phelps Credit Rating Co., or its successors in interest.

     DEBT SERVICE REDUCTION: Any reduction of the Scheduled Payments which a Mortgagor is obligated to pay with respect to a Mortgage Loan as a result of any proceeding under the Bankruptcy Code or any other similar state law or other proceeding.

     DEBTOR RELIEF LAWS: Any applicable liquidation, conservatorship, receivership, bankruptcy, insolvency, rearrangement, moratorium, reorganization, or similar debtor relief laws affecting the rights of creditors generally from time to time in effect.

     DEFICIENT VALUATION: With respect to any Mortgage Loan, a valuation of the Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code or any other similar state law or other proceeding.

     DEPOSITORY: The Depository Trust Company, the nominee of which is Cede & Co., or any successor thereto.

     DEPOSITORY AGREEMENT: The meaning specified in Subsection 5.01(a) hereof.

     DEPOSITORY PARTICIPANT: A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     DESIGNATED DEPOSITORY INSTITUTION: A depository institution (commercial bank, federal savings bank mutual savings bank or savings and loan association) or trust company (which may include the Trustee), the deposits of which are fully insured by the FDIC to the extent provided by law.

     DETERMINATION DATE: The Determination Date as defined in the applicable Servicing Agreement.

     DIME: The Dime Savings Bank of New York, FSB.

     DIME SALE AGREEMENT: The Mortgage Loan Purchase Agreement (Servicing Retained) dated as of April 29, 1998 between Dime and BSMCC, pursuant to which BSMCC purchased the BA Mortgage Loans and the Chase Mortgage Loans, as amended or supplemented from time to time.

     DISTRIBUTION DATE: The 25th day of any month, beginning in the month immediately following the month of the Closing Date, or, if such 25th day is not a Business Day, the Business Day immediately following.

     DTC CUSTODIAN: Norwest Bank Minnesota, National Association, or its successors in interest as custodian for the Depository.

     DUE DATE: With respect to each Mortgage Loan, the date in each month on which its Scheduled Payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month.

     DUE PERIOD: With respect to any Distribution Date, the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending at the close of business on the first day of the month in which the Distribution Date occurs.

     ERISA: The Employee Retirement Income Security Act of 1974, as amended.

     EVENT OF DEFAULT: An event of default described in the applicable Servicing Agreement.

     EXCESS BANKRUPTCY LOSSES: Any Bankruptcy Loss occurring after the Bankruptcy Coverage Termination Date.

     EXCESS FRAUD LOSSES: Any Fraud Loss occurring after the Fraud Coverage Termination Date.

     EXCESS LOSSES: Means, collectively, Excess Bankruptcy Losses, Excess Fraud Losses and Excess Special Hazard Losses.

     EXCESS SERVICING FEE: The Excess Servicing Fee with respect to each Chase Mortgage Loan will be the rate set forth on Exhibit B.

     EXCESS SPECIAL HAZARD LOSSES: Any Special Hazard Losses occurring after the Special Hazard Termination Date.

     FDIC: Federal Deposit Insurance Corporation or any successor thereto.

     FNMA: Federal National Mortgage Association or any successor thereto.

     FRACTIONAL UNDIVIDED INTEREST: With respect to any Class of Certificates, the fractional undivided interest evidenced by any Certificate of such Class the numerator of which is the Current Principal Amount of such Certificate and the denominator of which is the Current Principal Amount of such Class. With respect to the Certificates in the aggregate, the fractional undivided interest evidenced by (i) a Class R-1, Class R-2 or Class R-3 Certificate will be deemed to equal 1% multiplied by a fraction the numerator of which is the Current Principal Amount of such Certificate and the denominator of which is the aggregate Current Principal Amount of such respective Class and (ii) a Certificate of any other Class will be deemed to equal 97% multiplied by a fraction, the numerator of which is the Current Principal Amount of such Certificate and the denominator of which is the Current Principal Amount of all the Certificates.

     FRAUD COVERAGE TERMINATION DATE: The Distribution Date upon which the applicable Fraud Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier).

     FRAUD LOSS: Any Realized Loss attributable to fraud in the origination of the related Mortgage Loan, as reported by the applicable Servicer.

     FRAUD LOSS AMOUNT: Upon the initial issuance of the Certificates, the "Fraud Loss Amount" will equal 1.0% of the aggregate Scheduled Principal Balances of the Mortgage Loans, as of the Cut-off Date (or approximately, $1,399,482). As of any Distribution Date prior to the first anniversary of the Cut-off Date, the Fraud Loss Amount will equal the initial Fraud Loss Amount, minus the aggregate amount of Fraud Losses that would have been allocated to the Subordinate Certificates in the absence of the Loss Allocation Limitation since the Cut-off Date. As of any Distribution Date from the first through the second anniversaries of the Cut-off Date, the Fraud Loss Amount will equal (1) the lesser of (a) the applicable Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1.0% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the Fraud Losses that would have been allocated to the Subordinate Certificates in the absence of the applicable Loss Allocation Limitation since the most recent anniversary of the Cut-off Date. As of any Distribution Date after the second and through the fifth anniversary of the Cut-off Date, the Fraud Loss Amount will equal (i) the lesser of (a) the applicable Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 0.50% of the aggregate outstanding principal balance of all Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (ii) the Fraud Losses that would have been allocated to the Subordinate Certificates in the absence of the applicable Loss Allocation Limitation since the most recent anniversary of the Cut-off Date. After the fifth anniversary of the Cut-off Date, the Fraud Loss Amount shall be zero.

     FREDDIE MAC: Freddie Mac, formerly the Federal Home Loan Mortgage Corporation, or any successor thereto.

     GLOBAL CERTIFICATE: Any Private Certificate registered in the name of the Depository or its nominee, beneficial interests in which are reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such depository).

     HOLDER: The Person in whose name a Certificate is registered in the Certificate Register, except that, subject to Subsections 11.02(b) and 11.05(e), solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Seller, any Servicer or the Trustee or any Affiliate thereof shall be deemed not to be outstanding and the Fractional Undivided Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Fractional Undivided Interests necessary to effect any such consent has been obtained.

     INDEMNIFIED PERSONS: The Trustee, its officers, directors, agents and employees and any separate Co-trustee and its officers, directors, agents and employees.

     INDEPENDENT: When used with respect to any specified Person, this term means that such Person (a) is in fact independent of the Seller, any Servicer and of any Affiliate of the Seller or any Servicer, (b) does not have any direct financial interest or any material indirect financial interest in the Seller or any Servicer or any Affiliate of the Seller or any Servicer and (c) is not connected with the Seller or any Servicer or any Affiliate as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     INDIVIDUAL CERTIFICATE: Any Private Certificate registered in the name of the Holder other than the Depository or its nominee.

     INSTITUTIONAL ACCREDITED INVESTOR: Any Person meeting the requirements of Rule 501 (a)(1), (2), (3) or (7) of Regulation D under the Securities Act or any entity all of the equity holders in which come within such paragraphs.

     INSURANCE POLICY: With respect to any Mortgage Loan, any Primary Mortgage Insurance Policy, standard hazard insurance policy, flood insurance policy or title insurance policy.

     INSURANCE PROCEEDS: Amounts paid by the insurer under any Insurance Policy covering any Mortgage Loan or Mortgaged Property other than amounts required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note or Security Instrument and other than amounts used to repair or restore the Mortgaged Property or to reimburse Insured Expenses.

     INTEREST ACCRUAL PERIOD: With respect to each Distribution Date, for each Class of Certificates, the calendar month preceding the month in which the Distribution Date occurs, commencing in April 1998.

     INTEREST SHORTFALL: With respect to any Distribution Date and each Mortgage Loan that during the related Prepayment Period was the subject of a Voluntary Principal Prepayment, or constitutes a Relief Act Mortgage Loan, an amount determined as follows:

          (a) Partial principal prepayments: The difference between (i) one month's interest at the applicable Net Rate on the amount of such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Rate) received at the time of such prepayment;

          (b) Principal prepayments in full received during the relevant Prepayment Period: The difference between (i) one month's interest at the applicable Net Rate on the Scheduled Principal Balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net
     Rate) received at the time of such prepayment; and

          (c) Relief Act Mortgage Loans: As to any Relief Act Mortgage Loan, the excess of (i) 30 days' interest (or, in the case of a principal prepayment in full, interest to the date of prepayment) on the Scheduled Principal Balance thereof (or, in the case of a principal prepayment in part, on the amount so prepaid) at the related Net Rate over (ii) 30 days' interest (or, in the case of a principal prepayment in full, interest to the date of prepayment) on such Scheduled Principal Balance (or, in the case of a Principal Prepayment in part, on the amount so prepaid) at the Net Rate required to be paid by the Mortgagor as limited by application of the Relief Act.

     INVESTMENT LETTER: The letter to be furnished by each Institutional Accredited Investor which purchases any Class of Certificates in connection with such purchase, substantially in the form set forth as Exhibit F-1 hereto.

     LIQUIDATED MORTGAGE LOAN: Any defaulted Mortgage Loan as to which the Servicer has determined that all amounts it expects to recover from or on account of such Mortgage Loan have been recovered.

     LIQUIDATION DATE: With respect to any Liquidated Mortgage Loan, the date on which the related Servicer has certified that such Mortgage Loan has become a Liquidated Mortgage Loan.

     LIQUIDATION EXPENSES: With respect to a Mortgage Loan in liquidation, unreimbursed expenses paid or incurred by or for the account of the related Servicer and not recovered by the Servicer under any Primary Mortgage Insurance Policy for reasons other than the Servicer's failure to ensure the maintenance of or compliance with a Primary Mortgage Insurance Policy, such expenses including (a) property protection expenses, (b) property sales expenses, (c) foreclosure and sale costs, including court costs and reasonable attorneys' fees, and (d) similar expenses reasonably paid or incurred in connection with liquidation.

     LIQUIDATION PROCEEDS: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through trustee's sale, foreclosure sale, Insurance Proceeds, condemnation proceeds or otherwise.

     LOAN-TO-VALUE RATIO: The fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the Original Value of the related Mortgaged Property.

     LOSS ALLOCATION LIMITATION: The meaning specified in Section 6.02 hereof.

     MASTER SERVICING FEE: As to any Mortgage Loan and Distribution Date, an amount equal to the product of (i) the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the preceding calendar month and (ii) the Master Servicing Fee Rate.

     MASTER SERVICING FEE RATE: The Master Servicing Fee for each BA Mortgage Loan will be 0.125% per annum.

     MONTHLY ADVANCE: An advance of principal or interest required to be made by a Servicer pursuant to its Servicing Agreement or BSMCC pursuant to Section 6.05.

     MORTGAGE FILE: The mortgage documents listed in Section 2.01(b) pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

     MORTGAGE INTEREST RATE: The annual rate at which interest accrues from time to time on any Mortgage Loan pursuant to the related Mortgage Note, which rate is equal to the "Mortgage Interest Rate" set forth with respect thereto on the Mortgage Loan Schedule.

     MORTGAGE LOAN: A mortgage loan (including Cooperative Loans) transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.04 and held as a part of the Trust Fund, as identified in the Mortgage Loan Schedule, including a mortgage loan the property securing which has become an REO Property.

     MORTGAGE LOAN PURCHASE AGREEMENT: The Mortgage Loan Purchase Agreement dated as of April 30, 1998, between BSMCC, as seller, and Bear Stearns Mortgage Securities Inc., as purchaser, and all amendments thereof and supplements thereto.

     MORTGAGE LOAN SCHEDULE: The schedule, attached hereto as Exhibit B with respect to the Mortgage Loans and as amended from time to time to reflect the repurchase or substitution of Mortgage Loans pursuant to this Agreement.

     MORTGAGE NOTE: The originally executed note or other evidence of the indebtedness of a Mortgagor under the related Mortgage Loan.

     MORTGAGED PROPERTY: Land and improvements securing the indebtedness of a Mortgagor under the related Mortgage Loan or, in the case of REO Property, such REO Property.

     MORTGAGOR: The obligor on a Mortgage Note.

     NET INTEREST SHORTFALL: With respect to any Distribution Date, the Interest Shortfall, if any, for such Distribution Date net of Compensating Interest Payments made with respect to such Distribution Date.

     NET LIQUIDATION PROCEEDS: As to any Liquidated Mortgage Loan, Liquidation Proceeds net of (i) Liquidation Expenses which are payable therefrom to the related Servicer in accordance with the related Servicing Agreement or this Agreement and (ii) unreimbursed advances by the related Servicer and Monthly Advances.

     NET RATE: With respect to each Mortgage Loan, the Mortgage Interest Rate in effect from time to time less the Servicing Fee and the Master Servicing Fee for the BA Mortgage Loans and the Servicing Fee and the Excess Servicing Fee for the Chase Mortgage Loans (in each case, expressed as a per annum rate).

     NONRECOVERABLE ADVANCE: Any advance (i) which was previously made or is proposed to be made by a Servicer or BSMCC and (ii) which, in the good faith judgment of such Servicer or BSMCC, will not or, in the case of a proposed advance, would not, be ultimately recoverable by the Servicer or BSMCC from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such advance was made.

     OFFERED CERTIFICATE: Any Class A-1, Class A-2, Class A-3, Class A-4, Class B-1, Class B-2, Class B-3, Class R-1, Class R-2, and Class R-3 Certificate.

     OFFERED SUBORDINATE CERTIFICATES: The Class B-1, Class B-2 and Class B-3 Certificates.

     OPINION OF COUNSEL: A written opinion of counsel who is or are acceptable to the Trustee and who, unless required to be Independent (an "Opinion of Independent Counsel"), may be internal counsel for a Servicer or the Seller.

     ORIGINAL SUBORDINATE PRINCIPAL BALANCE: The sum of the aggregate Current Principal Amounts of each Class of Subordinate Certificates as of the Cut-off Date.

     ORIGINAL VALUE: The sales price of a Mortgaged Property at the time of origination of a Mortgage Loan.

     OUTSTANDING MORTGAGE LOAN: With respect to any Due Date, a Mortgage Loan which, prior to such Due Date, was not the subject of a Principal Prepayment in full, did not become a Liquidated Mortgage Loan and was not purchased or replaced.

     OUTSTANDING PRINCIPAL BALANCE: As of the time of any determination, the principal balance of a Mortgage Loan remaining to be paid by the Mortgagor, or, in the case of an REO Property, the principal balance of the related Mortgage Loan remaining to be paid by the Mortgagor at the time such property was acquired by the Trust Fund less any Net Insurance Proceeds with respect thereto to the extent applied to principal.

     PASS-THROUGH RATE: As to each Class of Certificates, the rate of interest determined as provided with respect thereto, in Section 5.01(d). Any monthly calculation of interest at a stated rate shall be based upon annual interest at such rate divided by twelve.

     PERMITTED INVESTMENTS: Any one or more of the following obligations or securities held in the name of the Trustee for the benefit of the Certificateholders:

          (i) direct obligations of, and obligations the timely payment of which are fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

          (ii) (a) demand or time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (including the Trustee acting in its commercial banking capacity) and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term debt rating and/or the long-term unsecured debt obligations of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the Applicable Credit Rating or better from each Rating Agency and (b) any other demand of time deposit or certificate of deposit that is fully insured by the Federal Deposit Insurance Corporation;

          (iii) repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause
     (ii)(a) above where the Trustee holds the security therefor;

          (iv) securities bearing interest or sold at a discount issued by any corporation (including the Trustee) incorporated under the laws of the United States of America or any state thereof that have the Applicable Credit Rating or better from each Rating Agency at the time of such investment or contractual commitment providing for such investment; PROVIDED, HOWEVER, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust to exceed 10% of the aggregate Outstanding Principal Balances and amounts of all the Mortgage Loans and Permitted Investments held as part of the Trust;

          (v) commercial paper (including both noninterest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) having the Applicable Credit Rating or better from each Rating Agency at the time of such investment;

          (vi) a Reinvestment Agreement issued by any bank, insurance company or other corporation or entity;

          (vii) any other demand, money market or time deposit, obligation, security or investment as may be acceptable to each Rating Agency as evidenced in writing by each Rating Agency to the Trustee; and

          (viii) any money market or common trust fund having the Applicable Credit Rating or better from each Rating Agency, including any such fund for which the Trustee or any affiliate of the Trustee acts as a manager or an advisor; PROVIDED, HOWEVER, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such instrument or security is purchased at a price greater than par.

     PERSON: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     PHYSICAL CERTIFICATES: The Residual Certificates and the Private Certificates.

     PREPAYMENT PERIOD: With respect to any Mortgage Loan and any Distribution Date, the calendar month preceding the month of such Distribution Date.

     PRIMARY MORTGAGE INSURANCE POLICY: Any primary mortgage guaranty insurance policy issued in connection with a Mortgage Loan which provides compensation to a Mortgage Note holder in the event of default by the obligor under such Mortgage Note or the related Security Instrument, or any replacement policy therefor.

     PRINCIPAL PREPAYMENT: Any payment (whether partial or full) or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and the purchase price in connection with any purchase of a Mortgage Loan, any cash deposit in connection with the substitution of a Mortgage Loan, and the principal portion of Net Liquidation Proceeds.

     PRIVATE CERTIFICATES: Any Class B-4, Class B-5 and Class B-6 Certificates.

     PROTECTED ACCOUNT: An account established and maintained for the benefit of Certificateholders by any Servicer with respect to the Mortgage Loans and with respect to REO Property in accordance with the Servicing Agreement.

     QIB: A Qualified Institutional Buyer as defined in Rule 144A promulgated under the Securities Act.

     QUALIFIED INSURER: Any insurance company duly qualified as such under the laws of the state or states in which the related Mortgaged Property or Mortgaged Properties is or are located, duly authorized and licensed in such state or states to transact the type of insurance business in which it is engaged and approved as an insurer by the Servicer, so long as the claims paying ability of which is acceptable to the Rating Agencies for pass-through certificates having the same rating as the Certificates rated by the Rating Agencies as of the Closing Date.

     RATING AGENCIES: S&P and DCR.

     REALIZED LOSS: Any (i) Deficient Valuation or (ii) as to any Liquidated Mortgage Loan, (x) the Outstanding Principal Balance of such Liquidated Mortgage Loan plus accrued and unpaid interest thereon at the Mortgage Interest Rate through the last day of the month of such liquidation LESS (y) the related Net Liquidation Proceeds with respect to such Mortgage Loan.

     RECORD DATE: With respect to any Distribution Date, the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date.

     REINVESTMENT AGREEMENTS: One or more reinvestment agreements, acceptable to the Rating Agencies, from a bank, insurance company or other corporation or entity (including the Trustee).

     RELIEF ACT: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     RELIEF ACT MORTGAGE LOAN: Any Mortgage Loan as to which the Scheduled Payment thereof has been reduced due to the application of the Relief Act.

     REMIC: REMIC I, II or III.

     REMIC I: That group of assets contained in the Trust Fund designated as a REMIC consisting of the REMIC II and REMIC III Regular Certificates.

     REMIC II: That group of assets contained in the Trust Fund designated as a REMIC consisting of (i) the BA Mortgage Loans, (ii) the Certificate Account relating to the BA Mortgage Loans, (iii) any REO Property relating to the BA Mortgage Loans and (iv) any proceeds of the foregoing.

     REMIC II CERTIFICATES: The REMIC II Regular Certificates and the Class R-2 Certificates.

     REMIC II REGULAR CERTIFICATES: As defined in Section 5.01.

     REMIC III: That group of assets contained in the Trust Fund designated as a REMIC consisting of (i) the Chase Mortgage Loans, (ii) the Certificate Account relating to the Chase Mortgage Loans, (iii) any REO Property relating to the Chase Mortgage Loans and (iv) any proceeds of the foregoing.

     REMIC III CERTIFICATES: The REMIC III Regular Certificates and the Class R-3 Certificates.

     REMIC III REGULAR CERTIFICATES: As defined in Section 5.01.

     REMIC OPINION: An Opinion of Independent Counsel, to the effect that the proposed action described therein would not, under the REMIC Provisions, (i) cause any REMIC to fail to qualify as a REMIC while any regular interest in any REMIC is outstanding, (ii) result in a tax on prohibited transactions with respect to any REMIC or (iii) constitute a taxable contribution to any REMIC after the Startup Day.

     REMIC PROVISIONS: The provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of the Code, and related provisions and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

     REO PROPERTY: A Mortgaged Property acquired in the name of the Trustee, for the benefit of Certificateholders, by foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

     REPURCHASE PRICE: With respect to any Mortgage Loan (or any property acquired with respect thereto) required to be repurchased pursuant to Article II an amount equal to the sum of (i) 100% of the Outstanding Principal Balance of such Mortgage Loan as of the date of repurchase (or if the related Mortgaged Property was acquired with respect thereto, 100% of the Outstanding Principal Balance at the date of the acquisition) plus (ii) accrued but unpaid interest on the Outstanding Principal Balance at the related Mortgage Interest Rate, through and including the last day of the month of repurchase reduced by (ii) any advances payable to the purchaser of the Mortgage Loan.

     REQUEST FOR RELEASE: A request for release in the form attached hereto as Exhibit D.

     REQUIRED INSURANCE POLICY: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement with respect to such Mortgage Loan.

     RESIDUAL CERTIFICATES: The Class R-1, Class R-2 and Class R-3 Certificates.

     RESPONSIBLE OFFICER: Any officer assigned to the Corporate Trust Division (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement.

     RULE 144A CERTIFICATE: The certificate to be furnished by each purchaser of a Private Certificate (which is also a Physical Certificate) which is a Qualified Institutional Buyer as defined under Rule 144A promulgated under the Securities Act, substantially in the form set forth as Exhibit F-2 hereto.

     SCHEDULED PAYMENT: With respect to any Mortgage Loan and any month, the scheduled payment or payments of principal and interest due during such month on such Mortgage Loan which either is payable by a Mortgagor in such month under the related Mortgage Note or, in the case of REO Property, would otherwise have been payable under the related Mortgage Note.

     SCHEDULED PRINCIPAL: The principal portion of any Scheduled Payment.

     SCHEDULED PRINCIPAL BALANCE: With respect to any Mortgage Loan on any Distribution Date, (i) the unpaid principal balance of such Mortgage Loan as of the close of business on the related Due Date (i.e., taking account of the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period) less (ii) any Principal Prepayments (including the principal portion of Net Liquidation Proceeds) received during or prior to the related Prepayment Period; provided that the Scheduled Principal Balance of a Liquidated Mortgage Loan is zero.

     SECURITIES ACT: The Securities Act of 1933, as amended.

     SECURITIES LEGEND: "THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO
(A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFER AND/OR HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND/OR OPERATION OF THE TRUST AND ITS
ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95- 60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY DUTIES ON THE PART OF EITHER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION TO SUCH EFFECT BY OR ON BEHALF OF A HOLDER OF A PRIVATE CERTIFICATE.

     SECURITY INSTRUMENT: A written instrument creating a valid first lien on a Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage, deed of trust, deed to secure debt or security deed, including any riders or addenda thereto.

     SELLER: Bear Stearns Mortgage Securities Inc., a Delaware corporation, or its successors in interest.

     SENIOR CERTIFICATES: The Class A-1, A-2, A-3, A-4, R-1, R-2 and R-3 Certificates.

     SENIOR OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, without duplication, of:

          (i) the applicable Senior Percentage of all scheduled payments of principal allocated to the Scheduled Principal Balance due on each Outstanding Mortgage Loan on the related Due Date as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Principal Prepayments and the principal portion of Debt Service Reduction after the Bankruptcy Coverage Termination Date, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

          (ii) the applicable Senior Prepayment Percentage of all Voluntary Principal Prepayments in part received during the related Prepayment Period with respect to each Mortgage Loan, together with the applicable Senior Prepayment Percentage of the Scheduled Principal Balance of each Mortgage Loan which was the subject of a Voluntary Principal Prepayment in full during the related Prepayment Period;

          (iii) the lesser of (a) the applicable Senior Prepayment Percentage of the sum of (A) all Net Liquidation Proceeds, allocable to principal received in respect of each Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period (other than Mortgage Loans described in clause (B)) and (B) the Scheduled Principal Balance of each such Mortgage Loan purchased by an issuer from the Trustee during the related Prepayment Period, pursuant to the related Primary Mortgage Insurance Policy, if any, or otherwise; and (b) the applicable Senior Percentage of the sum of (A) the Scheduled Principal Balance of each Mortgage Loan which became a Liquidated Mortgage Loan during the related Prepayment Period (other than the Mortgage Loans described in clause (B)) and (B) the Scheduled Principal Balance of each such Mortgage Loan that was purchased by an issuer from the Trustee during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy, if any, or otherwise less (C) in the case of clause (b), the then applicable Senior Percentage of the principal portion of Excess Losses (other than Debt Service Reductions) on each Mortgage Loan incurred during the related Prepayment Period;

          (iv) the applicable Senior Prepayment Percentage of the Scheduled Principal Balance of each Mortgage Loan or REO Property which was purchased by BSMCC, Dime or a Servicer on such Distribution Date; and

          (v) the applicable Senior Prepayment Percentage of the excess, if any, of the Scheduled Principal Balance of a Mortgage Loan that has been replaced by BSMCC with a Substitute Mortgage Loan pursuant to Section 2.04 on such Distribution Date over the Scheduled Principal Balance of such Substitute Mortgage Loan.

     SENIOR PERCENTAGE: Initially 98.75%. On any Distribution Date, the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the aggregate Current Principal Amounts of all the Senior Certificates immediately preceding such Distribution Date by the aggregate Scheduled Principal Balance of the Mortgage Loans immediately preceding such Distribution Date.

     SENIOR PREPAYMENT PERCENTAGE: On any Distribution Date occurring during the periods set forth below, as follows:

      PERIOD (DATES INCLUSIVE)             SENIOR PREPAYMENT PERCENTAGE
------------------------------------------------------------------------------
May 25, 1998 - April 25, 2003               100%
May 25, 2003 - April 25, 2004               Senior Percentage plus 70% of the
                                            Subordinate Percentage
May 25, 2004 - April 25, 2005               Senior Percentage plus 60% of the
                                            Subordinate Percentage
May 25, 2005 - April 25, 2006               Senior Percentage plus 40% of the
                                            Subordinate Percentage
May 25, 2006 - April 25, 2007               Senior Percentage plus 20% of the
                                            Subordinate Percentage
May 25, 2007 and thereafter                 Senior Percentage

Notwithstanding the foregoing, if on any Distribution Date the Senior Percentage exceeds the Senior Percentage as of the Cut-Off Date, the Senior Prepayment Percentage for such Distribution Date will equal 100%. On the Distribution Date on which the Current Principal Amounts of the Senior Certificates are reduced to zero, the Senior Prepayment Percentage shall be the minimum percentage sufficient to effect such reduction and thereafter shall be zero.

In addition, no reduction of the Senior Prepayment Percentage shall occur on any Distribution Date unless, as of the last day of the month preceding such Distribution Date, (i) the aggregate Scheduled Principal Balance of Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and such Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Current Principal Amount of the Subordinate Certificates does not exceed 50% and (ii) cumulative Realized Losses on the Mortgage Loans do not exceed (a) 30% of the applicable Original Subordinate Principal Balance if such Distribution Date occurs between and including May 2003 and April 2004, (b) 35% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including May 2004 and April 2005, (c) 40% of the applicable Original Subordinate Principal Balance if such Distribution Date occurs between and including May 2005 and April 2006, (d) 45% of the applicable Original Subordinate Principal Balance if such Distribution Date occurs between and including May 2006 and April 2007, and (e) 50% of the applicable Original Subordinate Principal Balance if such Distribution Date occurs during or after May 2007.

     SERVICER: As of the Closing Date, (i) BA will be the Servicer of the BA Mortgage Loans, and (ii) Chase will be the Servicer of the Chase Mortgage Loans and, thereafter, their respective successors in interest who meet the qualifications pursuant to the related Servicing Agreement and this Agreement.

     SERVICER REMITTANCE DATE: With respect to the BA Mortgage Loans, the 20th day of each month, and, with respect to the Chase Mortgage Loans, the 18th day of each month, or if such respective day is not a Business Day, the following Business Day.

     SERVICING AGREEMENT: Any of the BA Servicing Agreement or the Chase Servicing Agreement.

     SERVICING FEE: As to any Mortgage Loan and Distribution Date, an amount equal to the product of (i) the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the preceding calendar month and (ii) the Servicing Fee Rate.

     SERVICING FEE RATE: The Servicing Fee for each BA Mortgage Loan will be 0.275% per annum, and the Servicing Fee for each Chase Mortgage Loan will be the rate set forth on Exhibit B.

     S&P: Standard & Poor's Ratings Services, a division of The McGraw Hill Companies Inc., or its successors in interest.

     SPECIAL HAZARD LOSS: (i) A Realized Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property under Section 3.10 and (b) any loss caused by or resulting from:

          (1)  normal wear and tear;

          (2) conversion or other dishonest act on the part of the Trustee or a Servicer, or any of their agents or employees; or

          (3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

or (ii) any Realized Loss suffered by the Trust Fund arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgage Property, in either event as reported by a Servicer unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgage Property under the Servicing Agreement.

     SPECIAL HAZARD LOSS AMOUNT: Upon the initial issuance of the Certificates, the "Special Hazard Loss Amount" for the Mortgage Loans will equal $699,741, as calculated by S&P and approved by S&P and DCR. As of any Distribution Date, the Special Hazard Loss Amount will equal the initial Special Hazard Loss Amount, minus the sum of (i) the aggregate amount of Special Hazard Losses that would have been previously allocated to the Subordinate Certificates in the absence of the Loss Allocation Limitation and (ii) the Adjustment Amount. For each anniversary of the Cut-off Date, the "Adjustment Amount" shall be equal to the amount, if any, by which the applicable Special Hazard Loss Amount (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the lesser of (A) an amount calculated by the Depositor and approved by each of S&P and DCR, which amount shall not be less than $500,000, and (B) the greater of (x) 1.0% (or if greater than 1.0%, the highest percentage of Mortgage Loans by principal balance secured by Mortgaged Properties in any California zip code) of the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary and (y) twice the outstanding principal balance of the Mortgage Loan which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary.

     SPECIAL HAZARD TERMINATION DATE: The Distribution Date upon which the applicable Special Hazard Loss Amount has been reduced to zero or a negative number (or the Cross-Over Date, if earlier).

     STARTUP DAY: April 30, 1998.

     SUBORDINATE CERTIFICATES: The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.

     SUBORDINATE CERTIFICATE WRITEDOWN AMOUNT: As to any Distribution Date, the amount by which (a) the sum of the Current Principal Amounts of all the Certificates (after giving effect to the distribution of principal and the allocation of applicable Realized Losses in reduction of the Current Principal Amounts of such Certificates on such Distribution Date) exceeds (b) the aggregate Scheduled Principal Balances of the Mortgage Loans on the Due Date related to such Distribution Date less any Deficient Valuation occurring prior to the Bankruptcy Coverage Termination Date.

     SUBORDINATE OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, without duplication, of the following (but in no event greater than the aggregate Current Principal Amounts of the Subordinate Certificates immediately prior to such Distribution Date):

          (i) the Subordinate Percentage of the principal portion of all Monthly Payments due on each Outstanding Mortgage Loan on the related Due Date as specified in the amortization schedule at the time applicable thereto (after adjustment for previous Principal Prepayments and the principal portion of Debt Service Reductions after the Bankruptcy Coverage Termination Date, but before any adjustment to such amortization schedule by reason of any other bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

          (ii) the Subordinate Prepayment Percentage of each Voluntary Principal Payment in part during the related Prepayment Period with respect to each Mortgage Loan and the Subordinate Prepayment Percentage of the Scheduled Principal Balance of each Mortgage Loan that was the subject of a Voluntary Principal Prepayment in full during the related Prepayment Period;

          (iii) the excess, if any, of (A) all Net Liquidation Proceeds allocable to principal received during the related Prepayment Period over
     (B) the sum of the amounts distributable pursuant to clause (iii) of the definition of Senior Optimal Principal Amount on such Distribution Date;

          (iv) the Subordinate Prepayment Percentage of the sum of (a) the Scheduled Principal Balance of each Mortgage Loan or REO Property which was purchased with respect to such Distribution Date and (b) the difference, if any, between the Scheduled Principal Balance of a Mortgage Loan that has been replaced by BSMCC or Dime with a substitute Mortgage Loan on such Distribution Date over the Scheduled Principal Balance of such substitute Mortgage Loan; and

          (v) on the Distribution Date on which the Current Principal Amounts of the Senior Certificates have all been reduced to zero, 100% of any Senior Optimal Principal Amount.

After the aggregate current Principal Amounts of the Subordinate Certificates have been reduced to zero, the Subordinate Optimal Principal Amount shall be zero.

     SUBORDINATE PERCENTAGE: On any Distribution Date, 100% minus the applicable Senior Percentage.

     SUBORDINATE PREPAYMENT PERCENTAGE: On any Distribution Date, 100% minus the Senior Prepayment Percentage, except that on any Distribution Date after the Current Principal Amounts of the Senior Certificates have each been reduced to zero, the Subordinate Prepayment Percentage will equal 100%.

     SUBSTITUTE MORTGAGE LOAN: A mortgage loan tendered to the Trustee pursuant to Section 2.04, in each case, (i) which has an Outstanding Principal Balance not materially greater nor materially less than the Mortgage Loan for which it is to be substituted; (ii) which has a Mortgage Interest Rate and Net Rate not less than, and not materially greater than, such Mortgage Loan; (iii) which has a maturity date not materially earlier or later than such Mortgage Loan and not later than the latest maturity date of any Mortgage Loan; (iv) which is of the same property type and occupancy type as such Mortgage Loan; (v) which has a Loan-to-Value Ratio not greater than the Loan-to-Value Ratio of such Mortgage Loan; (vi) which is current in payment of principal and interest as of the date of substitution; (vii) as to which the payment terms do not vary in any material respect from the payment terms of the Mortgage Loan for which it is to be substituted; and (viii) which has a fixed interest rate no less than that of such Mortgage Loan.

     TAX ADMINISTRATION AND TAX MATTERS PERSON: The Trustee or any successor thereto or assignee thereof shall serve as tax administrator hereunder and as agent for the Tax Matters Person. The Holder of each Class of Residual Certificates shall be the Tax Matters Person for each of the related REMICs, as more particularly set forth in Section 9.13 hereof.

     TRUST FUND or TRUST: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans and the other assets described in Section 2.01(a).

     TRUSTEE: Norwest Bank Minnesota, National Association, or its successor in interest, or any successor trustee appointed as herein provided.

     TRUSTEE'S FEES: The amount to be paid to the Trustee for performing its services hereunder. The Trustee's Fee shall be agreed to between the Trustee and the Seller.

     UNINSURED CAUSE: Any cause of damage to a Mortgaged Property or REO Property such that the complete restoration of such Mortgaged Property or REO Property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.10, without regard to whether or not such policy is maintained.

     VOLUNTARY PRINCIPAL PREPAYMENT: With respect to any Distribution Date, any Principal Prepayment received from the related Mortgagor on a Mortgage Loan.

                                   ARTICLE II

                          Conveyance of Mortgage Loans;
                        Original Issuance of Certificates

     Section 2.01. CONVEYANCE OF MORTGAGE LOANS TO TRUSTEE. (a) The Seller concurrently with the execution and delivery of this Agreement, sells, transfers and assigns to the Trust without recourse all its right, title and interest in and to (i) the Mortgage Loans identified in the Mortgage Loan Schedule, including all interest and principal due with respect to the Mortgage Loans after the Cut-off Date, but excluding any payments of principal and interest due on or prior to the Cut-off Date; (ii) such assets as shall from time to time be credited or are required by the terms of this Agreement to be credited to the Certificate Account, (iii) such assets relating to the Mortgage Loans as from time to time may be held by a Servicer in Protected Accounts for the benefit of the holder of the Mortgage Loans, (iv) any REO Property, (v) the Required Insurance Policies and any amounts paid or payable by the insurer under any Insurance Policy (to the extent the mortgagee has a claim thereto), (vi) the Mortgage Loan Purchase Agreement to the extent provided in Subsection 2.03(a), and (vii) any proceeds of the foregoing. Although it is the intent of the parties to this Agreement that the conveyance of the Seller's right, title and interest in and to the Mortgage Loans and other assets in the Trust Fund pursuant to this Agreement shall constitute a purchase and sale and not a loan, in the event that such conveyance is deemed to be a loan, it is the intent of the parties to this Agreement that the Seller shall be deemed to have granted to the Trustee a first priority perfected security interest in all of the Seller's right, title and interest in, to and under the Mortgage Loans and other assets in the Trust Fund, and that this Agreement shall constitute a security agreement under applicable law.

     (b) In connection with the above transfer and assignment, the Seller hereby deposits with the Trustee, with respect to (A) each Mortgage Loan, other than Cooperative Loans (i) the original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the original payee thereof to the Person endorsing it to the Trustee, (ii) the original Security Instrument, which shall have been recorded, with evidence of such recording indicated thereon, (iii) a certified copy of the assignment (which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to the Trustee of the Security Instrument, with evidence of recording with respect to each Mortgage Loan in the name of the Trustee thereon (or if (x) below applies, shall be in recordable form), (iv) all intervening assignments of the Security Instrument, if applicable and only to the extent available to the Seller with evidence of recording thereon, (v) the original or a copy of the policy or certificate of primary mortgage guaranty insurance, to the extent available, if any, (vi) the original policy of title insurance or mortgagee's certificate of title insurance or commitment or binder for title insurance and (vii) originals of all modification agreements, if applicable and available and (B) each Cooperative Loan (i) the original Mortgage Note, endorsed, without recourse to the order of the Trustee, and showing, to the extent available, an unbroken chain of title from the originator to the Trustee or, in the case of a Mortgage Loan that is subject to the terms of a consolidation and modification agreement, an assignment of such agreement to the Trustee; (ii) the original duly executed assignment of security agreement to the Trustee; (iii) the original Mortgage;
(iv) the acknowledgment copy of the original executed Form UCC-1 (or certified copy thereof) with respect to the security agreement, and any required continuation statements, with evidence of filing indicated thereon; (v) the acknowledgment copy of the original executed Form UCC-3 with respect to the security agreement, indicating the Trustee as the assignee of the secured party, with evidence of filing indicated thereon; (vi) the stock certificate representing the stock allocated to the cooperative unit, with a stock power in blank attached; (vii) the original collateral assignment of the lease by Mortgagor to the originator and the assignment of the collateral assignment of the lease to the Trustee (which may be in blanket form), accompanied by the original lease; (viii) a copy of the recognition agreement; (ix) if applicable and to the extent available, the original intervening assignments, including warehousing assignments, if any, showing, to the extent available, an unbroken chain of the related Mortgage Loan to the Trustee, together with a copy of the related Form UCC-3 with evidence of filing thereon; (x) the originals of each assumption, modification or substitution agreement, if any, relating to the Mortgage Loan; and (xi) the certificate of primary mortgage insurance, if applicable.

PROVIDED, HOWEVER, that in lieu of the foregoing, the Seller may deliver the following documents, under the circumstances set forth below: (x) in lieu of the original Security Instrument, assignments to the Trustee or intervening assignments thereof which have been delivered, are being delivered or will, upon receipt of recording information relating to the Security Instrument required to be included thereon, be delivered to recording offices for recording and have not been returned to the Seller in time to permit their delivery as specified above, the Seller may deliver a true copy thereof with a certification by BSMCC or the applicable Servicer, on the face of such copy, substantially as follows:
"Certified to be a true and correct copy of the original, which has been transmitted for recording"; (y) in lieu of the Security Instrument, assignment to the Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents (as evidenced by a certification from BSMCC or the applicable Servicer, to such effect) the Seller may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; and (z) in lieu of the Mortgage Notes relating to any Mortgage Loans, as identified in the list delivered by the Seller to the Trustee on the Closing Date and set forth in Exhibit J hereto, the Seller may deliver a lost note affidavit and, if available, a copy of the original Mortgage Note; and PROVIDED, FURTHER, HOWEVER, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Seller, in lieu of delivering the above documents, may deliver to the Trustee a certification to such effect and shall deposit all amounts paid in respect of such Mortgage Loans in the Certificate Account on the Closing Date. The Seller shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) to the Trustee promptly after they are received. The Seller shall cause, at its expense, the assignment of the Security Instrument to the Trustee to be recorded not later than 180 days after the Closing Date. With respect to the Cooperative Loans, the Seller will, promptly after the Closing Date, cause the related financing statements (if not yet filed) and an assignment thereof from the Seller to the Trustee to be filed in the appropriate offices.

     Section 2.02. ACCEPTANCE OF MORTGAGE LOANS BY TRUSTEE. (a) The Trustee acknowledges receipt of, subject to further review and the exceptions which may be noted pursuant to the procedures described below, and declares that it holds the documents (or certified copies thereof) delivered to it pursuant to Section
2.01 and declares that it will continue to hold those documents and any amendments, replacements or supplements thereto and all other assets of the Trust Fund delivered to it as Trustee in trust for the use and benefit of all present and future Holders of the Certificates. No later than 45 days after the Closing Date (or, with respect to any Substitute Mortgage Loan, within five Business Days after the receipt by the Trustee thereof), the Trustee agrees, for the benefit of the Certificateholders, to review each Mortgage File delivered to it and to execute and deliver, or cause to be executed and delivered, to the Seller an Initial Certification substantially in the form annexed hereto as Exhibit G. In conducting such review, the Trustee will ascertain whether all required documents have been executed and received and whether those documents relate, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans it has received, as identified in Exhibit B to this Agreement, as supplemented (PROVIDED, HOWEVER, that with respect to those documents described in subclauses (b)(iv), (b)(v) and (b)(vi) of Section 2.01, the Trustee's obligations shall extend only to documents actually delivered pursuant to such subsections). In performing any such review, the Trustee may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If the Trustee finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in Exhibit B or to appear to be defective on its face, the Trustee shall promptly notify BSMCC and Dime. BSMCC or Dime shall correct or cure any such defect within 90 days from the date of notice from the Trustee of the defect and if BSMCC or Dime fails to correct or cure the defect within such period, and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, BSMCC or Dime will, subject to
Section 2.04, within 120 days from the Trustee's notification purchase such Mortgage Loan at the Repurchase Price; PROVIDED, HOWEVER, that if such defect relates solely to the inability of BSMCC or Dime to deliver the original Security Instrument or intervening assignments thereof, or a certified copy because the originals of such documents, or a certified copy have not been returned by the applicable jurisdiction, BSMCC or Dime shall not be required to purchase such Mortgage Loan if BSMCC or Dime delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase obligation shall not apply in the event that BSMCC or Dime cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that BSMCC or Dime shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate confirming that such documents have been accepted for recording, and delivery to the Trustee shall be effected by BSMCC or Dime within thirty days of its receipt of the original recorded document.

     (b) No later than 180 days after the Closing Date, the Trustee will review, for the benefit of the Certificateholders, the Mortgage Files delivered to it and will execute and deliver or cause to be executed and delivered to the Seller a Final Certification substantially in the form annexed hereto as Exhibit H. In conducting such review, the Trustee will ascertain whether an original of each document required to be recorded has been returned from the recording office with evidence of recording thereon or a certified copy has been obtained from the recording office. If the Trustee finds any document constituting part of the Mortgage File has not been received, or to be unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in Exhibit B or to appear defective on its face, the Trustee shall promptly notify BSMCC (PROVIDED, HOWEVER, that with respect to those documents described in subsection (b)(iv), (b)(v) and (b)(vi) of Section 2.01, the Trustee's obligations shall extend only to the documents actually delivered pursuant to such subsections). BSMCC or Dime shall correct or cure any such defect or shall deliver to the Trustee an Opinion of Counsel to the effect that such defect does not materially or adversely affect the interests of Certificateholders in such Mortgage Loan within 90 days from the date of notice from the Trustee of the defect and if BSMCC or Dime is unable to cure such defect within such period, and if such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, BSMCC or Dime shall, subject to Section 2.04, within 120 days from the Trustee's notification purchase such Mortgage Loan at the Repurchase Price; PROVIDED, HOWEVER, that if such defect relates solely to the inability of BSMCC or Dime to deliver the original Security Instrument or intervening assignments thereof, or a certified copy, because the originals of such documents, or a certified copy, have not been returned by the applicable jurisdiction, BSMCC or Dime shall not be required to purchase such Mortgage Loan, if BSMCC or Dime delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date.

     (c) In the event that a Mortgage Loan is purchased by BSMCC or Dime in accordance with Subsections 2.02(a) or (b) above, BSMCC or Dime shall provide the Repurchase Price to the Trustee for deposit in the Certificate Account and shall provide to the Trustee written notification detailing the components of the Repurchase Price. Upon deposit of the Repurchase Price in the Certificate Account, the Trustee shall release to BSMCC or Dime the related Mortgage File and shall execute and deliver all instruments of transfer or assignment, without recourse, furnished to it by BSMCC or Dime as are necessary to vest in BSMCC or Dime title to and rights under the Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which the Repurchase Price in available funds is received by the Trustee. The Trustee shall amend the Mortgage Loan Schedule, which was previously delivered to it by Seller in a form agreed to between the Seller and the Trustee, to reflect such repurchase and shall promptly notify the Rating Agencies of such amendment. The obligation of BSMCC or Dime to repurchase any Mortgage Loan as to which such a defect in a constituent document exists shall be the sole remedy respecting such defect available to the Certificateholders or to the Trustee on their behalf. If Dime is obligated to pay less than the Repurchase Price pursuant to the Dime Sale Agreement, BSMCC shall be obligated to pay the difference between the Dime payment and the Repurchase Price.

     Section 2.03. ASSIGNMENT OF INTEREST IN THE MORTGAGE LOAN PURCHASE AGREEMENT. (a) The Seller hereby assigns to the Trustee all of its right, title and interest in the Mortgage Loan Purchase Agreement, including but not limited to Seller's rights and obligations pursuant to the Servicing Agreements and the Dime Sale Agreement, provided that the Seller retains a joint and several right in the event of breach of the representations, warranties and covenants of a Servicer or Dime under any of the Servicing Agreements or the Dime Sale Agreement to enforce the provisions thereof and to seek all or any available remedies; and provided further that this shall not be deemed an agreement or requirement on the part of the Seller to pursue any such remedies; provided, further, that the obligations of BSMCC or Dime to substitute or repurchase a Mortgage Loan shall be the Trustee's and the Certificateholders' sole remedy for any breach thereof. At the request of the Trustee, the Seller shall take such actions as may be necessary to enforce the above right, title and interest on behalf of the Trustee and the Certificateholders or shall execute such further documents as the Trustee may reasonably require in order to enable the Trustee to carry out such enforcement.

     (b) If the Seller or the Trustee discovers a breach of any of the representations and warranties set forth in Exhibit C or Section 7 of the Mortgage Loan Purchase Agreement and such breach existed on the date the representation and warranty was made, which breach materially and adversely affects the value of the interests of Certificateholders or the Trustee in the related Mortgage Loan, the party discovering the breach shall give prompt written notice of the breach to the other parties. BSMCC within 90 days of its discovery or receipt of notice that such breach has occurred (whichever occurs earlier), shall cure the breach in all material respects or, subject to Section 2.04, shall purchase the Mortgage Loan or any property acquired with respect thereto from the Trustee; PROVIDED, HOWEVER, that if there is a breach of any representation set forth in Exhibit C and the Mortgage Loan or the related property acquired with respect thereto has been sold, then BSMCC shall pay, in lieu of the Repurchase Price, any excess of the Repurchase Price over the Net Liquidation Proceeds received upon such sale. (If the Net Liquidation Proceeds exceed the Repurchase Price, any excess shall be paid to BSMCC to the extent not required by law to be paid to the borrower.) Any such purchase by BSMCC shall be made by providing an amount equal to the Repurchase Price to the Trustee for deposit in the Certificate Account and the Trustee, upon deposit of the Repurchase Price in the Certificate Account and of written notification detailing the components of such Repurchase Price, shall release to BSMCC the related Mortgage File and shall execute and deliver all instruments of transfer or assignment furnished to it by BSMCC, without recourse, as are necessary to vest in BSMCC title to and rights under the Mortgage Loan or any property acquired with respect thereto. Such purchase shall be deemed to have occurred on the date on which the Repurchase Price in available funds is received by the Trustee. The Trustee shall amend the Mortgage Loan Schedule to reflect such repurchase and shall promptly notify the Servicer and the Rating Agencies of such amendment. Enforcement of the obligation of BSMCC, to purchase (or substitute a Substitute Mortgage Loan for) any Mortgage Loan or any property acquired with respect thereto (or pay the Repurchase Price as set forth in the above proviso) as to which a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on their behalf. If Dime is obligated to pay less than the Repurchase Price pursuant to the Dime Sale Agreement, BSMCC shall be obligated to pay the difference between the Dime payment and the Repurchase Price.

     Section 2.04. SUBSTITUTION OF MORTGAGE LOANS. Notwithstanding anything to the contrary in this Agreement, in lieu of purchasing a Mortgage Loan pursuant to Sections 2.02 or 2.03, BSMCC or Dime may, no later than the date by which such purchase by BSMCC or Dime would otherwise be required, tender to the Trustee a Substitute Mortgage Loan accompanied by a certificate of an authorized officer of BSMCC or Dime that such Substitute Mortgage Loan conforms to the requirements set forth in the definition of "Substitute Mortgage Loan"; PROVIDED, HOWEVER, that substitution pursuant to this Section 2.04 in lieu of purchase shall not be permitted after the termination of the two-year period beginning on the Startup Day. The Trustee shall examine the Mortgage File for any Substitute Mortgage Loan in the manner set forth in Section 2.02(a) and shall notify BSMCC or Dime in writing, within five Business Days after receipt, whether or not the documents relating to the Substitute Mortgage Loan satisfy the requirements of the third sentence of Subsection 2.02(a). Within two Business Days after such notification, BSMCC or Dime shall provide to the Trustee for deposit in the Certificate Account the amount, if any, by which the Outstanding Principal Balance as of the next preceding Due Date of the Mortgage Loan for which substitution is being made, after giving effect to Scheduled Principal due on such date, exceeds the Outstanding Principal Balance as of such date of the Substitute Mortgage Loan, after giving effect to Scheduled Principal due on such date, which amount shall be treated for the purposes of this Agreement as if it were the payment by BSMCC or Dime of the Repurchase Price for the purchase of a Mortgage Loan by BSMCC or Dime. After such notification to BSMCC or Dime and, if any such excess exists, upon receipt of such deposit, the Trustee shall accept such Substitute Mortgage Loan which shall thereafter be deemed to be a Mortgage Loan hereunder. In the event of such a substitution, accrued interest on the Substitute Mortgage Loan for the month in which the substitution occurs and any Principal Prepayments made thereon during such month shall be the property of the Trust Fund and accrued interest for such month on the Mortgage Loan for which the substitution is made and any Principal Prepayments made thereon during such month shall be the property of BSMCC or Dime. The Scheduled Principal on a Substitute Mortgage Loan due on the Due Date in the month of substitution shall be the property of BSMCC or Dime and the Scheduled Principal on the Mortgage Loan for which the substitution is made due on such Due Date shall be the property of the Trust Fund. Upon acceptance of the Substitute Mortgage Loan, the Trustee shall release to BSMCC or Dime the related Mortgage File related to any Mortgage Loan released pursuant to this Section
2.04 and shall execute and deliver all instruments of transfer or assignment, without recourse, in form as provided to it as are necessary to vest in BSMCC or Dime title to and rights under any Mortgage Loan released pursuant to this
Section 2.04. BSMCC or Dime shall deliver the documents related to the Substitute Mortgage Loan in accordance with the provisions of Subsections 2.01(b) and 2.02(b), with the date of acceptance of the Substitute Mortgage Loan deemed to be the Closing Date for purposes of the time periods set forth in those Subsections. The representations and warranties set forth in the applicable Servicing Agreement and Exhibit C shall be deemed to have been made by BSMCC or Dime with respect to each Substitute Mortgage Loan as of the date of acceptance of such Mortgage Loan by the Trustee. The Trustee shall amend the Mortgage Loan Schedule to reflect such substitution and shall provide a copy of such amended Mortgage Loan Schedule to the Servicer and the Rating Agencies.

     Section 2.05. ISSUANCE OF CERTIFICATES. The Trustee acknowledges the assignment to it of the Mortgage Loans and the other assets comprising the Trust Fund and, concurrently therewith, has signed, and countersigned and delivered to the Seller, in exchange therefor, Certificates in such authorized denominations representing such Fractional Undivided Interests as the Seller has requested. The Trustee agrees that it will hold the Mortgage Loans and such other assets as may from time to time be delivered to it segregated on the books of the Trustee in trust for the benefit of the Certificateholders.

     Section 2.06. REPRESENTATIONS AND WARRANTIES CONCERNING THE SELLER. The Seller hereby represents and warrants to the Trustee as follows:

          (i) the Seller (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) is qualified and in good standing as a foreign corporation to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Seller's business as presently conducted or on the Purchaser's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

          (ii) the Seller has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

          (iii) the execution and delivery by the Seller of this Agreement have been duly authorized by all necessary corporate action on the part of the Seller; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Seller or its properties or the articles of incorporation or by-laws of the Seller, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Seller's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

          (iv) the execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

          (v) this Agreement has been duly executed and delivered by the Seller and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Seller enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

          (vi) there are no actions, suits or proceedings pending or, to the knowledge of the Seller, threatened against the Seller, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Seller will be determined adversely to the Seller and will if determined adversely to the Seller materially and adversely affect the Seller's ability to enter into this Agreement or perform its obligations under this Agreement; and the Seller is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

          (vii) immediately prior to the transfer and assignment to the Trustee, each Mortgage Note and each Mortgage were not subject to an assignment or pledge, and the Seller had good and marketable title to and was the sole owner thereof and had full right to transfer and sell such Mortgage Loan to the Trustee free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest.

                                   ARTICLE III

                 Administration and Servicing of Mortgage Loans

     Section 3.01. SERVICER. The BA Loans shall be serviced pursuant to the BA Agreement and the Chase Loans shall be serviced pursuant to the Chase Agreement. The Trustee shall furnish each Servicer with any powers of attorney and other documents in form as provided to it necessary or appropriate to enable each Servicer to service and administer the related Mortgage Loans and REO Property.

     The Trustee shall provide access to the records and documentation in possession of the Trustee regarding the related Mortgage Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee; PROVIDED, HOWEVER, that, unless otherwise required by law, the Trustee shall not be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Trustee shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee's actual costs.

     Upon receipt of a request by a Servicer, the Trustee shall release within five Business Days the related Mortgage File to the Servicer and execute and deliver to the Servicer, without recourse, a request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Security Instrument (furnished by the related Servicer), together with the Mortgage Note with written evidence of cancellation thereon. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

     The Trustee shall execute and deliver to the Servicer any court pleadings, requests for trustee's sale or other documents necessary or desirable to (i) the foreclosure or trustee's sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Security Instrument; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or Security Instrument or otherwise available at law or equity.

     Section 3.02. REMIC-RELATED COVENANTS. For as long as the REMICs shall exist, the Trustee shall act in accordance herewith to assure continuing treatment of each such REMIC as a REMIC, and the Trustee shall comply with any directions of the Seller or the Servicer to assure such continuing treatment. In particular, the Trustee shall not (a) sell or permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee has received a REMIC Opinion prepared at the expense of the Trust Fund; and (b) other than with respect to a substitution pursuant to Section 2.04, accept any contribution to any REMIC after the Startup Day without receipt of a REMIC Opinion.

     Section 3.03. ADDITIONAL INFORMATION. The Trustee agrees to furnish the Seller, at no expense to the Trustee, from time to time upon reasonable request, such further information, reports and financial statements which the Seller deems appropriate to prepare and file all necessary reports with the Securities and Exchange Commission and which the Trustee has available pursuant to this Agreement and the Servicing Agreements.

     Section 3.04. UCC. The Trustee agrees to file continuation statements for any Uniform Commercial Code financing statements which the Seller has informed the Trustee were filed in connection with the Trust.

                                   ARTICLE IV

                                    Accounts

     Section 4.01. CERTIFICATE ACCOUNT. (a) The Trustee shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, the Certificate Account as a segregated non-interest bearing trust account or accounts. Any amounts with respect to the BA Mortgage Loans will be deposited in the subaccount of the Certificate Account for the BA Mortgage Loans and any amounts with respect to the Chase Mortgage loans will be deposited in the subaccount of the Certificate Account for the Chase Mortgage Loans. The Trustee will deposit in the Certificate Account, as identified by the Servicer, as received the following amounts:

          (i) Any amounts withdrawn from a Protected Account;

          (ii) Any Monthly Advance and any Compensating Interest Payments;

          (iii) Any Insurance Proceeds or Liquidation Proceeds received by or on behalf of the Trustee which were not deposited in a Protected Account;

          (iv) The Repurchase Price with respect to any Mortgage Loans purchased by BSMCC or Dime pursuant to Sections 2.02 or 2.03, any amounts which are to be treated pursuant to Section 2.04 as the payment of such a Repurchase Price and all proceeds of any Mortgage Loans or property acquired in connection with a purchase pursuant to any Servicing Agreement or the optional termination of the Trust;

          (v) Any amounts required to be deposited with respect to losses on investments of deposits in an Account; and

          (vi) Any other amounts received by or on behalf of any Servicer or the Trustee and required to be deposited in the Certificate Account pursuant to this Agreement.

     (b) All amounts deposited to the Certificate Account shall be held by the Trustee in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement.

     (c) The Certificate Account shall constitute a trust account of the Trust Fund segregated on the books of the Trustee and held by the Trustee in trust in its Corporate Trust Office, and the Certificate Account and the funds deposited therein shall not be subject to, and shall be protected from, all claims, liens, and encumbrances of any creditors or depositors of the Trustee or the Servicer (whether made directly, or indirectly through a liquidator or receiver of the Trustee or the Servicer). The amount at any time credited to the Certificate Account shall be (i) fully insured by the FDIC to the maximum coverage provided thereby or (ii) invested in the name of the Trustee, in such Permitted Investments selected by the Trustee or deposited in demand deposits with such depository institutions as selected by the Trustee, provided that time deposits of such depository institutions would be a Permitted Investment. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Distribution Date if the obligor for such Permitted Investment is the Trustee or, if such obligor is any other Person, the Business Day preceding such Distribution Date. All investment earnings on amounts on deposit in the Certificate Account from time to time shall be for the account of the Trustee. The Trustee shall be permitted to withdraw any and all investment earnings from the Certificate Account at any time. If there is any loss on a Permitted Investment or demand deposit, the Trustee shall deposit the amount of the loss in the Certificate Account. With respect to the Certificate Account and the funds deposited therein, the Trustee shall take such action as may be necessary to ensure that the Certificateholders shall be entitled to the priorities afforded to such a trust account (in addition to a claim against the estate of the Trustee) as provided by 12 U.S.C. ss. 92a(e), if applicable, or any applicable comparable state statute applicable to state chartered banking corporations.

     Section 4.02. PERMITTED WITHDRAWALS AND TRANSFERS FROM THE CERTIFICATE ACCOUNT. (a) The Trustee will, from time to time on demand of any Servicer, make or cause to be made such withdrawals or transfers from the Certificate Account as the Servicer has designated for such transfer or withdrawal pursuant to its Servicing Agreement. The Trustee may clear and terminate the Certificate Account pursuant to Section 10.01 and remove amounts from time to time deposited in error.

     (b) On each Distribution Date, the Trustee shall pay the amount distributable to the Holders of the Certificates in accordance with Section 6.01 from the funds in the Certificate Account. The Trustee shall direct any investments of the Certificate Account and may retain for its own account the amount of investment earnings, net of losses, from the Certificate Account.

                                    ARTICLE V

                                  Certificates


     Section 5.01. CERTIFICATES. (a) The Depository, the Seller and the Trustee have entered into Depository Agreements dated as of April 30, 1998 (the "Depository Agreement"). Except for the Residual Certificates, the Private Certificates and the Individual Certificates and as provided in Subsection 5.01(b), the Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee except to a successor to the Depository; (ii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iii) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (iv) the Trustee shall deal with the Depository as representative of such Certificate Owners of the respective Class of Certificates for purposes of exercising the rights of Certificateholders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (v) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants.

     The Residual Certificates and the Private Certificates are initially Physical Certificates. If at any time the Holders of all of the Certificates of one or more such Classes request that the Trustee cause such Class to become Global Certificates, the Trustee and the Seller will take such action as may be reasonably required to cause the Depository to accept such Class or Classes for trading.

     All transfers by Certificate Owners of such respective Classes of Book-Entry Certificates and any Global Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

     (b) If (i)(A) the Seller advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Trustee or the Seller is unable to locate a qualified successor within 30 days or (ii) the Seller at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall request that the Depository notify all Certificate Owners of the occurrence of any such event and of the availability of definitive, fully registered Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall issue the definitive Certificates. Neither the Seller nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

     (c) REMIC II and III will be evidenced by (x) the REMIC II or III Regular Certificate, respectively, which will be uncertificated and non-transferable and is hereby designated as the "regular interest" in REMIC II or III, respectively, and (y) the Class R-2 or Class R-3 Certificate, respectively, which is hereby designated as the single "residual interest" in REMIC II or III, respectively. Any amounts with respect to the BA Mortgage Loans and Chase Mortgage Loans payable to the Certificates other than the Residual Certificates shall be payable to the REMIC II or III Regular Certificates, respectively.

     (d) The Classes of the Certificates shall have the following designations, initial principal amounts and Pass-Through Rates:

      DESIGNATION            INITIAL PRINCIPAL  AMOUNT    PASS-THROUGH RATE

          A-1                $14,325,000                     (1)
          A-2                $71,625,700                     (1)
          A-3                $42,382,750                     (1)
          A-4                 $9,865,250                     (1)
          B-1                   $699,700                     (1)
          B-2                   $349,900                     (1)
          B-3                   $279,900                     (1)
          B-4                   $140,000                     (1)
          B-5                   $139,900                     (1)
          B-6                   $140,000                     (1)
          R-1                        $50                     (1)
          R-2                        $25                     (1)
          R-3                        $25                     (1)

-----------
(1) The Certificates will bear interest at a variable rate equal to the weighted average of the Net Rates of the Mortgage Loans.

     (e) With respect to each Distribution Date, each Class of Certificates shall accrue interest during the related Interest Accrual Period. With respect to each Distribution Date and each such Class of Certificates, interest shall be calculated, on the basis of a 360-day year comprised of twelve 30-day months, based upon the respective Pass-Through Rate set forth, or determined as provided, above and the Current Principal Amount of such Class applicable to such Distribution Date.

     (f) The Certificates shall be substantially in the forms set forth in Exhibit A-1 and A- 2. On original issuance, the Trustee shall sign, countersign and shall deliver them at the direction of the Seller. Pending the preparation of definitive Certificates of any Class, the Trustee may sign and countersign temporary Certificates that are printed, lithographed or typewritten, in authorized denominations for Certificates of such Class, substantially of the tenor of the definitive Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers or authorized signatories executing such Certificates may determine, as evidenced by their execution of such Certificates. If temporary Certificates are issued, the Seller will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office of the Trustee, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall sign and countersign and deliver in exchange therefor a like aggregate principal amount, in authorized denominations for such Class, of definitive Certificates of the same Class. Until so exchanged, such temporary Certificates shall in all respects be entitled to the same benefits as definitive Certificates.

     (g) Each Class of Book-Entry Certificates will be registered as a single Certificate of such Class held by a nominee of the Depository or the DTC Custodian, and beneficial interests will be held by investors through the book-entry facilities of the Depository in minimum denominations of (i) in the case of the Senior Certificates (other than the Residual Certificates), $1,000 and in each case increments of $1.00 in excess thereof, and (ii) in the case of the Offered Subordinate Certificates, $25,000 and increments of $1.00 in excess thereof, except that one Certificate of each such Class may be issued in a different amount so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Current Principal Amount of such Class on the Closing Date. On the Closing Date, the Trustee shall execute and countersign Physical Certificates all in an aggregate principal amount that shall equal the Current Principal Amount of such Class on the Closing Date. The Class B-4, Class B-5, Class B-6 Certificates will be issued in certificated fully-registered form in minimum denominations of $50,000 and increments of $1.00 in excess thereof, except that one Certificate of each such Class may be issued in a different amount so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Current Principal Amount of such Class on the Closing Date. The Class R-1, Class R-2 and Class R-3 Certificates shall be issued in certificated fully- registered form in the denomination of $50, $25 and $25, respectively. Each Class of Global Certificates, if any, shall be issued in fully registered form in minimum dollar denominations of $50,000 and integral multiples of $1.00 in excess thereof, except that one Certificate of each Class may be in a different denomination so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Current Principal Amount of such Class on the Closing Date. On the Closing Date, the Trustee shall execute and countersign (i) in the case of each Class of Offered Certificates, the Certificate in the entire Current Principal Amount of the respective Class and (ii) in the case of each Class of Private Certificates, Individual Certificates all in an aggregate principal amount that shall equal the Current Principal Amount of each such respective Class on the Closing Date. The Certificates referred to in clause (i) and if at any time there are to be Global Certificates, the Global Certificates shall be delivered by the Seller to the Depository or pursuant to the Depository's instructions, shall be delivered by the Seller on behalf of the Depository to and deposited with the DTC Custodian. The Trustee shall sign the Certificates by facsimile or manual signature and countersign them by manual signature on behalf of the Trustee by one or more authorized signatories, each of whom shall be Responsible Officers of the Trustee or its agent. A Certificate bearing the manual and facsimile signatures of individuals who were the authorized signatories of the Trustee or its agent at the time of issuance shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such positions prior to the delivery of such Certificate.

     (h) No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate the manually executed countersignature of the Trustee or its agent, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates issued on the Closing Date shall be dated the Closing Date. All Certificates issued thereafter shall be dated the date of their countersignature.

     (i) The Closing Date is hereby designated as the "startup" day of each REMIC within the meaning of Section 860G(a)(9) of the Code.

     (j) For federal income tax purposes, each REMIC shall have a tax year that is a calendar year and shall report income on an accrual basis.

     (k) The Trustee on behalf of the Trust shall cause each REMIC to elect to be treated as a real estate mortgage investment conduit under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of any Trust established hereby shall be resolved in a manner that preserves the validity of such elections.

     (l) The Assumed Final Distribution Date for distributions on the Certificates is as follows: January 25, 2007 for Class A-3, March 25, 2008 for Class A-1, and December 25, 2008 for the remaining Classes of Certificates. The Assumed Final Distribution Date in the case of the Class A-3 and Class A-1 Certificates is the Distribution Date on which the Current Principal Amount of Class A-3 and Class A-1 Certificates, respectively, is reduced to zero, assuming a constant percentage of 0% SPA and the assumptions set forth under "Yield and Prepayment Considerations-Decrement Tables" in the Prospectus Supplement. The Assumed Final Distribution Date in the case of all Classes of Certificates other than the Class A-1 and Class A-3 Certificates is the Distribution Date in the month following the latest scheduled maturity of all the Mortgage Loans.

     Section 5.02. REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES. (a) The Trustee shall maintain at its Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

     (b) Subject to Subsection 5.01(a) and, in the case of any Global Certificate or Physical Certificate upon the satisfaction of the conditions set forth below, upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose, the Trustee shall sign, countersign and shall deliver, in the name of the designated transferee or transferees, a new Certificate of a like Class and aggregate Fractional Undivided Interest, but bearing a different number.

     (c) By acceptance of an Individual Certificate, whether upon original issuance or subsequent transfer, each holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth in the Securities Legend and agrees that it will transfer such a Certificate only as provided herein. In addition to the provisions of Subsection 5.02(h), the following restrictions shall apply with respect to the transfer and registration of transfer of an Individual Certificate to a transferee that takes delivery in the form of an Individual Certificate:

          (i) The Trustee shall register the transfer of an Individual Certificate if the requested transfer is being made to a transferee who has provided the Trustee with a Rule 144A Certificate or comparable evidence as to its QIB status.

          (ii) The Trustee shall register the transfer of any Individual Certificate if (x) the transferor has advised the Trustee in writing that the Certificate is being transferred to an Institutional Accredited Investor; and (y) prior to the transfer the transferee furnishes to the Trustee an Investment Letter (and the Trustee shall be fully protected in so doing), provided that, if based upon an Opinion of Counsel to the effect that the delivery of (x) and (y) above are not sufficient to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable laws, the Trustee shall as a condition of the registration of any such transfer require the transferor to furnish such other certifications, legal opinions or other information prior to registering the transfer of an Individual Certificate as shall be set forth in such Opinion of Counsel.

     (d) Subject to Subsection 5.02(h), so long as a Global Certificate of such Class is outstanding and is held by or on behalf of the Depository, transfers of beneficial interests in such Global Certificate, or transfers by holders of Individual Certificates of such Class to transferees that take delivery in the form of beneficial interests in the Global Certificate, may be made only in accordance with this Subsection 5.02(d) and in accordance with the rules of the
Depository:

          (i) In the case of a beneficial interest in the Global Certificate being transferred to an Institutional Accredited Investor, such transferee shall be required to take delivery in the form of an Individual Certificate or Certificates and the Trustee shall register such transfer only upon compliance with the provisions of Subsection 5.02(c)(ii).

          (ii) In the case of a beneficial interest in a Class of Global Certificates being transferred to a transferee that takes delivery in the form of an Individual Certificate or Certificates of such Class, except as set forth in clause (i) above, the Trustee shall register such transfer only upon compliance with the provisions of Subsection 5.02(c)(i).

          (iii) In the case of an Individual Certificate of a Class being transferred to a transferee that takes delivery in the form of a beneficial interest in a Global Certificate of such Class, the Trustee shall register such transfer if the transferee has provided the Trustee with a Rule 144A Certificate or comparable evidence as to its QIB status.

          (iv) No restrictions shall apply with respect to the transfer or registration of transfer of a beneficial interest in the Global Certificate of a Class to a transferee that takes delivery in the form of a beneficial interest in the Global Certificate of such Class; provided that each such transferee shall be deemed to have made such representations and warranties contained in the Rule 144A Certificate as are sufficient to establish that it is a QIB.

     (e) Subject to Subsection 5.02(h), an exchange of a beneficial interest in a Global Certificate of a Class for an Individual Certificate or Certificates of such Class, an exchange of an Individual Certificate or Certificates of a Class for a beneficial interest in the Global Certificate of such Class and an exchange of an Individual Certificate or Certificates of a Class for another Individual Certificate or Certificates of such Class (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and, in the case of the Global Certificate of such Class, so long as such Certificate is outstanding and is held by or on behalf of the Depository) may be made only in accordance with this Subsection 5.02(e) and in accordance with the rules of the
Depository:

          (i) A holder of a beneficial interest in a Global Certificate of a Class may at any time exchange such beneficial interest for an Individual Certificate or Certificates of such Class.

          (ii) A holder of an Individual Certificate or Certificates of a Class may exchange such Certificate or Certificates for a beneficial interest in the Global Certificate of such Class if such holder furnishes to the Trustee a Rule 144A Certificate or comparable evidence as to its QIB status.

          (iii) A holder of an Individual Certificate of a Class may exchange such Certificate for an equal aggregate principal amount of Individual Certificates of such Class in different authorized denominations without any certification.

     (f) (i) Upon acceptance for exchange or transfer of an Individual Certificate of a Class for a beneficial interest in a Global Certificate of such Class as provided herein, the Trustee shall cancel such Individual Certificate and shall (or shall request the Depository to) endorse on the schedule affixed to the applicable Global Certificate (or on a continuation of such schedule affixed to the Global Certificate and made a part thereof) or otherwise make in its books and records an appropriate notation evidencing the date of such exchange or transfer and an increase in the certificate balance of the Global Certificate equal to the certificate balance of such Individual Certificate exchanged or transferred therefor.

          (ii) Upon acceptance for exchange or transfer of a beneficial interest in a Global Certificate of a Class for an Individual Certificate of such Class as provided herein, the Trustee shall (or shall request the Depository to) endorse on the schedule affixed to such Global Certificate (or on a continuation of such schedule affixed to such Global Certificate and made a part thereof) or otherwise make in its books and records an appropriate notation evidencing the date of such exchange or transfer and a decrease in the certificate balance of such Global Certificate equal to the certificate balance of such Individual Certificate issued in exchange therefor or upon transfer thereof.

     (g) The Securities Legend shall be placed on any Individual Certificate issued in exchange for or upon transfer of another Individual Certificate or of a beneficial interest in a Global Certificate.

     (h) Subject to the restrictions on transfer and exchange set forth in this
Section 5.02, the holder of any Individual Certificate may transfer or exchange the same in whole or in part (in an initial certificate balance equal to the minimum authorized denomination or any integral multiple of $1.00 in excess thereof) by surrendering such Certificate at the Corporate Trust Office, or at the office of any transfer agent, together with an executed instrument of assignment and transfer satisfactory in form and substance to the Trustee in the case of transfer and a written request for exchange in the case of exchange. The holder of a beneficial interest in a Global Certificate may, subject to the rules and procedures of the Depository, cause the Depository (or its nominee) to notify the Trustee in writing of a request for transfer or exchange of such beneficial interest for an Individual Certificate or Certificates. Following a proper request for transfer or exchange, the Trustee shall, within five Business Days of such request made at such Corporate Trust Office, sign, countersign and deliver at such Corporate Trust Office, to the transferee (in the case of transfer) or holder (in the case of exchange) or send by first class mail at the risk of the transferee (in the case of transfer) or holder (in the case of exchange) to such address as the transferee or holder, as applicable, may request, an Individual Certificate or Certificates, as the case may require, for a like aggregate Fractional Undivided Interest and in such authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any Individual Certificate shall not be valid unless made at the Corporate Trust Office by the registered holder in person, or by a duly authorized attorney-in-fact.

     (i) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class and aggregate Fractional Undivided Interest, upon surrender of the Certificates to be exchanged at any such office or agency; PROVIDED, HOWEVER, that no Certificate may be exchanged for new Certificates unless the original Fractional Undivided Interest represented by each such new Certificate (i) is at least equal to the minimum authorized denomination or (ii) is acceptable to the Seller as indicated to the Trustee in writing. Whenever any Certificates are so surrendered for exchange, the Trustee shall sign and countersign and the Trustee shall deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

     (j) If the Trustee so requires, every Certificate presented or surrendered for transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer, with a signature guarantee, in form satisfactory to the Trustee, duly executed by the holder thereof or his or her attorney duly authorized in writing.

     (k) No service charge shall be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     (l) The Trustee shall cancel all Certificates surrendered for transfer or exchange but shall retain such Certificates in accordance with its standard retention policy or for such further time as is required by the record retention requirements of the Securities Exchange Act of 1934, as amended, and thereafter may destroy such Certificates.

     (m) The following legend shall be placed on each Class of Subordinate Certificates, whether upon original issuance or upon issuance of any other Certificate of any such Class in exchange therefor or upon transfer thereof:

     THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFER AND/OR HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND/OR OPERATION OF THE TRUST AND ITS ASSETS:
     (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY DUTIES ON THE PART OF THE SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION TO SUCH EFFECT BY OR ON BEHALF OF A HOLDER OF A PRIVATE CERTIFICATE.

     Section 5.03. MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES. (a) If (i) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee such security or indemnity as it may require to save it harmless, and (iii) the Trustee has not received notice that such Certificate has been acquired by a third Person, the Trustee shall sign, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Fractional Undivided Interest but in each case bearing a different number. The mutilated, destroyed, lost or stolen Certificate shall thereupon be canceled of record by the Trustee and shall be of no further effect and evidence no rights.

     (b) Upon the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any duplicate Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     Section 5.04. PERSONS DEEMED OWNERS. Prior to due presentation of a Certificate for registration of transfer, the Seller, the Trustee and any agent of the Seller or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 6.01 and for all other purposes whatsoever. Neither the Seller, the Trustee nor any agent of the Seller or the Trustee shall be affected by notice to the contrary. No Certificate shall be deemed duly presented for a transfer effective on any Record Date unless the Certificate to be transferred is presented no later than the close of business on the third Business Day preceding such Record Date.

     Section 5.05. TRANSFER RESTRICTIONS ON RESIDUAL CERTIFICATES. (a) Residual Certificates, or interests therein, may not be transferred without the prior express written consent of the Tax Matters Person and the Seller. As a prerequisite to such consent, the proposed transferee must provide the Tax Matters Person, the Seller and the Trustee with an affidavit that the proposed transferee is not a Disqualified Organization (as defined in Subsection 5.05(b)) (and, unless the Tax Matters Person and the Seller consent to the transfer to a person who is not a U.S. Person, an affidavit that it is a U.S. Person) as provided in Subsection 5.05(b).

     (b) No transfer, sale or other disposition of a Residual Certificate (including a beneficial interest therein) may be made unless, prior to the transfer, sale or other disposition of a Residual Certificate, the proposed transferee (including the initial purchasers thereof) delivers to the Tax Matters Person, the Trustee and the Seller an affidavit in the form attached hereto as Exhibit E stating, among other things, that as of the date of such transfer (i) such transferee is not any of (A) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation all of whose activities are subject to tax under Chapter 1 of Subtitle A of the Code and (except in the case of Freddie Mac) a majority of whose board of directors is not selected by the United States, or any state or political subdivision thereof), (B) any organization that is exempt from any tax imposed by Chapter 1 of Subtitle A of the Code, other than (x) a tax-exempt farmers' cooperative within the meaning of
Section 521 of the Code or (y) an organization that is subject to the tax imposed by Section 511 of the Code on "unrelated business taxable income" or (C) a corporation operating on a cooperative basis that is engaged in furnishing electric energy or providing telephone service to persons in rural areas (within the meaning of Section 1381(a)(2)(C) of the Code) (any Person described in (A),
(B), or (C) being referred to herein as a "Disqualified Organization") and that
(ii) such transferee is not acquiring such Residual Certificate for the account of a Disqualified Organization. The Tax Matters Person shall not consent to a transfer of a Residual Certificate if it has actual knowledge that any statement made in the affidavit issued pursuant to the preceding sentence is not true. Notwithstanding any transfer, sale or other disposition of a Residual Certificate to a Disqualified Organization, such transfer, sale or other disposition shall be deemed to be of no legal force or effect whatsoever and such Disqualified Organization shall not be deemed to be a Holder of a Residual Certificate for any purpose hereunder, including, but not limited to, the receipt of distributions thereon. If any purported transfer shall be in violation of the provisions of this Subsection 5.05(b), then the prior Holder thereof shall, upon discovery that the transfer of such Residual Certificate was not in fact permitted by this Subsection 5.05(b), be restored to all rights as a Holder thereof retroactive to the date of the purported transfer. None of the Trustee, the Tax Matters Person or the Seller shall be under any liability to any Person for any registration or transfer of a Residual Certificate that is not permitted by this Subsection 5.05(b) or for making payments due on such Residual Certificate to the purported Holder thereof or taking any other action with respect to such purported Holder under the provisions of this Agreement so long as the written affidavit referred to above was received with respect to such transfer, and the Tax Matters Person, the Trustee and the Seller, as applicable, had no knowledge that it was untrue. The prior Holder shall be entitled to recover from any purported Holder of a Residual Certificate that was in fact not a permitted transferee under this Subsection 5.05(b) at the time it became a Holder all payments made on such Residual Certificate. Each Holder of a Residual Certificate, by acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this Subsection 5.05(b) and to any amendment of this Agreement deemed necessary (whether as a result of new legislation or otherwise) by counsel of the Tax Matters Person or the Seller to ensure that the Residual Certificates are not transferred to a Disqualified Organization and that any transfer of such Residual Certificates will not cause the imposition of a tax upon the Trust or cause any REMIC to fail to qualify as a real estate mortgage investment conduit under Section 860D of the Code.

     (c) Unless the Tax Matters Person shall have consented in writing (which consent may be withheld in the Tax Matters Person's sole discretion), the Residual Certificates (including a beneficial interest therein) may not be purchased by or transferred to any person who is not a "United States person," as such term is defined in Section 7701(a)(30) of the Code.

     (d) By accepting a Residual Certificate, the purchaser thereof agrees to be a Tax Matters Person, and appoints the respective Servicer to act as its agent with respect to all matters concerning the tax obligations of the Trust.

     Section 5.06. RESTRICTIONS ON TRANSFERABILITY OF PRIVATE CERTIFICATES. (a) No offer, sale, transfer or other disposition (including pledge) of a Private Certificate shall be made by any Holder thereof unless registered under the Securities Act, or an exemption from the registration requirements of the Securities Act and any applicable state securities or "Blue Sky" laws is available and the prospective transferee (other than the Seller) of such Certificate signs and delivers to the Trustee an Investment Letter, if the transferee is an Institutional Accredited Investor, in the form set forth as Exhibit F-1 hereto, or a Rule 144A Certificate, if the transferee is a QIB, in the form set forth as Exhibit F-2 hereto. Notwithstanding the provisions of the immediately preceding sentence, no restrictions shall apply with respect to the transfer or registration of transfer of a beneficial interest in a Physical Certificate that is a Global Certificate of a Class to a transferee that takes delivery in the form of a beneficial interest in the Global Certificate of such Class provided that each such transferee shall be deemed to have made such representations and warranties contained in the Rule 144A Certificate as are sufficient to establish that it is a QIB. In the case of a proposed transfer of a Private Certificate to a transferee other than a QIB, the Trustee may require an Opinion of Counsel that such transaction is exempt from the registration requirements of the Securities Act. The cost of such opinion shall not be an expense of the Trustee or the Trust Fund.

     (b) Each Private Certificate shall bear a Securities Legend.

     Section 5.07. ERISA RESTRICTIONS. (a) Subject to the provisions of subsection (b), no Class of Private Certificates may be acquired directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of ERISA and/or Section 4975 of the Code, unless the proposed transferee provides a representation to the Trustee (upon which the Trustee is authorized to rely) to the effect that the proposed transfer and/or holding of a Certificate and the servicing, management and operation of the Trust: (i) will not result in a prohibited transaction under
Section 406 of ERISA or Section 4975 of the Code which is not covered under an individual or class prohibited transaction exemption including but not limited to Department of Labor Prohibited Transaction Exemption ("PTE") 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers); PTE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds); PTE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), PTE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), and PTCE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers) and (ii) will not give rise to any additional fiduciary duties under ERISA on the part of either any Servicer or the Trustee.

     (b) Any Person acquiring an interest in a Book-Entry Certificate or a Global Certificate which is a Subordinate Certificate, by acquisition of such Certificate, shall be deemed to have represented to the Trustee that it is either: (i) not acquiring an interest in such Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of ERISA and/or Section 4975 of the Code, or (ii) such Person provides a representation or certification to the Trustee to the effect that the transfer and/or holding of an interest in such Certificate and the servicing, management and/or operation of the Trust and its assets: (I) will not result in any prohibited transaction which is not covered under an individual or class prohibited transaction exemption, including, but not limited to, PTE 84-14, PTE 91-38, PTE 90-1, PTE 95-60 or PTE 96-23 and (II) will not give rise to any additional fiduciary duties on the part of either any Servicer or the Trustee.

     Section 5.08. RULE 144A INFORMATION. For so long as any Private Certificates are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) of the Securities Act, (1) the Seller will provide or cause to be provided to any holder of such Certificates and any prospective purchaser thereof designated by such a holder, upon the request of such holder or prospective purchaser, the information required to be provided to such holder or prospective purchaser by Rule 144A(d)(4) under the Securities Act; and (2) the Seller shall update such information from time to time in order to prevent such information from becoming false and misleading and will take such other actions as are necessary to ensure that the safe harbor exemption from the registration requirements of the Securities Act under Rule 144A is and will be available for resales of such Certificates conducted in accordance with Rule 144A.

                                   ARTICLE VI

                         Payments to Certificateholders

     Section 6.01. DISTRIBUTIONS ON THE CERTIFICATES. (a) Interest and principal on the Certificates will be distributed monthly on each Distribution Date, commencing in May 1998, in an aggregate amount equal to the Available Funds for such Distribution Date.

     (i) SENIOR CERTIFICATES. (A) On each Distribution Date, the Available Funds will be distributed in the following order of priority among the Senior Certificates except as otherwise noted and subject to the provisions of
     Section 6.01(c):

          FIRST, to the Senior Certificates, the Accrued Certificate Interest on each such Class for such Distribution Date. As described below, Accrued Certificate Interest on each Class is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto. Any Net Interest Shortfalls shall be allocated among the Senior Certificates as provided under 6.01(e);

          SECOND, to the Senior Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Available Funds, any shortfall in available amounts being allocated among such Classes in proportion to the amount of such Accrued Certificate Interest remaining undistributed for each such Class for such Distribution Date;

          THIRD, to the Senior Certificates in reduction of the Current Principal Amounts thereof:

               (a) Senior Optimal Principal Amount, in the following order of priority:

                    first, concurrently to the Class R-1, Class R-2 and Class R-3 Certificates, PRO RATA, based upon their Current Principal Amounts until their respective Current Principal Amounts thereof have been reduced to zero;

                    second, concurrently to the Class A-1, Class A-2 and Class A-3 Certificates in the percentages of 10.8331337415%, 51.8280562697% and 37.3388099888% respectively, until the
                    Current Principal Amount of the Class A-3 Certificates has been reduced to zero;

                    third, concurrently to the Class A-1, Class A-2 and Class A-4 Certificates, in percentages of 10.8331337415%, 51.8280562697% and 37.3388099888%, respectively, until the
                    Current Principal Amount of the Class A-1 Certificates has been reduced to zero;

                    fourth, concurrently to the Class A-2 and Class A-4 Certificates in the percentages of 51.8280562697% and 48.1719437303%, respectively, until the Current Principal Amounts of the Class A-2 and Class A-4 Certificates have been reduced to zero;

            (B) On each Distribution Date after the Cross-Over Date, distributions of principal on the outstanding Senior Certificates will be made pro rata among all Senior Certificates, regardless of the allocation, or sequential nature, of principal payments described in priority THIRD above, based upon the then Current Principal Amounts of such Senior Certificates.

        (ii) SUBORDINATE CERTIFICATES. On each Distribution Date, subject to the provisions of Section 6.01(c), the Available Funds remaining after the distributions described above under Section 6.01(a)(i) will be distributed among the Subordinate Certificates sequentially, in the following order, to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, in each case up to an amount equal to and in the following order:
               (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class's Allocable Share for such Distribution Date.

     (b) "Pro rata" distributions among Classes of Certificates will be made in proportion to the then Current Principal Amount of such Classes.

     (c) On each Distribution Date, any Available Funds remaining after payment of interest and principal as described above will be distributed, to the Class R-1 Certificates; provided, however, that if the Available Funds are insufficient to pay the entire amount required to be paid on such Distribution Date, the amount payable to the Class R-1 Certificates pursuant to this subclause (c) shall instead be paid to the other Certificates, pro rata based upon the amount of such shortfalls.

     (d) No Accrued Certificate Interest will be payable with respect to any Class of Certificates after the Distribution Date on which the Current Principal Amount of such Certificate has been reduced to zero.

     (e) If on any Distribution Date the Available Funds for the Senior Certificates is less than the Accrued Certificate Interest on the Senior Certificates for such Distribution Date prior to reduction for Net Interest Shortfall and the interest portion of Realized Losses, the shortfall will be allocated among the holders of each Class of Senior Certificates in proportion to the respective amounts of Accrued Certificate Interest that would have been allocated thereto in the absence of such Net Interest Shortfall and/or Realized Losses for such Distribution Date. In addition, the amount of any interest shortfalls will constitute unpaid Accrued Certificate Interest and will be distributable to holders of the Certificates of the related Classes entitled to such amounts on subsequent Distribution Dates, to the extent of the applicable Available Funds after current interest distributions as required herein. Any such amounts so carried forward will not bear interest. Shortfalls in interest payments will not be offset by a reduction in the servicing compensation of the Servicers or otherwise, except to the extent of applicable Compensating Interest Payments.

     (f) On each Distribution Date, the funds available for distribution shall be allocated to distributions on each of the REMIC II and REMIC III Regular Interests in an amount sufficient to make the distributions on the corresponding Certificates on such Distribution Date in accordance with the provisions of subsection (a) of this Section 6.01 and Section 5.01, unless specifically provided otherwise in this Agreement.

     (g) The expenses and fees of the Trust shall be paid by each of REMIC II and REMIC III, respectively, to the extent that such expenses relate to the assets for each of such respective REMICs, and all other expenses and fees of the Trust shall be paid pro rata by each of REMIC II and REMIC III.

     Section 6.02. ALLOCATION OF LOSSES. (a) On or prior to each Determination Date, the Servicer shall determine the amount of any Realized Loss in respect of each Mortgage Loan that occurred during the immediately preceding calendar month.

     (b) (i) With respect to any Certificates on any Determination Date, the principal portion of each Realized Loss on a Mortgage Loan (other than any Excess Loss) shall be allocated as follows:

                    first, to the Class B-6 Certificates until the Current Principal Amount thereof has been reduced to zero;

                    second, to the Class B-5 Certificates until the Current Principal Amount thereof has been reduced to zero;

                    third, to the Class B-4 Certificates until the Current Principal Amount thereof has been reduced to zero;

                    fourth, to the Class B-3 Certificates until the Current Principal Amount thereof has been reduced to zero;

                    fifth, to the Class B-2 Certificates until the Current Principal Amount thereof has been reduced to zero;

                    sixth, to the Class B-1 Certificates until the Current Principal amount thereof has been reduced to zero;

                    seventh, to the Classes of Senior Certificates, pro rata, in accordance with their Current Principal Amounts.

          (ii) With respect to any Distribution Date, the principal portion of any Excess Loss (other than those attributable to Debt Service Reductions) shall be allocated among all Classes of Certificates, pro rata, based on the respective Current Principal Amounts thereof.

          (iii) Notwithstanding the foregoing, no such allocation of any Realized Loss shall be made on a Distribution Date to any Class of Certificates to the extent that such allocation would result in the reduction of the aggregate Current Principal Amounts of all the Certificates as of such Distribution Date, after giving effect to all distributions and prior allocations of Realized Losses on such date, to an amount less than the aggregate Scheduled Principal Balance of all of the Mortgage Loans as of the first day of the month of such Distribution Date, less any Deficient Valuations occurring on or prior to the Bankruptcy Coverage Termination Date (such limitation, the "Loss Allocation Limitation").

     (c) Any Realized Losses allocated to a Class of Certificates shall be allocated among the Certificates of such Class in proportion to their respective Current Principal Amounts. Any allocation of Realized Losses shall be accomplished by reducing the Current Principal Amount of the related Certificates on the related Distribution Date.

     (d) Realized Losses shall be allocated on the Distribution Date in the month following the month in which such loss was incurred and, in the case of the principal portion thereof, after giving effect to distributions made on such Distribution Date.

     (e) On each Distribution Date, the Trustee shall determine the Subordinate Certificate Writedown Amount. Any such Subordinate Certificate Writedown Amount shall effect a corresponding reduction in the Current Principal Amount of (i) if prior to the Cross-Over Date, the Current Principal Amounts of the Subordinate Certificates, in the reverse order of their numerical Class designations and
(ii) from and after the Cross-Over Date, the Senior Certificates, pro rata based on their respective Current Principal Amounts, which reduction shall occur on such Distribution Date after giving effect to distributions made on such Distribution Date.

     (f) The interest portion of any Realized Losses occurring on or prior to the Cross- Over Date will not be allocated among any Certificates, but will reduce the amount of Available Funds on the related Distribution Date. As a result of the subordination of the Subordinate Certificates, in right of distribution, such Realized Losses will be borne first by the Subordinate Certificates in inverse order of their numerical Class designations.

     Section 6.03. PAYMENTS. (a) On each Distribution Date, other than the final Distribution Date, the Trustee shall distribute to each Certificateholder of record on the directly preceding Record Date the Certificateholder's PRO RATA share of its Class (based on the aggregate Fractional Undivided Interest represented by such Holder's Certificates) of all amounts required to be distributed on such Distribution Date to such Class. The Trustee shall calculate the amount to be distributed to each Class and, based on such amounts, the Trustee shall determine the amount to be distributed to each Certificateholder. All of the Trustee's calculations of payments shall be based solely on information provided to the Trustee by the Servicers. The Trustee shall not be required to confirm, verify or recompute any such information but shall be entitled to rely conclusively on such information.

     (b) Payment of the above amounts to each Certificateholder shall be made
(i) by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register or (ii) upon receipt by the Trustee on or before the fifth Business Day preceding the Record Date of written instructions from a Certificateholder holding Certificates representing an initial aggregate Current Principal Amount of not less than $1,000,000 by wire transfer to a United States dollar account maintained by the payee at any United States depository institution with appropriate facilities for receiving such a wire transfer; PROVIDED, HOWEVER, that the final payment in respect of each Class of Certificates will be made only upon presentation and surrender of such respective Certificates at the office or agency of the Trustee specified in the notice to Certificateholders of such final payment.

     Section 6.04. STATEMENTS TO CERTIFICATEHOLDERS. (a) Concurrently with each distribution to Certificateholders, the Trustee shall forward by first-class mail to each Certificateholder, with a copy to the Seller and the Rating Agencies, a statement setting forth the following information, expressed with respect to clauses (i) through (vi) in the aggregate and as a Fractional Undivided Interest representing an initial Current Principal Amount of $1,000 or in the case of the Residual Certificates, an initial Current Principal Amount of $50 for Class R-1 and $25 for each of Class R-2 and Class R-3:

          (i) the Current Principal Amount of each Class of Certificates immediately prior to such Distribution Date;

          (ii) the amount of the distribution allocable to principal on each applicable Class of Certificates;

          (iii) the aggregate amount of interest accrued at the related Pass-Through Rate with respect to each Class during the related Interest Accrual Period;

          (iv) the Net Interest Shortfall and any other adjustments to interest at the related Pass-Through Rate necessary to account for any difference between interest accrued and aggregate interest distributed with respect to each Class of Certificates;

          (v) the amount of the distribution allocable to interest on each Class of Certificates;

          (vi) the Pass-Through Rates for each Class of Certificates with respect to such Distribution Date;

          (vii) the Current Principal Amount of each Class of Certificates after such Distribution Date;

          (viii) the amount of any Monthly Advances, Compensating Interest Payments and outstanding unreimbursed advances by the Servicers or BSMCC included in such distribution;

          (ix) the amount of any Realized Losses during the related Prepayment Period and cumulatively since the Cut-off Date and the amount and source (separately identified) of any distribution in respect thereof included in such distribution;

          (x) the amount of Scheduled Principal and Principal Prepayments, (including but separately identifying the principal amount of principal prepayments, Insurance Proceeds, the purchase price in connection with the purchase of Mortgage Loans, cash deposits in connection with substitutions of Mortgage Loans and Net Liquidation Proceeds) and the number and principal balance of Mortgage Loans purchased or substituted for during the relevant period and cumulatively since the Cut-off Date;

          (xi) the number of Mortgage Loans (excluding REO Property) remaining in the Trust Fund as of the end of the related Due Period;

          (xii) information regarding any Mortgage Loan delinquencies as of the end of the related Due Period, including the aggregate number, aggregate Outstanding Principal Balance and aggregate Scheduled Principal Balance of Mortgage Loans delinquent one month, two months and three months or more;

          (xiii) the number of Mortgage Loans in the foreclosure process as of the end of the related Due Period and the aggregate Outstanding Principal Balance of such Mortgage Loans;

          (xiv) the number and aggregate Outstanding Principal Balance of all Mortgage Loans as to which the Mortgaged Property was REO Property as of the end of the related Due Period;

          (xv) the book value (the sum of (A) the Outstanding Principal Balance of the Mortgage Loan, (B) accrued interest through the date of foreclosure and (C) foreclosure expenses) of any REO Property; PROVIDED THAT, in the event that such information is not available to the Trustee on the Distribution Date, such information shall be furnished promptly after it becomes available;

          (xvi) the amount of Realized Losses allocated to each Class of Certificates since the prior Distribution Date and in the aggregate for all prior Distribution Dates; and

          (xvii) the then applicable Senior Percentage, Senior Prepayment Percentage, Subordinate Percentage and Subordinate Prepayment Percentage.

     The information set forth above shall be calculated, or reported, as the case may be, by the Trustee, based solely on information provided to the Trustee by the Servicers. The Trustee may conclusively rely on such information and shall not be required to confirm, verify or recalculate any such information.

     (b) By April 30 of each year beginning in 1999, the Trustee will furnish a report to each Holder of the Certificates of record at any time during the prior calendar year as to the aggregate of amounts reported pursuant to subclauses
(a)(ii) and (a)(v) above with respect to the Certificates, plus information with respect to the amount of servicing compensation and such other customary information as the Trustee may determine to be necessary and/or to be required by the Internal Revenue Service or by a federal or state law or rules or regulations to enable such Holders to prepare their tax returns for such calendar year. Such obligations shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to the requirements of the Code.

     (c) The Trustee shall promptly notify the Certificateholders if the Trustee receives notice of Chase's election to repurchase the Chase Mortgage Loans pursuant to its Servicing Agreement.

     Section 6.05. MONTHLY ADVANCES. Each Servicer shall make Monthly Advances pursuant to its Servicing Agreement. On the Business Day prior to each Distribution Date, if a BA Mortgage Loan is more than 120 days delinquent, BSMCC will be obligated to make a Monthly Advance by deposit into the Certificate Account, except to the extent BSMCC determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the Mortgage Loan for which the advance was made. No later than the second Business Day prior to each Distribution Date, BSMCC shall deliver a report to the Trustee on any BA Mortgage Loan which is more than 120 days delinquent stating whether BSMCC is obligated to make a Monthly Advance or is not obligated because BSMCC has determined such advance would be nonrecoverable. The Trustee shall be obligated to make such Monthly Advance on the Distribution Date if BSMCC is obligated to make a Monthly Advance but fails to do so. BSMCC or the Trustee shall be reimbursed for any Monthly Advance in the same manner that BA would be reimbursed for a Monthly Advance.

                                   ARTICLE VII

                                 Indemnification

     Section 7.01. INDEMNIFICATION OF THE TRUSTEE. The Trust shall indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense incurred on their part, arising out of, or in connection with, this Agreement, including the costs and expenses (including reasonable legal fees and expenses) of defending themselves against any such claim other than (i) any loss, liability or expense related to such Indemnified Person's failure to perform such Indemnified Person's duties in strict compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement and (ii) any loss, liability or expense incurred by reason of such Indemnified Person's willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. This indemnity shall survive the resignation or removal of the Trustee and the termination of this Agreement.

                                  ARTICLE VIII

                                     Default

     Section 8.01. EVENTS OF DEFAULT. In each and every case, so long as an Event of Default with respect to any Servicer shall not have been remedied, the Trustee may, and upon request of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the principal of the Trust Fund, the Trustee shall by notice in writing to the Servicer, with a copy to the Rating Agencies, terminate all of the rights and obligations (but not the liabilities) of the Servicer under the Servicing Agreement and in and to the Mortgage Loans and/or the REO Property serviced by the Servicer and the proceeds thereof.

     Section 8.02. TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR. (a) Upon the termination of any Servicer under the Servicing Agreement, the Trustee shall automatically become the successor in all respects to the Servicer in its capacity under the Servicing Agreement and the transactions set forth or provided for therein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Servicer by the terms and provisions thereof; PROVIDED, HOWEVER, that the Trustee (i) shall be under no obligation to purchase any Mortgage Loan; and (ii) shall have no obligation whatsoever with respect to any liability (other than advances deemed recoverable and not previously made) incurred by the Servicer at or prior to the time of termination. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Servicer would have been entitled to retain if the Servicer had continued to act hereunder, except for those amounts due the Servicer as reimbursement for advances previously made or expenses previously incurred. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a FNMA- or Freddie Mac-approved servicer having a net worth of not less than $10,000,000. Pending appointment of a successor to the Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; PROVIDED, HOWEVER, that no such compensation shall be in excess of that permitted the Trustee under this Subsection 8.02(a), and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third Person acting as an agent or independent contractor in the performance of servicing responsibilities hereunder. The Trustee and such successor shall take such action, consistent with this Agreement and the Servicing Agreement, as shall be necessary to effectuate any such succession.

     (b) If the Trustee shall succeed to any duties of the Servicer respecting the Mortgage Loans as provided herein, it shall do so in a separate capacity and not in its capacity as Trustee and, accordingly, the provisions of Article IX shall be inapplicable to the Trustee in its duties as the successor to the Servicer in the servicing of the Mortgage Loans (although such provisions shall continue to apply to the Trustee in its capacity as Trustee); the provisions of
Article VII, however, shall apply to it in its capacity as successor servicer.

     Section 8.03. NOTIFICATION TO CERTIFICATEHOLDERS. Upon any termination or appointment of a successor to the Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agencies.

     Section 8.04. WAIVER OF DEFAULTS. The Trustee shall transmit by mail to all Certificateholders, within 60 days after the occurrence of any Event of Default known to the Trustee, unless such Event of Default shall have been cured, notice of each such Event of Default hereunder known to the Trustee. The Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund may, on behalf of all Certificateholders, waive any default by the Servicer in the performance of its obligations hereunder and the consequences thereof, except a default in the making of or the causing to be made any required distribution on the Certificates. Upon any such waiver of a past default, such default shall be deemed to cease to exist, and any Event of Default arising therefrom shall be deemed to have been timely remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. The Trustee shall give notice of any such waiver to the Rating Agencies.

     Section 8.05. LIST OF CERTIFICATEHOLDERS. Upon written request of three or more Certificateholders of record, for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders held by the Trustee.

                                   ARTICLE IX

                             Concerning the Trustee

     Section 9.01. DUTIES OF TRUSTEE. (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee. If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and subject to Section 8.02(b) use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.

     (b) Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee pursuant to any provision of this Agreement, the Trustee shall examine them to determine whether they are in the form required by this Agreement; PROVIDED, HOWEVER, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by any Servicer; PROVIDED, FURTHER, that the Trustee shall not be responsible for the accuracy or verification of any calculation provided to it pursuant to this Agreement.

     (c) The Trustee shall make monthly distributions and the final distribution to the Certificateholders as provided in Sections 6.01 and 10.01 herein.

     (d) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; PROVIDED, HOWEVER, that:

          (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

          (ii) The Trustee shall not be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the directions of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund, if such action or non-action relates to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or other power conferred upon the Trustee, under this Agreement;

          (iv) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee's Corporate Trust Office shall have actual knowledge thereof. In the absence of such notice, the Trustee may conclusively assume there is no such default or Event of Default;

          (v) The Trustee shall not in any way be liable by reason of any insufficiency in any Account held by or in the name of Trustee unless it is determined by a court of competent jurisdiction that the Trustee's gross negligence or willful misconduct was the primary cause of such insufficiency; and

          (vi) Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

     The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of any Servicer under any Servicing Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, any Servicer in accordance with the terms of this Agreement.

     (e) All funds received by the Trustee and required to be deposited in the Certificate Account pursuant to this Agreement will be promptly so deposited by the Trustee.

     (f) Except for those actions that the Trustee is required to take hereunder, the Trustee shall have no obligation or liability to take any action or to refrain from taking any action hereunder in the absence of written direction as provided hereunder.

     Section 9.02. CERTAIN MATTERS AFFECTING THE TRUSTEE. Except as otherwise provided in Section 9.01:

          (i) The Trustee may rely and shall be protected in acting or refraining from acting in reliance on any resolution, certificate of a Seller or Servicer, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) The Trustee may consult with counsel and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notices pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Trustee's Corporate Trust Office has actual knowledge (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs;

          (iv) The Trustee shall not be liable in its individual capacity for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (v) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund and provided that the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement. The Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Certificateholders requesting the investigation;

          (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through agents or attorneys; PROVIDED, HOWEVER, that the Trustee may not appoint any agent to perform its custodial functions with respect to the Mortgage Files or paying agent functions under this Agreement without the express written consent of any Servicer, which consent will not be unreasonably withheld. The Trustee shall not be liable or responsible for the misconduct or negligence of any of the Trustee's agents or attorneys or a custodian or paying agent appointed hereunder by the Trustee with due care and, when required, with the consent of any Servicer;

          (vii) Should the Trustee deem the nature of any action required on its part, other than a payment or transfer under Subsection 4.01(b) or Section 4.02, to be unclear, the Trustee may require prior to such action that it be provided by the Seller with reasonable further instructions;

          (viii) The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be accountable for other than its negligence or willful misconduct in the performance of any such act;

          (ix) The Trustee shall not be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder; and

          (x) The Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by BSMCC, Dime, FBS or Chemical pursuant to this Agreement, Mortgage Loan Purchase Agreement, the Dime Sale Agreement or any Servicing Agreement or the eligibility of any Mortgage Loan for purposes of this Agreement.

     Section 9.03. TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS. The recitals contained herein and in the Certificates (other than the signature and countersignature of the Trustee on the Certificates) shall be taken as the statements of the Seller, and the Trustee shall have no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of the Certificates (other than the signature and countersignature of the Trustee on the Certificates) or of any Mortgage Loan except as expressly provided in Sections 2.02 and 2.05 hereof; provided, however, that the foregoing shall not relieve the Trustee of the obligation to review the Mortgage Files pursuant to Sections 2.02 and 2.04. The Trustee's signature and countersignature (or countersignature of its agent) on the Certificates shall be solely in its capacity as Trustee and shall not constitute the Certificates an obligation of the Trustee in any other capacity. The Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Seller with respect to the Mortgage Loans. Subject to the provisions of Section 2.05, the Trustee shall not be responsible for the legality or validity of this Agreement or any document or instrument relating to this Agreement, the validity of the execution of this Agreement or of any supplement hereto or instrument of further assurance, or the validity, priority, perfection or sufficiency of the security for the Certificates issued hereunder or intended to be issued hereunder. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders, under this Agreement. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

     Section 9.04. TRUSTEE MAY OWN CERTIFICATES. The Trustee in its individual capacity or in any capacity other than as Trustee hereunder may become the owner or pledgee of any Certificates with the same rights it would have if it were not Trustee, and may otherwise deal with the parties hereto.

     Section 9.05. TRUSTEE'S FEES AND EXPENSES. The Seller covenants and agrees to pay to the Trustee the Trustee's Fees as set forth in, and in accordance with, such understanding as may be agreed to between such parties. Such compensation obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

     Section 9.06. ELIGIBILITY REQUIREMENTS FOR TRUSTEE. The Trustee and any successor Trustee shall during the entire duration of this Agreement be a state bank or trust company or a national banking association organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus and undivided profits of at least $40,000,000 or, in the case of a successor Trustee, $50,000,000, subject to supervision or examination by federal or state authority and, in the case of a successor Trustee other than pursuant to Section 9.10, rated in one of the two highest long-term debt categories of, or otherwise acceptable to, each of the Rating Agencies. The Trustee shall not be an Affiliate of any Servicer, unless the Trustee acts as successor Servicer hereunder. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.06 the combined capital and surplus of such corporation shall be deemed to be its total equity capital (combined capital and surplus) as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee shall resign immediately in the manner and with the effect specified in
Section 9.08.

     Section 9.07. INSURANCE. The Trustee, at its own expense, shall at all times maintain and keep in full force and effect: (i) fidelity insurance, (ii) theft of documents insurance and (iii) forgery insurance (which may be collectively satisfied by a "Financial Institution Bond" and/or a "Bankers' Blanket Bond"). All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically maintained by banks which act as custodians for investor-owned mortgage pools. A certificate of an officer of the Trustee as to the Trustee's compliance with this Section 9.07 shall be furnished to any Certificateholder upon reasonable written request.

     Section 9.08. RESIGNATION AND REMOVAL OF THE TRUSTEE. (a) The Trustee may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Seller and any Servicer, with a copy to the Rating Agencies. Upon receiving such notice of resignation, the Seller shall promptly appoint a successor Trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the resigning Trustee and the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Seller or if at any time the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Seller shall be entitled to remove the Trustee and appoint a successor Trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the Trustee so removed and the successor Trustee.

     (c) The Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund may at any time remove the Trustee and appoint a successor Trustee by written instrument or instruments, in quadruplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Seller, the Servicer, the Trustee so removed and the successor so appointed.

     (d) No resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.08 shall become effective except upon appointment of and acceptance of such appointment by the successor Trustee as provided in Section 9.09.

     Section 9.09. SUCCESSOR TRUSTEE. (a) Any successor Trustee appointed as provided in Section 9.08 shall execute, acknowledge and deliver to the Seller and to its predecessor Trustee an instrument accepting such appointment hereunder. The resignation or removal of the predecessor Trustee shall then become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall after payment of its outstanding fees and expenses promptly deliver to the successor Trustee all assets and records of the Trust held by it hereunder, and the Seller and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

     (b) No successor Trustee shall accept appointment as provided in this
Section 9.09 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 9.06.

     (c) Upon acceptance of appointment by a successor Trustee as provided in this Section 9.09, the successor Trustee shall mail notice of the succession of such Trustee hereunder to all Certificateholders at their addresses as shown in the Certificate Register and to the Rating Agencies. BSMCC shall pay the cost of any mailing by the successor Trustee.

     Section 9.10. MERGER OR CONSOLIDATION OF TRUSTEE. Any state bank or trust company or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any state bank or trust company or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any state bank or trust company or national banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such state bank or trust company or national banking association shall be eligible under the provisions of Section 9.06. Such succession shall be valid without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 9.11. APPOINTMENT OF CO-TRUSTEE OR SEPARATE Trustee. (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or property constituting the same may at the time be located, the Seller and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the Seller to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 9.11, such powers, duties, obligations, rights and trusts as the Seller and the Trustee may consider necessary or desirable.

     (b) If the Seller shall not have joined in such appointment within 15 days after the receipt by it of a written request so to do, the Trustee shall have the power to make such appointment without the Seller.

     (c) No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 9.06 hereunder and no notice to Certificateholders of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.08 hereof.

     (d) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.11, all rights, powers, duties and obligations conferred or imposed upon the Trustee and required to be conferred on such co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to any Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

     (e) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

     (f) To the extent not prohibited by law, any separate trustee or co-trustee may, at any time, request the Trustee, its agent or attorney-in-fact, with full power and authority, to do any lawful act under or with respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

     (g) No trustee under this Agreement shall be personally liable by reason of any act or omission of another trustee under this Agreement. The Seller and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

     Section 9.12. FEDERAL INFORMATION RETURNS AND REPORTS TO
CERTIFICATEHOLDERS. (a) For federal income tax purposes, the taxable year of each REMIC shall be a calendar year and the Trustee shall maintain or cause the maintenance of the books of each REMIC on the accrual method of accounting.

     (b) The Trustee shall prepare and the Trustee will file or cause to be filed with the Internal Revenue Service Federal tax information returns with respect to each REMIC, the Trust Fund, if applicable, and the Certificates containing such information and at the times and in the manner as may be required by the Code or applicable Treasury regulations, and shall furnish to each Holder of Certificates at any time during the calendar year for which such returns or reports are made such statements or information at the times and in the manner as may be required thereby. In connection with the foregoing, the Trustee shall provide the name and address of the person who can be contacted to obtain information required to be reported to the holders of regular interests in each REMIC (the "REMIC Reporting Agent") as required by IRS Form 8811. The Trustee shall make the elections to treat each REMIC as a real estate mortgage investment conduit under the Code (which election shall apply to the taxable period ending December 31, 1998 and each calendar year thereafter) in such manner as the Code or applicable Treasury regulations may prescribe. The Holder of the Class R-1 Certificate is hereby designated as the "Tax Matters Person" (within the meaning of Treas. Reg. ss.ss. 1.860F-4(d)) for REMIC I, the Holder of the Class R-2 Certificate is hereby designated as "Tax Matters Person" for REMIC II and the Holder of the Class R-3 Certificate is hereby designated as "Tax Matters Person" for REMIC III. The Trustee is hereby designated and appointed as the agent of each such Tax Matters Person. Any Holder of a Residual Certificate will by acceptance thereof appoint the Trustee as agent and attorney-in-fact for the purpose of acting as Tax Matters Person for each REMIC during such time as the Trustee does not own any such Residual Certificate. In the event that the Code or applicable Treasury regulations prohibit the Trustee from signing tax or information returns or other statements, or the Trustee from acting as Tax Matters Person (as an agent or otherwise), the Trustee shall take whatever action that in its sole good faith judgment is necessary for the proper filing of such information returns or for the provision of a tax matters person, including designation of the Holder of a Residual Certificate to sign such returns or act as tax matters person. Each Holder of a Residual Certificate shall be bound by this Section.

     (c) The Trustee shall provide upon request and receipt of reasonable compensation, such information as required in Section 860D(a)(6)(B) of the Code to the Internal Revenue Service, to any Person purporting to transfer a Residual Certificate to a Person other than a transferee permitted by Section 5.05(b), and to any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate, organization described in Section 1381 of the Code, or nominee holding an interest in a pass-through entity described in Section 860E(e)(6) of the Code, any record holder of which is not a transferee permitted by Section 5.05(b) (or which is deemed by statute to be an entity with a disqualified member).

         (d) The Trustee shall prepare and the Trustee shall file or cause to be filed any state income tax returns required under Applicable State Law with respect to each REMIC or the Trust Fund.

                                    ARTICLE X

                                   Termination

     Section 10.01. TERMINATION UPON REPURCHASE BY THE SELLER OR ITS DESIGNEE OR LIQUIDATION OF THE MORTGAGE LOANS. (a) Subject to Section 10.02, the respective obligations and responsibilities of the Seller and the Trustee created hereby, other than the obligation of the Trustee to make payments to Certificateholders as hereinafter set forth shall terminate upon:

     (1) the repurchase by Chase of all the Chase Mortgage Loans and related REO Property remaining in the Trust at a price equal to (a) the unpaid principal balance of each Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate (less any amounts constituting previously unreimbursed Monthly Advances) and (b) the appraised value of any REO Property (less the good faith estimate of Chase's liquidation expenses incurred in connection with its disposal thereof), such appraisal to be conducted by an appraiser mutually agreed upon by Chase and the Trustee;

     (2) (i) the repurchase by or at the direction of the Seller or its designee of all Mortgage Loans and all REO Property remaining in the Trust at a price equal to (a) 100% of the Outstanding Principal Balance of each Mortgage Loan (other than a Mortgage Loan related to REO Property) as of the date of repurchase, net of the principal portion of any unreimbursed Monthly Advances made by the purchaser, together with interest at the applicable Mortgage Interest Rate accrued but unpaid through and including the last day of the month of repurchase, plus (b) the appraised value of any REO Property, less the good faith estimate of the Seller of liquidation expenses to be incurred in connection with its disposal thereof (but not more than the Outstanding Principal Balance of the related Mortgage Loan, together with interest at the applicable Mortgage Interest Rate accrued on that balance but unpaid through and including the last day of the month of repurchase), such appraisal to be calculated by an appraiser mutually agreed upon by the Seller and the Trustee at the expense of the Seller; or

          (ii) the later of the making of the final payment or other liquidation, or any advance with respect thereto, of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired with respect to any Mortgage Loan; PROVIDED, HOWEVER, that in the event that an advance has been made, but not yet recovered, at the time of such termination, the Person having made such advance shall be entitled to receive, notwithstanding such termination, any payments received subsequent thereto with respect to which such advance was made.

     (b) In no event, however, shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date of this Agreement.

     (c) (1) The right of Chase to repurchase all the Chase Mortgage Loans pursuant to Section 10.03 of the Chase Servicing Agreement shall be exercisable only if the outstanding principal amount of the Chase Mortgage Loans is $5,000,000 or less.

          (2) The right of the Seller or its designee to repurchase all Mortgage Loans pursuant to Subsection 10.01(a)(2)(i) above shall be exercisable only if
(i) the aggregate unpaid principal balance of the Mortgage Loans at the time of any such repurchase is less than 10% of the portion of the Cut-off Date Balance or (ii) the Seller, based upon an Opinion of Counsel, has determined that the REMIC status of any REMIC has been lost or that a substantial risk exists that such REMIC status will be lost for the then-current taxable year. At any time thereafter, in the case of (i) or (ii) above, the Seller may elect to terminate the REMIC at any time, and upon such election, the Seller or its designee, shall repurchase all the Mortgage Loans.

     (d) The Trustee shall give notice of any termination to the Certificateholders, with a copy to the Rating Agencies, upon which the Certificateholders shall surrender their Certificates to the Trustee for payment of the final distribution and cancellation. Such notice shall be given by letter, mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution, and shall specify
(i) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified.

     (e) (1) If the option of Chase to repurchase the Chase Mortgage Loans under
Section 10.03 of the Chase Servicing Agreement is exercised, Chase shall deliver to the Trustee for deposit in the Certificate Account, by the Servicer Remittance Date during the following month, an amount equal to the repurchase price for the Chase Mortgage Loans and related REO Property being purchased by it.

          (2) If the option of the Seller to repurchase or cause the repurchase of all Mortgage Loans under Subsection 10.01(a)(2)(i) above is exercised, the Seller and/or its designee shall deliver to the Trustee for deposit in the Certificate Account, by the Business Day prior to the applicable Distribution Date, an amount equal to the repurchase price for the Mortgage Loans being purchased by it and all property acquired with respect to such Mortgage Loans remaining in the REMIC.

     Upon the presentation and surrender of the Certificates, the Trustee shall distribute an amount equal to (i) the amount otherwise distributable to the Certificateholders (other than the holder of the Class of Residual Certificate) on such Distribution Date but for such repurchase, (ii) the Current Principal Amount and any accrued but unpaid interest at the Pass- Through Rate to the Certificateholders of each Class, and (iii) the remainder to the Class R-1 Certificateholder. If the Available Funds are not sufficient to pay all of the related Certificates in full, any such deficiency will be allocated to the outstanding Class or Classes of Subordinate Certificates having the highest numerical designation or if after the applicable Cross-Over Date to the Senior Certificates pro rata. Upon deposit of the required repurchase price and following such final Distribution Date, the Trustee shall release promptly to the Seller and/or its designee, the Mortgage Files for the remaining Mortgage Loans, and the Accounts shall terminate, subject to the Trustee's obligation to hold any amounts payable to Certificateholders in trust without interest pending final distributions pursuant to Subsection 10.01(g).

     (f) In the event that this Agreement is terminated by reason of the payment or liquidation of all Mortgage Loans or the disposition of all property acquired with respect to all Mortgage Loans under Subsection 10.01(a)(ii) above, each Servicer shall deliver to the Trustee for deposit in the Certificate Account all distributable amounts remaining in their Protected Accounts. Upon the presentation and surrender of the Certificates, the Trustee shall distribute to the Certificateholders, in accordance with their respective interests, all distributable amounts remaining in the Certificate Account. Upon deposit by each Servicer of such distributable amounts, and following such final Distribution Date, the Trustee shall release promptly to the Seller or its designee the Mortgage Files for the remaining Mortgage Loans, and the Certificate Account shall terminate, subject to the Trustee's obligation to hold any amounts payable to the Certificateholders in trust without interest pending final distributions pursuant to Subsection 10.01(g).

     (g) If not all of the Certificateholders shall surrender their Certificates for cancellation within six months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice, not all the Certificates shall have been surrendered for cancellation, the Trustee may take appropriate steps, or appoint any agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject to this Agreement.

     Section 10.02. ADDITIONAL TERMINATION REQUIREMENTS. (a) If the option of Chase to repurchase the Chase Mortgage Loans under Section 10.03 of the Chase Servicing Agreement or if the option of the Seller to repurchase all the Mortgage Loans under Subsection 10.01(a)(2)(i) above is exercised, REMIC III in the case of the Chase repurchase and REMIC II (and REMIC III if it is still in existence) in the case of the Seller's repurchase and REMIC I if it is to be terminated pursuant to Subsection 10.02(c) shall be terminated in accordance with the following additional requirements, unless the Trustee has been furnished with an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section 10.02 will not (i) result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code on any REMIC or (ii) cause any REMIC to fail to qualify as a REMIC at any time that any Regular Certificates are outstanding:

          (i) within 90 days prior to the final Distribution Date of any REMIC, at the written direction of Chase or the Seller, the Trustee, as agent for the respective Tax Matters Persons, shall adopt a plan of complete liquidation of any REMIC provided to it by Chase or the Seller meeting the requirements of a "Qualified Liquidation" under Section 860F of the Code and any regulations thereunder.

          (ii) at or after the time of adoption of such a plan of complete liquidation of any of the REMICs and at or prior to the final Distribution Date, the Trustee shall sell for cash all of the assets of the REMIC to Chase or to or at the direction of the Seller; and

          (iii) at the time of the making of the final payment on any Certificates, the Trustee shall distribute or credit from the Certificate Account (or cause to be distributed or credited) (i) to the Certificateholders, other than the Holder of the corresponding Residual Certificates, the Current Principal Amount of the Certificates plus 30 days' interest thereon at the applicable Pass-Through Rate, and (ii) to the corresponding Residual Certificateholder, all cash on hand from the Certificate Account (other than cash retained to meet claims); and the REMIC shall terminate at such time.

     (b) By their acceptance of the Residual Certificates, the Holders thereof hereby (i) agree to adopt such a plan of complete liquidation of the REMIC upon the written request of the Seller and to take such action in connection therewith as may be reasonably requested by the Seller and (ii) appoint the Seller as their attorney-in-fact, with full power of substitution, for purposes of adopting such a plan of complete liquidation. The Trustee shall adopt such plan of liquidation by filing the appropriate statement on the final tax return of the REMIC.

     (c) At such time as each of REMIC II and REMIC III is terminated either by a complete liquidation or upon final distribution of all of the assets of REMIC II and REMIC III, REMIC I shall terminate.

                                   ARTICLE XI

                            Miscellaneous Provisions

     Section 11.01. INTENT OF PARTIES. The parties intend that each of the REMICs shall be treated as a real estate mortgage investment conduit under the Code for federal income tax purposes and that the provisions of this Agreement should be construed in furtherance of this intent.

     Section 11.02. AMENDMENT. (a) This Agreement may be amended from time to time by the Seller and the Trustee, and any Servicing Agreement may be amended from time to time by the Servicer and the Trustee, without notice to or the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein that may be defective or inconsistent with any other provisions herein, to comply with any changes in the Code or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Opinion of Independent Counsel, adversely affect in any material respect the interests of any Certificateholder.

     (b) This Agreement may also be amended from time to time by the Seller and the Trustee, and any Servicing Agreement may also be amended from time to time by the Servicer and the Trustee, with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund or of the applicable Class or Classes, if such amendment affects only such Class or Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; PROVIDED, HOWEVER, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding, or (iii) cause any REMIC to fail to qualify as a REMIC for federal income tax purposes, as evidenced by an Opinion of Independent Counsel which shall be provided to the Trustee other than at the Trustee's expense. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to Section 11.02(b), Certificates registered in the name of or held for the benefit of the Seller, any Servicer, or the Trustee or any Affiliate thereof shall be entitled to vote their Undivided Fractional Interests with respect to matters affecting such Certificates.

     (c) Promptly after the execution of any such amendment, the Trustee shall furnish a copy of such amendment or written notification of the substance of such amendment to each Certificateholder, with a copy to the Rating Agencies.

     (d) In the case of an amendment under Subsection 11.02(b) above, it shall not be necessary for the Certificateholders to approve the particular form of such an amendment. Rather, it shall be sufficient if the Certificateholders approve the substance of the amendment. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

     (e) Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement.

     Section 11.03. RECORDATION OF AGREEMENT. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Seller shall effect such recordation, at the expense of the Trust upon the request in writing of a Certificateholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Certificateholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Certificateholders or is required by law.

     Section 11.04. LIMITATION ON RIGHTS OF Certificateholders. (a) The death or incapacity of any Certificateholder shall not terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     (b) Except as expressly provided in this Agreement, no Certificateholders shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to establish the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholders be under any liability to any third Person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon, under or with respect to this Agreement against the Seller, any Servicer or any successor to any such parties unless (i) such Certificateholder previously shall have given to the Trustee a written notice of a continuing default, as herein provided, (ii) the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs and expenses and liabilities to be incurred therein or thereby, and (iii) the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.

     (d) No one or more Certificateholders shall have any right by virtue of any provision of this Agreement to affect the rights of any other Certificateholders or to obtain or seek to obtain priority or preference over any other such Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this
Section 11.04, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Section 11.05. ACTS OF CERTIFICATEHOLDERS. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is expressly required, to the Seller. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Seller, if made in the manner provided in this Section 11.05.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The ownership of Certificates (notwithstanding any notation of ownership or other writing on such Certificates, except an endorsement in accordance with Section 5.02 made on a Certificate presented in accordance with
Section 5.04) shall be proved by the Certificate Register, and neither the Trustee, the Seller, any Servicer nor any successor to any such parties shall be affected by any notice to the contrary.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the holder of any Certificate shall bind every future holder of the same Certificate and the holder of every Certificate issued upon the registration of transfer or exchange thereof, if applicable, or in lieu thereof with respect to anything done, omitted or suffered to be done by the Trustee, the Seller, any Servicer or any successor to any such party in reliance thereon, whether or not notation of such action is made upon such Certificates.

     (e) In determining whether the Holders of the requisite percentage of Certificates evidencing Fractional Undivided Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by the Trustee, the Seller, any Servicer or any Affiliate thereof shall be disregarded, except as otherwise provided in Section 11.02(b) and except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which the Trustee knows to be so owned shall be so disregarded. Certificates which have been pledged in good faith to the Trustee, the Seller, any Servicer or any Affiliate thereof may be regarded as outstanding if the pledgor establishes to the satisfaction of the Trustee the pledgor's right to act with respect to such Certificates and that the pledgor is not an Affiliate of the Trustee, the Seller, or any Servicer, as the case may be.

     Section 11.06. GOVERNING LAW. THIS AGREEMENT AND THE CERTIFICATES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS RULES AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 11.07. NOTICES. All demands and notices hereunder shall be in writing and shall be deemed given when delivered at or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, to (i) in the case of the Seller, 245 Park Avenue, New York, New York 10167, Attention: Vice President-Servicing (but with respect to monthly reports sent pursuant to Section 6.07(b), Attention: Lynn Lin), or to such other address as may hereafter be furnished to the other parties hereto in writing; (ii) in the case of the Trustee, at its Corporate Trust Office with a copy to 11000 Broken Land Parkway, Columbia, Maryland 21044 (Attention: BSMSI 98-5), or such other address as may hereafter be furnished to the other parties hereto in writing; or (iii) in the case of the Rating Agencies, Duff & Phelps Credit Rating Co., 17 State Street, 12th Floor, New York, New York 10004 and Standard & Poor's Rating Services, a Division of the McGraw-Hill Companies, Inc., 26 Broadway, New York, New York, 10004, Attention: Residential Mortgage Surveillance, Ernestine Warner. Any notice delivered to the Seller, any Servicer or the Trustee under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Certificateholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

     Section 11.08. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severed from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

     Section 11.09. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

     Section 11.10. ARTICLE AND SECTION HEADINGS. The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

     Section 11.11. COUNTERPARTS. This Agreement may be executed in two or more counterparts each of which when so executed and delivered shall be an original but all of which together shall constitute one and the same instrument.

     Section 11.12. NOTICE TO RATING AGENCIES. The article and section headings herein are for convenience of reference only, and shall not limited or otherwise affect the meaning hereof. The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

     1. Any material change or amendment to this Agreement or any Servicing Agreement;

     2. The occurrence of any Event of Default that has not been cured;

     3. The resignation or termination of any Servicer or the Trustee;

     4. The repurchase or substitution of Mortgage Loans;

     5. The final payment to Certificateholders; and

     6. Any change in the location of the Certificate Account.

     In addition, in accordance with Section 6.04, the Trustee shall promptly furnish to each Rating Agency copies of each report to Certificateholders described in Section 6.04.

     IN WITNESS WHEREOF, the Seller and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.


                     BEAR STEARNS MORTGAGE SECURITIES INC., as
                         Seller


                     By: /s/ MARY HAGGERTY
                         Name:  Mary Haggerty
                         Title: Vice President


                    NORWEST BANK MINNESOTA, NATIONAL
                         ASSOCIATION, as Trustee

                     By: /s/ PETER J. MASTERMAN
                         Name:  Peter J. Masterman
                         Title: Vice President


Accepted and Agreed as to
  Sections 2.01, 2.02, 2.03, 2.04, 6.05 and 9.09(c)

BEAR STEARNS MORTGAGE CAPITAL
  CORPORATION


By:  /s/ THOMAS MARANO
     Name:  Thomas Marano
     Title: Senior Vice President

STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF NEW YORK  )


     On the __ day of April, 1998 before me, a notary public in and for said State, personally appeared Mary P. Haggerty, known to me to be a Vice President of Bear Stearns Mortgage Securities Inc., the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                              ------------------------------------------
                                            Notary Public


[Notarial Seal]

STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF NEW YORK  )


     On the __ day of April, 1998 before me, a notary public in and for said State, personally appeared ____________, known to me to be a _______________ of Norwest Bank Minnesota, National Association, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                              ------------------------------------------
                                           Notary Public


[Notarial Seal]

STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF NEW YORK  )


     On the __ day of April, 1998 before me, a notary public in and for said State, personally appeared Joseph Jurkowski, known to me to be a Director and Authorized Officer of Bear Stearns Mortgage Capital Corporation, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                              ------------------------------------------
                                        Notary Public


[Notarial Seal]

                                                                EXHIBIT A-1


                          FORM OF FACE OF CERTIFICATES

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC., THE RELATED SERVICER OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
     THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").
     THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                       MORTGAGE PASS-THROUGH CERTIFICATE,
NO. A-1-1                                                      SERIES 1998-5
                   EVIDENCING A BENEFICIAL INTEREST IN A TRUST
          CONSISTING OF CONVENTIONAL, FIRST LIEN MORTGAGE LOANS SOLD BY

                      BEAR STEARNS MORTGAGE SECURITIES INC.
                              CUSIP NO. 073914 D5 9

CUT-OFF DATE                       :  APRIL 1, 1998                 CLASS                      :  A-1
FIRST DISTRIBUTION DATE            :  MAY 25, 1998                  INITIAL PRINCIPAL AMOUNT
ASSUMED FINAL DISTRIBUTION DATE    :  MARCH 25, 2008                OF THIS CERTIFICATE
TRUSTEE                            :  NORWEST BANK MINNESOTA,       ("DENOMINATION")           :  $14,325,000.00
                                      NATIONAL ASSOCIATION          APPROXIMATE ORIGINAL
PASS-THROUGH RATE                  :  VARIABLE                      CLASS PRINCIPAL AMOUNT     :  $14,325,000.00


THIS CERTIFIES THAT                CEDE & CO.
is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") consisting primarily of conventional, first lien, fixed rate mortgages secured by one- to four-family residences, and individual condominium or cooperative units (collectively, the "Mortgage Loans"), which will be sold to the Trust by Bear Stearns Mortgage Securities Inc. ("BSMSI"). The Mortgage Loans were sold by Bear Stearns Mortgage Capital Corporation to BSMSI. The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), by and among BSMSI, as seller, and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.
     Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the weighted average of the Net Rates of the Mortgage Loans. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is determined as set forth in the Agreement.
     Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

UNLESS THIS CERTIFICATE HAS BEEN COUNTERSIGNED BY AN AUTHORIZED SIGNATORY OF THE TRUSTEE BY MANUAL SIGNATURE, THIS CERTIFICATE SHALL NOT BE ENTITLED TO ANY BENEFIT UNDER THE AGREEMENT, OR BE VALID FOR ANY PURPOSE.

     IN WITNESS WHEREOF, THE TRUSTEE HAS CAUSED THIS CERTIFICATE TO BE DULY EXECUTED.

Dated:  April 30, 1998
Countersigned:                     NORWEST BANK MINNESOTA, NATIONAL
                                   ASSOCIATION,
                                   Not in its individual capacity but solely as Trustee


By________________________         By__________________________________________
  Authorized signatory of            AUTHORIZED OFFICER
  Norwest Bank Minnesota,
  National Association, not in
  its individual capacity but
  solely as Trustee

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC., THE RELATED SERVICER OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
     THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").
     THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                       MORTGAGE PASS-THROUGH CERTIFICATE,
NO. A-2-1                                                      SERIES 1998-5
                   EVIDENCING A BENEFICIAL INTEREST IN A TRUST
          CONSISTING OF CONVENTIONAL, FIRST LIEN MORTGAGE LOANS SOLD BY

                      BEAR STEARNS MORTGAGE SECURITIES INC.
                              CUSIP NO. 073914 D6 7

CUT-OFF DATE                         :  APRIL 1, 1998                 CLASS                         : A-2
FIRST DISTRIBUTION DATE              :  MAY 25, 1998                  INITIAL PRINCIPAL AMOUNT
ASSUMED FINAL DISTRIBUTION DATE      :  DECEMBER 25, 2008             OF THIS CERTIFICATE
TRUSTEE                              :  NORWEST BANK MINNESOTA,       ("DENOMINATION")              : $71,625,700.00
                                        NATIONAL ASSOCIATION          APPROXIMATE ORIGINAL CLASS
PASS-THROUGH RATE                    :  VARIABLE                      PRINCIPAL AMOUNT              : $71,625,700.00


THIS CERTIFIES THAT                     CEDE & CO.

is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") consisting primarily of conventional, first lien, fixed rate mortgages secured by one- to four-family residences, and individual condominium or cooperative units , (collectively, the "Mortgage Loans"), which will be sold to the Trust by Bear Stearns Mortgage Securities Inc. ("BSMSI"). The Mortgage Loans were sold by Bear Stearns Mortgage Capital Corporation to BSMSI. The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), by and among BSMSI, as seller, and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.
     Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the weighted average of the Net Rates of the Mortgage Loans. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is determined as set forth in the Agreement.
     Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

UNLESS THIS CERTIFICATE HAS BEEN COUNTERSIGNED BY AN AUTHORIZED SIGNATORY OF THE TRUSTEE BY MANUAL SIGNATURE, THIS CERTIFICATE SHALL NOT BE ENTITLED TO ANY BENEFIT UNDER THE AGREEMENT, OR BE VALID FOR ANY PURPOSE.

     IN WITNESS WHEREOF, THE TRUSTEE HAS CAUSED THIS CERTIFICATE TO BE DULY EXECUTED.

Dated:  April 30, 1998
Countersigned:                     NORWEST BANK MINNESOTA, NATIONAL
                                   ASSOCIATION,
                                   Not in its individual capacity but solely as Trustee


By________________________         By__________________________________________
  Authorized signatory of            AUTHORIZED OFFICER
  Norwest Bank Minnesota,
  National Association, not in
  its individual capacity but
  solely as Trustee

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC., THE RELATED SERVICER OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
     THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                       MORTGAGE PASS-THROUGH CERTIFICATE,
NO. A-3-1                                                     SERIES 1998-5
                   EVIDENCING A BENEFICIAL INTEREST IN A TRUST
          CONSISTING OF CONVENTIONAL, FIRST LIEN MORTGAGE LOANS SOLD BY

                      BEAR STEARNS MORTGAGE SECURITIES INC.
                              CUSIP NO. 073917 D7 5

CUT-OFF DATE                         :  APRIL 1, 1998                      CLASS                      :  A-3
FIRST DISTRIBUTION DATE              :  MAY 25, 1998                       INITIAL PRINCIPAL AMOUNT
ASSUMED FINAL DISTRIBUTION DATE      :  JANUARY 25, 2007                   OF THIS CERTIFICATE
TRUSTEE                              :  NORWEST BANK MINNESOTA,            ("DENOMINATION")           :  $42,382,750.00
                                        NATIONAL ASSOCIATION               APPROXIMATE ORIGINAL CLASS
PASS-THROUGH RATE                    :  VARIABLE                           PRINCIPAL AMOUNT            : $42,382,750.00


THIS CERTIFIES THAT                     CEDE & CO.

is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") consisting primarily of conventional, first lien, fixed rate mortgages secured by one- to four-family residences, and individual condominium or cooperative units , (collectively, the "Mortgage Loans"), which will be sold to the Trust by Bear Stearns Mortgage Securities Inc. ("BSMSI"). The Mortgage Loans were sold by Bear Stearns Mortgage Capital Corporation to BSMSI. The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), by and among BSMSI, as seller, and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.
     Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the weighted average of the Net Rates of the Mortgage Loans. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is determined as set forth in the Agreement.
     Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

UNLESS THIS CERTIFICATE HAS BEEN COUNTERSIGNED BY AN AUTHORIZED SIGNATORY OF THE TRUSTEE BY MANUAL SIGNATURE, THIS CERTIFICATE SHALL NOT BE ENTITLED TO ANY BENEFIT UNDER THE AGREEMENT, OR BE VALID FOR ANY PURPOSE.

     IN WITNESS WHEREOF, THE TRUSTEE HAS CAUSED THIS CERTIFICATE TO BE DULY EXECUTED.
Dated:  April 30, 1998
Countersigned:                     NORWEST BANK MINNESOTA, NATIONAL
                                   ASSOCIATION,
                                   Not in its individual capacity but solely as Trustee


By________________________         By__________________________________________
  Authorized signatory of            AUTHORIZED OFFICER
  Norwest Bank Minnesota,
  National Association, not in
  its individual capacity but
  solely as Trustee

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC., THE RELATED SERVICER OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
     THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").
     THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                       MORTGAGE PASS-THROUGH CERTIFICATE,
NO. A-4-1                                                     SERIES 1998-5
                   EVIDENCING A BENEFICIAL INTEREST IN A TRUST
          CONSISTING OF CONVENTIONAL, FIRST LIEN MORTGAGE LOANS SOLD BY

                      BEAR STEARNS MORTGAGE SECURITIES INC.
                              CUSIP NO. 073914 D8 3

CUT-OFF DATE                         :  APRIL 1, 1998                 CLASS                           :  A-4
FIRST DISTRIBUTION DATE              :  MAY 25, 1998                  INITIAL PRINCIPAL AMOUNT
ASSUMED FINAL DISTRIBUTION DATE      :  DECEMBER 25, 2008             OF THIS CERTIFICATE
TRUSTEE                              :  NORWEST BANK MINNESOTA,       ("DENOMINATION")                :  $9,865,250.00
                                        NATIONAL ASSOCIATION          APPROXIMATE ORIGINAL CLASS
PASS-THROUGH RATE                    :  VARIABLE                      PRINCIPAL AMOUNT                :  $9,865,250.00


THIS CERTIFIES THAT                     CEDE & CO.

is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") consisting primarily of conventional, first lien, fixed rate mortgages secured by one- to four-family residences, and individual condominium or cooperative units (collectively, the "Mortgage Loans"), which will be sold to the Trust by Bear Stearns Mortgage Securities Inc. ("BSMSI"). The Mortgage Loans were sold by Bear Stearns Mortgage Capital Corporation to BSMSI. The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), by and among BSMSI, as seller, and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.
     Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the weighted average of the Net Rates of the Mortgage Loans. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is determined as set forth in the Agreement.
     Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

UNLESS THIS CERTIFICATE HAS BEEN COUNTERSIGNED BY AN AUTHORIZED SIGNATORY OF THE TRUSTEE BY MANUAL SIGNATURE, THIS CERTIFICATE SHALL NOT BE ENTITLED TO ANY BENEFIT UNDER THE AGREEMENT, OR BE VALID FOR ANY PURPOSE.

     IN WITNESS WHEREOF, THE TRUSTEE HAS CAUSED THIS CERTIFICATE TO BE DULY EXECUTED.
Dated:  April 30, 1998
Countersigned:                     NORWEST BANK MINNESOTA, NATIONAL
                                   ASSOCIATION,
                                   Not in its individual capacity but solely as Trustee


By________________________         By__________________________________________
  Authorized signatory of            AUTHORIZED OFFICER
  Norwest Bank Minnesota,
  National Association, not in
  its individual capacity but
  solely as Trustee

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC., THE RELATED SERVICER OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
     THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").
     THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

     THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFEREE PROVIDES A BENEFIT PLAN OPINION TO THE TRUSTEE TO THE EFFECT THAT THE PROPOSED TRANSFER AND/OR HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND/OR OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY DUTIES ON THE PART OF THE TRUSTEE OR THE TRUSTEE.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                       MORTGAGE PASS-THROUGH CERTIFICATE,
NO. B-1-1                                                     SERIES 1998-5
                   EVIDENCING A BENEFICIAL INTEREST IN A TRUST
          CONSISTING OF CONVENTIONAL, FIRST LIEN MORTGAGE LOANS SOLD BY

                      BEAR STEARNS MORTGAGE SECURITIES INC.
                              CUSIP NO. 073914 D9 1

CUT-OFF DATE                         :  APRIL 1, 1998                      CLASS                            :  B-1
FIRST DISTRIBUTION DATE              :  MAY 25, 1998                       INITIAL PRINCIPAL AMOUNT
ASSUMED FINAL DISTRIBUTION DATE      :  DECEMBER 25, 2008                  OF THIS CERTIFICATE
TRUSTEE                              :  NORWEST BANK MINNESOTA,            ("DENOMINATION")                 : $699,700.00
                                        NATIONAL ASSOCIATION               APPROXIMATE ORIGINAL CLASS
PASS-THROUGH RATE                    :  VARIABLE                           PRINCIPAL AMOUNT                 : $699,700.00


THIS CERTIFIES THAT                     CEDE & CO.
is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") consisting primarily of conventional, first lien, fixed rate mortgages secured by one- to four-family residences, and individual condominium or cooperative units (collectively, the "Mortgage Loans"), which will be sold to the Trust by Bear Stearns Mortgage Securities Inc. ("BSMSI"). The Mortgage Loans were sold by Bear Stearns Mortgage Capital Corporation to BSMSI. The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), by and among BSMSI, as seller, and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.
     Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the weighted average of the Net Rates of the Mortgage Loans. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is determined as set forth in the Agreement.
     Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

UNLESS THIS CERTIFICATE HAS BEEN COUNTERSIGNED BY AN AUTHORIZED SIGNATORY OF THE TRUSTEE BY MANUAL SIGNATURE, THIS CERTIFICATE SHALL NOT BE ENTITLED TO ANY BENEFIT UNDER THE AGREEMENT, OR BE VALID FOR ANY PURPOSE.

     IN WITNESS WHEREOF, THE TRUSTEE HAS CAUSED THIS CERTIFICATE TO BE DULY EXECUTED.
Dated:  April 30, 1998
Countersigned:                     NORWEST BANK MINNESOTA, NATIONAL
                                   ASSOCIATION,
                                   Not in its individual capacity but solely as Trustee


By________________________         By__________________________________________
  Authorized signatory of            AUTHORIZED OFFICER
  Norwest Bank Minnesota,
  National Association, not in
  its individual capacity but
  solely as Trustee

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC., THE RELATED SERVICER OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
     THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").
     THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.
     THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFEREE PROVIDES A BENEFIT PLAN OPINION TO THE TRUSTEE TO THE EFFECT THAT THE PROPOSED TRANSFER AND/OR HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND/OR OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY DUTIES ON THE PART OF THE MASTER SERVICER OR THE TRUSTEE.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                       MORTGAGE PASS-THROUGH CERTIFICATE,
NO. B-2-1                                                     SERIES 1998-5
                   EVIDENCING A BENEFICIAL INTEREST IN A TRUST
          CONSISTING OF CONVENTIONAL, FIRST LIEN MORTGAGE LOANS SOLD BY

                      BEAR STEARNS MORTGAGE SECURITIES INC.
                              CUSIP NO. 073914 E2 5

CUT-OFF DATE                         :  APRIL 1, 1998                 CLASS                            :  B-2
FIRST DISTRIBUTION DATE              :  MAY 25, 1998                  INITIAL PRINCIPAL AMOUNT
ASSUMED FINAL DISTRIBUTION DATE      :  DECEMBER 25, 2008             OF THIS CERTIFICATE
TRUSTEE                              :  NORWEST BANK MINNESOTA,       ("DENOMINATION")                 :  $349,900.00
                                        NATIONAL ASSOCIATION          APPROXIMATE ORIGINAL CLASS
PASS-THROUGH RATE                    :  VARIABLE                      PRINCIPAL AMOUNT                 :  $349,900.00


THIS CERTIFIES THAT                     CEDE & CO.
is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") consisting primarily of conventional, first lien, fixed rate mortgages secured by one- to four-family residences, and individual condominium or cooperative units (collectively, the "Mortgage Loans"), which will be sold to the Trust by Bear Stearns Mortgage Securities Inc. ("BSMSI"). The Mortgage Loans were sold by Bear Stearns Mortgage Capital Corporation to BSMSI. The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), by and among BSMSI, as seller, and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.
     Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the weighted average of the Net Rates of the Mortgage Loans. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is determined as set forth in the Agreement.
     Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

UNLESS THIS CERTIFICATE HAS BEEN COUNTERSIGNED BY AN AUTHORIZED SIGNATORY OF THE TRUSTEE BY MANUAL SIGNATURE, THIS CERTIFICATE SHALL NOT BE ENTITLED TO ANY BENEFIT UNDER THE AGREEMENT, OR BE VALID FOR ANY PURPOSE.

     IN WITNESS WHEREOF, THE TRUSTEE HAS CAUSED THIS CERTIFICATE TO BE DULY EXECUTED.

Dated:  April 30, 1998
Countersigned:                     NORWEST BANK MINNESOTA, NATIONAL
                                   ASSOCIATION,
                                   Not in its individual capacity but solely as Trustee


By________________________         By__________________________________________
  Authorized signatory of            AUTHORIZED OFFICER
  Norwest Bank Minnesota,
  National Association, not in
  its individual capacity but
  solely as Trustee

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC., THE RELATED SERVICER OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
     THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").
     THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.
     THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFEREE PROVIDES A BENEFIT PLAN OPINION TO THE TRUSTEE TO THE EFFECT THAT THE PROPOSED TRANSFER AND/OR HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND/OR OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY DUTIES ON THE PART OF THE MASTER SERVICER OR THE TRUSTEE.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                       MORTGAGE PASS-THROUGH CERTIFICATE,
NO. B-3-1                                                     SERIES 1998-5
                   EVIDENCING A BENEFICIAL INTEREST IN A TRUST
          CONSISTING OF CONVENTIONAL, FIRST LIEN MORTGAGE LOANS SOLD BY

                      BEAR STEARNS MORTGAGE SECURITIES INC.
                              CUSIP NO. 073914 E3 3

CUT-OFF DATE                         :  APRIL 1, 1998                  CLASS                            :  B-3
FIRST DISTRIBUTION DATE              :  MAY 25, 1998                   INITIAL PRINCIPAL AMOUNT
ASSUMED FINAL DISTRIBUTION DATE      :  DECEMBER 25, 2008              OF THIS CERTIFICATE
TRUSTEE                              :  NORWEST BANK MINNESOTA,        ("DENOMINATION")                 :  $279,900.00
                                        NATIONAL ASSOCIATION           APPROXIMATE ORIGINAL CLASS
PASS-THROUGH RATE                    :  VARIABLE                       PRINCIPAL AMOUNT                 :  $279,900.00


THIS CERTIFIES THAT                     CEDE & CO.
is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") consisting primarily of conventional, first lien, fixed rate mortgages secured by one- to four-family residences, and individual condominium or cooperative units (collectively, the "Mortgage Loans"), which will be sold to the Trust by Bear Stearns Mortgage Securities Inc. ("BSMSI"). The Mortgage Loans were sold by Bear Stearns Mortgage Capital Corporation to BSMSI. The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), by and among BSMSI, as seller, and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.
     Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the weighted average of the Net Rates of the Mortgage Loans. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is determined as set forth in the Agreement.
     Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

UNLESS THIS CERTIFICATE HAS BEEN COUNTERSIGNED BY AN AUTHORIZED SIGNATORY OF THE TRUSTEE BY MANUAL SIGNATURE, THIS CERTIFICATE SHALL NOT BE ENTITLED TO ANY BENEFIT UNDER THE AGREEMENT, OR BE VALID FOR ANY PURPOSE.

     IN WITNESS WHEREOF, THE TRUSTEE HAS CAUSED THIS CERTIFICATE TO BE DULY EXECUTED.
Dated:  April 30, 1998
Countersigned:                     NORWEST BANK MINNESOTA, NATIONAL
                                   ASSOCIATION,
                                   Not in its individual capacity but solely as Trustee


By________________________         By__________________________________________
  Authorized signatory of            AUTHORIZED OFFICER
  Norwest Bank Minnesota,
  National Association, not in
  its individual capacity but
  solely as Trustee

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC., THE RELATED SERVICER OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
     THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

     THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.
     THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(A)(1),(2)(3) OR (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) A REPRESENTATION OR CERTIFICATION AS TO COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFER AND/OR HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND/OR OPERATION OF THE TRUST AND ITS ASSETS: (1) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY DUTIES ON THE PART OF THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION TO SUCH EFFECT BY OR ON BEHALF OF A HOLDER OF A PRIVATE CERTIFICATE.

                       MORTGAGE PASS-THROUGH CERTIFICATE,
NO. B-4-1                                                      SERIES 1998-5
                   EVIDENCING A BENEFICIAL INTEREST IN A TRUST
          CONSISTING OF CONVENTIONAL, FIRST LIEN MORTGAGE LOANS SOLD BY

                      BEAR STEARNS MORTGAGE SECURITIES INC.
                              CUSIP NO. 073914 E7 4

CUT-OFF DATE                         :  APRIL 1, 1998                      CLASS                                :  B-4
FIRST DISTRIBUTION DATE              :  MAY 25, 1998                       INITIAL PRINCIPAL AMOUNT
ASSUMED FINAL DISTRIBUTION DATE      :  DECEMBER 25, 2008                  OF THIS CERTIFICATE
TRUSTEE                              :  NORWEST BANK MINNESOTA,            ("DENOMINATION")                    :  $140,000.00
                                        NATIONAL ASSOCIATION               APPROXIMATE ORIGINAL CLASS
PASS-THROUGH RATE                    :  VARIABLE                           PRINCIPAL AMOUNT                    :  $140,000.00


THIS CERTIFIES THAT                BEAR STEARNS SECURITIES CORP.
is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") consisting primarily of conventional, first lien, fixed rate mortgages secured by one- to four-family residences, and individual condominium or cooperative units (collectively, the "Mortgage Loans"), which will be sold to the Trust by Bear Stearns Mortgage Securities Inc. ("BSMSI"). The Mortgage Loans were sold by Bear Stearns Mortgage Capital Corporation to BSMSI. The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), by and among BSMSI, as seller, and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

     Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the weighted average of the Net Rates of the Mortgage Loans. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is determined as set forth in the Agreement.
     Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

UNLESS THIS CERTIFICATE HAS BEEN COUNTERSIGNED BY AN AUTHORIZED SIGNATORY OF THE TRUSTEE BY MANUAL SIGNATURE, THIS CERTIFICATE SHALL NOT BE ENTITLED TO ANY BENEFIT UNDER THE AGREEMENT, OR BE VALID FOR ANY PURPOSE.

     IN WITNESS WHEREOF, THE TRUSTEE HAS CAUSED THIS CERTIFICATE TO BE DULY EXECUTED.
Dated:  April 30, 1998
Countersigned:                     NORWEST BANK MINNESOTA, NATIONAL
                                   ASSOCIATION,
                                   Not in its individual capacity but solely as Trustee


By________________________         By__________________________________________
  Authorized signatory of            AUTHORIZED OFFICER
  Norwest Bank Minnesota,
  National Association, not in
  its individual capacity but
  solely as Trustee

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC., THE RELATED SERVICER OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
     THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").
     THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.
     THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(A)(1),(2)(3) OR (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) A REPRESENTATION OR CERTIFICATION AS TO COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFER AND/OR HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND/OR OPERATION OF THE TRUST AND ITS ASSETS: (1) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY DUTIES ON THE PART OF THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION TO SUCH EFFECT BY OR ON BEHALF OF A HOLDER OF A PRIVATE CERTIFICATE.

                       MORTGAGE PASS-THROUGH CERTIFICATE,
NO. B-5-1                                                      SERIES 1998-5
                   EVIDENCING A BENEFICIAL INTEREST IN A TRUST
          CONSISTING OF CONVENTIONAL, FIRST LIEN MORTGAGE LOANS SOLD BY

                      BEAR STEARNS MORTGAGE SECURITIES INC.
                              CUSIP NO. 073914 E8 2

CUT-OFF DATE                         :  APRIL 1, 1998                      CLASS                                :  B-5
FIRST DISTRIBUTION DATE              :  MAY 25, 1998                       INITIAL PRINCIPAL AMOUNT
ASSUMED FINAL DISTRIBUTION DATE      :  DECEMBER 25, 2008                  OF THIS CERTIFICATE
TRUSTEE                              :  NORWEST BANK MINNESOTA,            ("DENOMINATION")                     : $139,900.00
                                        NATIONAL ASSOCIATION               APPROXIMATE ORIGINAL CLASS
PASS-THROUGH RATE                    :  VARIABLE                           PRINCIPAL AMOUNT                     : $139,900.00


THIS CERTIFIES THAT                BEAR STEARNS SECURITIES CORP.
is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") consisting primarily of conventional, first lien, fixed rate mortgages secured by one- to four-family residences, and individual condominium or cooperative units (collectively, the "Mortgage Loans"), which will be sold to the Trust by Bear Stearns Mortgage Securities Inc. ("BSMSI"). The Mortgage Loans were sold by Bear Stearns Mortgage Capital Corporation to BSMSI. The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), by and among BSMSI, as seller, and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

     Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the weighted average of the Net Rates of the Mortgage Loans. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is determined as set forth in the Agreement.
     Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

UNLESS THIS CERTIFICATE HAS BEEN COUNTERSIGNED BY AN AUTHORIZED SIGNATORY OF THE TRUSTEE BY MANUAL SIGNATURE, THIS CERTIFICATE SHALL NOT BE ENTITLED TO ANY BENEFIT UNDER THE AGREEMENT, OR BE VALID FOR ANY PURPOSE.

     IN WITNESS WHEREOF, THE TRUSTEE HAS CAUSED THIS CERTIFICATE TO BE DULY EXECUTED.

Dated:  April 30, 1998
Countersigned:                     NORWEST BANK MINNESOTA, NATIONAL
                                   ASSOCIATION,
                                   Not in its individual capacity but solely as Trustee


By________________________         By__________________________________________
  Authorized signatory of            AUTHORIZED OFFICER
  Norwest Bank Minnesota,
  National Association, not in
  its individual capacity but
  solely as Trustee

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC., THE RELATED SERVICER OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
     THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").
     THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.
     THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(A)(1),(2)(3) OR (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) A REPRESENTATION OR CERTIFICATION AS TO COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFER AND/OR HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND/OR OPERATION OF THE TRUST AND ITS ASSETS: (1) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY DUTIES ON THE PART OF THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION TO SUCH EFFECT BY OR ON BEHALF OF A HOLDER OF A PRIVATE CERTIFICATE.

                       MORTGAGE PASS-THROUGH CERTIFICATE,
NO. B-6-1                                                      SERIES 1998-5
                   EVIDENCING A BENEFICIAL INTEREST IN A TRUST
          CONSISTING OF CONVENTIONAL, FIRST LIEN MORTGAGE LOANS SOLD BY

                      BEAR STEARNS MORTGAGE SECURITIES INC.
                              CUSIP NO. 073914 E9 0

CUT-OFF DATE                         :  APRIL 1, 1998                      CLASS                               :  B-6
FIRST DISTRIBUTION DATE              :  MAY 25, 1998                       INITIAL PRINCIPAL AMOUNT
ASSUMED FINAL DISTRIBUTION DATE      :  DECEMBER 25, 2008                  OF THIS CERTIFICATE
TRUSTEE                              :  NORWEST BANK MINNESOTA,            ("DENOMINATION")                    :  $140,000.00
                                        NATIONAL ASSOCIATION               APPROXIMATE ORIGINAL CLASS
PASS-THROUGH RATE                    :  VARIABLE                           PRINCIPAL AMOUNT                    :  $140,000.00


THIS CERTIFIES THAT                BEAR STEARNS SECURITIES CORP.
is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") consisting primarily of conventional, first lien, fixed rate mortgages secured by one- to four-family residences, and individual condominium or cooperative units (collectively, the "Mortgage Loans"), which will be sold to the Trust by Bear Stearns Mortgage Securities Inc. ("BSMSI"). The Mortgage Loans were sold by Bear Stearns Mortgage Capital Corporation to BSMSI. The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), by and among BSMSI, as seller, and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.
     Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the weighted average of the Net Rates of the Mortgage Loans. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is determined as set forth in the Agreement.
     Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

UNLESS THIS CERTIFICATE HAS BEEN COUNTERSIGNED BY AN AUTHORIZED SIGNATORY OF THE TRUSTEE BY MANUAL SIGNATURE, THIS CERTIFICATE SHALL NOT BE ENTITLED TO ANY BENEFIT UNDER THE AGREEMENT, OR BE VALID FOR ANY PURPOSE.

     IN WITNESS WHEREOF, THE TRUSTEE HAS CAUSED THIS CERTIFICATE TO BE DULY EXECUTED.
Dated:  April 30, 1998
Countersigned:                     NORWEST BANK MINNESOTA, NATIONAL
                                   ASSOCIATION,
                                   Not in its individual capacity but solely as Trustee


By________________________         By__________________________________________
  Authorized signatory of            AUTHORIZED OFFICER
  Norwest Bank Minnesota,
  National Association, not in
  its individual capacity but
  solely as Trustee

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC., THE RELATED SERVICER OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
     FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN "REMIC I" AS DEFINED IN THE AGREEMENT REFERRED TO BELOW, WHICH IS A 'REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND IS NOT TREATED AS INDEBTEDNESS OF THE TRUST REFERRED TO BELOW. EACH PURCHASER OF THE INTEREST REPRESENTED BY THIS CERTIFICATE WILL BE REQUIRED TO REPRESENT IN AN AFFIDAVIT THAT IT IS NOT A "DISQUALIFIED ORGANIZATION" AND WILL NOT TRANSFER THIS CERTIFICATE TO A "DISQUALIFIED ORGANIZATION." THE TERM "DISQUALIFIED ORGANIZATION" IS DEFINED IN
SECTION 860(E)(5) OF THE CODE AND IN THE AGREEMENT. EACH PURCHASER WILL ALSO BE REQUIRED TO REPRESENT IN SUCH AFFIDAVIT THAT (A) IT IS NOT ACQUIRING CERTIFICATES FOR THE ACCOUNT OF A DISQUALIFIED ORGANIZATION AND (B) IT WILL NOT TRANSFER THIS CERTIFICATE UNLESS (1) IT HAS RECEIVED A SIMILAR AFFIDAVIT FROM THE PROPOSED TRANSFEREE AND (2) AS OF THE TIME OF THE TRANSFER, IT DOES NOT HAVE ACTUAL KNOWLEDGE THAT THE AFFIDAVIT OF THE PROPOSED TRANSFEREE IS FALSE. IN THE EVENT THAT LEGISLATION IS ENACTED WHICH WOULD SUBJECT THE TRUST REFERRED TO BELOW TO TAX (OR DISQUALIFY THE TRUST REFERRED TO BELOW) ON THE TRANSFER OF AN INTEREST REPRESENTED BY THIS CERTIFICATE TO ANY OTHER PERSON OR PERSONS, BEAR STEARNS MORTGAGE SECURITIES INC. SHALL, WITHOUT FURTHER ACTION ON THE PART OF THE HOLDERS OF THE CLASS R CERTIFICATES BE EMPOWERED, TO THE FULLEST EXTENT POSSIBLE AND AS IF THEY HAD SO VOTED, TO AMEND THE AGREEMENT REFERRED TO BELOW TO RESTRICT OR PROHIBIT PROSPECTIVELY SUCH TRANSFER. THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-U.S. PERSON AS DESCRIBED IN SECTION 5.05(C) OF THE AGREEMENT REFERRED TO BELOW WITHOUT THE PRIOR WRITTEN CONSENT OF NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, AS AGENT FOR THE TAX MATTERS PERSON.
     THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

                       MORTGAGE PASS-THROUGH CERTIFICATE,
NO. R-1-1                                                     SERIES 1998-5
                   EVIDENCING A BENEFICIAL INTEREST IN A TRUST
          CONSISTING OF CONVENTIONAL, FIRST LIEN MORTGAGE LOANS SOLD BY

                      BEAR STEARNS MORTGAGE SECURITIES INC.
                              CUSIP NO. 073914 E4 1

CUT-OFF DATE                         :  APRIL 1, 1998                      CLASS                                :  R-1
FIRST DISTRIBUTION DATE              :  MAY 25, 1998                       INITIAL PRINCIPAL AMOUNT
ASSUMED FINAL DISTRIBUTION DATE      :  DECEMBER 25, 2008                  OF THIS CERTIFICATE
TRUSTEE                              :  NORWEST BANK MINNESOTA,            ("DENOMINATION")                     :  $50.00
                                        NATIONAL ASSOCIATION               APPROXIMATE ORIGINAL CLASS
PASS-THROUGH RATE                    :  VARIABLE                           PRINCIPAL AMOUNT                     :  $50.00


THIS CERTIFIES THAT                BEAR STEARNS SECURITIES CORP.
is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") consisting primarily of conventional, first lien, fixed rate mortgages secured by one- to four-family residences, and individual condominium or cooperative units (collectively, the "Mortgage Loans"), which will be sold to the Trust by Bear Stearns Mortgage Securities Inc. ("BSMSI"). The Mortgage Loans were sold by Bear Stearns Mortgage Capital Corporation to BSMSI. The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), by and among BSMSI, as seller, and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.
     Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the weighted average of the Net Rates of the Mortgage Loans. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is determined as set forth in the Agreement.
     Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

UNLESS THIS CERTIFICATE HAS BEEN COUNTERSIGNED BY AN AUTHORIZED SIGNATORY OF THE TRUSTEE BY MANUAL SIGNATURE, THIS CERTIFICATE SHALL NOT BE ENTITLED TO ANY BENEFIT UNDER THE AGREEMENT, OR BE VALID FOR ANY PURPOSE.

     IN WITNESS WHEREOF, THE TRUSTEE HAS CAUSED THIS CERTIFICATE TO BE DULY EXECUTED.
Dated:  April 30, 1998
Countersigned:                     NORWEST BANK MINNESOTA, NATIONAL
                                   ASSOCIATION,
                                   Not in its individual capacity but solely as Trustee


By________________________         By__________________________________________
  Authorized signatory of            AUTHORIZED OFFICER
  Norwest Bank Minnesota,
  National Association, not in
  its individual capacity but
  solely as Trustee

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC., THE RELATED SERVICER OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
     FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN "REMIC II" AS DEFINED IN THE AGREEMENT REFERRED TO BELOW, WHICH IS A 'REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND IS NOT TREATED AS INDEBTEDNESS OF THE TRUST REFERRED TO BELOW. EACH PURCHASER OF THE INTEREST REPRESENTED BY THIS CERTIFICATE WILL BE REQUIRED TO REPRESENT IN AN AFFIDAVIT THAT IT IS NOT A "DISQUALIFIED ORGANIZATION" AND WILL NOT TRANSFER THIS CERTIFICATE TO A "DISQUALIFIED ORGANIZATION." THE TERM "DISQUALIFIED ORGANIZATION" IS DEFINED IN
SECTION 860(E)(5) OF THE CODE AND IN THE AGREEMENT. EACH PURCHASER WILL ALSO BE REQUIRED TO REPRESENT IN SUCH AFFIDAVIT THAT (A) IT IS NOT ACQUIRING CERTIFICATES FOR THE ACCOUNT OF A DISQUALIFIED ORGANIZATION AND (B) IT WILL NOT TRANSFER THIS CERTIFICATE UNLESS (1) IT HAS RECEIVED A SIMILAR AFFIDAVIT FROM THE PROPOSED TRANSFEREE AND (2) AS OF THE TIME OF THE TRANSFER, IT DOES NOT HAVE ACTUAL KNOWLEDGE THAT THE AFFIDAVIT OF THE PROPOSED TRANSFEREE IS FALSE. IN THE EVENT THAT LEGISLATION IS ENACTED WHICH WOULD SUBJECT THE TRUST REFERRED TO BELOW TO TAX (OR DISQUALIFY THE TRUST REFERRED TO BELOW) ON THE TRANSFER OF AN INTEREST REPRESENTED BY THIS CERTIFICATE TO ANY OTHER PERSON OR PERSONS, BEAR STEARNS MORTGAGE SECURITIES INC. SHALL, WITHOUT FURTHER ACTION ON THE PART OF THE HOLDERS OF THE CLASS R CERTIFICATES BE EMPOWERED, TO THE FULLEST EXTENT POSSIBLE AND AS IF THEY HAD SO VOTED, TO AMEND THE AGREEMENT REFERRED TO BELOW TO RESTRICT OR PROHIBIT PROSPECTIVELY SUCH TRANSFER. THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-U.S. PERSON AS DESCRIBED IN SECTION 5.05(C) OF THE AGREEMENT REFERRED TO BELOW WITHOUT THE PRIOR WRITTEN CONSENT OF NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, NATIONAL ASSOCIATION, AS AGENT FOR THE TAX MATTERS PERSON.
     THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

                       MORTGAGE PASS-THROUGH CERTIFICATE,
NO. R-2-1                                                     SERIES 1998-5
                   EVIDENCING A BENEFICIAL INTEREST IN A TRUST
          CONSISTING OF CONVENTIONAL, FIRST LIEN MORTGAGE LOANS SOLD BY

                      BEAR STEARNS MORTGAGE SECURITIES INC.
                              CUSIP NO. 073914 E5 8

CUT-OFF DATE                         :  APRIL 1, 1998                 CLASS                               :  R-2
FIRST DISTRIBUTION DATE              :  MAY 25, 1998                  INITIAL PRINCIPAL AMOUNT
ASSUMED FINAL DISTRIBUTION DATE      :  DECEMBER 25, 2008             OF THIS CERTIFICATE
TRUSTEE                              :  NORWEST BANK MINNESOTA,       ("DENOMINATION")                    : $25.00
                                        NATIONAL ASSOCIATION          APPROXIMATE ORIGINAL CLASS
PASS-THROUGH RATE                    :  VARIABLE                      PRINCIPAL AMOUNT                    : $25.00


THIS CERTIFIES THAT                BEAR STEARNS SECURITIES CORP.
is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") consisting primarily of conventional, first lien, fixed rate mortgages secured by one- to four-family residences, and individual condominium or cooperative units (collectively, the "Mortgage Loans"), which will be sold to the Trust by Bear Stearns Mortgage Securities Inc. ("BSMSI"). The Mortgage Loans were sold by Bear Stearns Mortgage Capital Corporation to BSMSI. The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), by and among BSMSI, as seller, and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.
     Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the weighted average of the Net Rates of the Mortgage Loans. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is determined as set forth in the Agreement.
     Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

UNLESS THIS CERTIFICATE HAS BEEN COUNTERSIGNED BY AN AUTHORIZED SIGNATORY OF THE TRUSTEE BY MANUAL SIGNATURE, THIS CERTIFICATE SHALL NOT BE ENTITLED TO ANY BENEFIT UNDER THE AGREEMENT, OR BE VALID FOR ANY PURPOSE.

     IN WITNESS WHEREOF, THE TRUSTEE HAS CAUSED THIS CERTIFICATE TO BE DULY EXECUTED.
Dated:  April 30, 1998
Countersigned:                     NORWEST BANK MINNESOTA, NATIONAL
                                   ASSOCIATION,
                                   Not in its individual capacity but solely as Trustee


By________________________         By__________________________________________
  Authorized signatory of            AUTHORIZED OFFICER
  Norwest Bank Minnesota,
  National Association, not in
  its individual capacity but
  solely as Trustee

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, BEAR STEARNS MORTGAGE SECURITIES INC., THE RELATED SERVICER OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
     FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN "REMIC I" AS DEFINED IN THE AGREEMENT REFERRED TO BELOW, WHICH IS A 'REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND IS NOT TREATED AS INDEBTEDNESS OF THE TRUST REFERRED TO BELOW. EACH PURCHASER OF THE INTEREST REPRESENTED BY THIS CERTIFICATE WILL BE REQUIRED TO REPRESENT IN AN AFFIDAVIT THAT IT IS NOT A "DISQUALIFIED ORGANIZATION" AND WILL NOT TRANSFER THIS CERTIFICATE TO A "DISQUALIFIED ORGANIZATION." THE TERM "DISQUALIFIED ORGANIZATION" IS DEFINED IN
SECTION 860(E)(5) OF THE CODE AND IN THE AGREEMENT. EACH PURCHASER WILL ALSO BE REQUIRED TO REPRESENT IN SUCH AFFIDAVIT THAT (A) IT IS NOT ACQUIRING CERTIFICATES FOR THE ACCOUNT OF A DISQUALIFIED ORGANIZATION AND (B) IT WILL NOT TRANSFER THIS CERTIFICATE UNLESS (1) IT HAS RECEIVED A SIMILAR AFFIDAVIT FROM THE PROPOSED TRANSFEREE AND (2) AS OF THE TIME OF THE TRANSFER, IT DOES NOT HAVE ACTUAL KNOWLEDGE THAT THE AFFIDAVIT OF THE PROPOSED TRANSFEREE IS FALSE. IN THE EVENT THAT LEGISLATION IS ENACTED WHICH WOULD SUBJECT THE TRUST REFERRED TO BELOW TO TAX (OR DISQUALIFY THE TRUST REFERRED TO BELOW) ON THE TRANSFER OF AN INTEREST REPRESENTED BY THIS CERTIFICATE TO ANY OTHER PERSON OR PERSONS, BEAR STEARNS MORTGAGE SECURITIES INC. SHALL, WITHOUT FURTHER ACTION ON THE PART OF THE HOLDERS OF THE CLASS R CERTIFICATES BE EMPOWERED, TO THE FULLEST EXTENT POSSIBLE AND AS IF THEY HAD SO VOTED, TO AMEND THE AGREEMENT REFERRED TO BELOW TO RESTRICT OR PROHIBIT PROSPECTIVELY SUCH TRANSFER. THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-U.S. PERSON AS DESCRIBED IN SECTION 5.05(C) OF THE AGREEMENT REFERRED TO BELOW WITHOUT THE PRIOR WRITTEN CONSENT OF NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, AS AGENT FOR THE TAX MATTERS PERSON.
     THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

                       MORTGAGE PASS-THROUGH CERTIFICATE,
NO. R-3-1                                                     SERIES 1998-5
                   EVIDENCING A BENEFICIAL INTEREST IN A TRUST
          CONSISTING OF CONVENTIONAL, FIRST LIEN MORTGAGE LOANS SOLD BY

                      BEAR STEARNS MORTGAGE SECURITIES INC.
                              CUSIP NO. 073914 E6 6

CUT-OFF DATE                         :  APRIL 1, 1998                      CLASS                                :  R-3
FIRST DISTRIBUTION DATE              :  MAY 25, 1998                       INITIAL PRINCIPAL AMOUNT
ASSUMED FINAL DISTRIBUTION DATE      :  DECEMBER 25, 2008                  OF THIS CERTIFICATE
TRUSTEE                              :  NORWEST BANK MINNESOTA,            ("DENOMINATION")                    : $25.00
                                        NATIONAL ASSOCIATION               APPROXIMATE ORIGINAL CLASS
PASS-THROUGH RATE                    :  VARIABLE                           PRINCIPAL AMOUNT                    : $25.00



THIS CERTIFIES THAT                BEAR STEARNS SECURITIES CORP.
is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") consisting primarily of conventional, first lien, fixed rate mortgages secured by one- to four-family residences, and individual condominium or cooperative units (collectively, the "Mortgage Loans"), which will be sold to the Trust by Bear Stearns Mortgage Securities Inc. ("BSMSI"). The Mortgage Loans were sold by Bear Stearns Mortgage Capital Corporation to BSMSI. The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), by and among BSMSI, as seller, and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.
     Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the weighted average of the Net Rates of the Mortgage Loans. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is determined as set forth in the Agreement.
     Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement and if such Person holds Certificates with an initial aggregate Current Principal Amount of not less than $1,000,000, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

UNLESS THIS CERTIFICATE HAS BEEN COUNTERSIGNED BY AN AUTHORIZED SIGNATORY OF THE TRUSTEE BY MANUAL SIGNATURE, THIS CERTIFICATE SHALL NOT BE ENTITLED TO ANY BENEFIT UNDER THE AGREEMENT, OR BE VALID FOR ANY PURPOSE.

     IN WITNESS WHEREOF, THE TRUSTEE HAS CAUSED THIS CERTIFICATE TO BE DULY EXECUTED.
Dated:  April 30, 1998
Countersigned:                     NORWEST BANK MINNESOTA, NATIONAL
                                   ASSOCIATION,
                                   Not in its individual capacity but solely as Trustee


By________________________         By__________________________________________
  Authorized signatory of            AUTHORIZED OFFICER
  Norwest Bank Minnesota,
  National Association, not in
  its individual capacity but
  solely as Trustee

                                                       EXHIBIT A-2

                        FORM OF REVERSE OF CERTIFICATES

                      BEAR STEARNS MORTGAGE SECURITIES INC.
                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-5

     This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"), issued in thirteen Classes. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust formed pursuant to the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the parties thereto and the rights of the Certificateholders under the Agreement from time to time by the parties thereto with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in the City of New York, State of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee. In the case of classes of Certificates not registered under the Securities Act of 1933, as amended, additional documentation will be required to be provided to the Trustee prior to the effectiveness of a transfer.

     The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

     No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee nor any such agent shall be affected by notice to the contrary.

     The obligations created by the Agreement and the Trust created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of the (A) final payment or other liquidation (or Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust and (B) disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other assets of the Trust in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate unpaid principal balance of the Mortgage Loans is less than 10% of the aggregate Cut-off Date Scheduled Principal Balance of the Mortgage Loans. The exercise of such right will effect the early retirement of the related Certificates. The Trust also may be terminated on any Distribution Date upon the determination, based upon an opinion of counsel, that REMIC status of REMIC I, REMIC II or REMIC III has been lost or that a substantial risk exists that such status will be lost for the then current year. In no event, however, will the Trust created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
 (Please print or typewrite name and address including postal zip code assignee)

the within Certificate and hereby authorizes the transfer of registration of such interest to the assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:


Dated:                                       -------------------------------
                                             Signature by or on behalf of
                                             assignor


                                             -------------------------------
                                             Signature Guaranteed

DISTRIBUTION INSTRUCTIONS
The assignee should include the following for purposes of distribution:
Distributions shall be made, by wire transfer or otherwise, in immediately available funds to __________________________________________________________
_____________________________________________________________________________
FOR THE ACCOUNT OF __________________________________________________________
ACCOUNT NUMBER ______________, OR, IF MAILED BY CHECK TO ____________________
_____________________________________________________________________________
APPLICABLE STATEMENTS SHOULD BE MAILED TO ___________________________________
_____________________________________________________________________________
THIS INFORMATION IS PROVIDED BY ____________________________________________,
THE ASSIGNEE NAMED ABOVE, OR _______________________________________________,
as its agent.

                                                            EXHIBIT B


                             MORTGAGE LOAN SCHEDULE

                                                               EXHIBIT C

                     REPRESENTATIONS AND WARRANTIES OF BSMCC
                          CONCERNING THE MORTGAGE LOANS

           SEE MORTGAGE LOAN REPRESENTATIONS IN MORTGAGE LOAN PURCHASE
                                    AGREEMENT

                                                                EXHIBIT D


                        REQUEST FOR RELEASE OF DOCUMENTS


To:      Norwest Bank Minnesota, National Association
         1015 10th Avenue S.E.
         Minneapolis, MN  55414

RE: Pooling and Servicing Agreement dated as of April 1, 1998, among BSMSI and Norwest Bank Minnesota,
         National Association as Trustee


     In connection with the administration of the Mortgage Loans held by you pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

MORTGAGE LOAN NUMBER:

MORTGAGOR NAME, ADDRESS & ZIP CODE:

REASON FOR REQUESTING DOCUMENTS (check one):

______     1.     Mortgage Paid in Full and proceeds have been
                  deposited into the Custodial Account

______     2.     Foreclosure

______     3.     Substitution

______     4.     Other Liquidation

______     5.     Nonliquidation         Reason: __________________________

                                         By: ______________________________
                                                    (authorized signer)

                                         Issuer: __________________________
                                         Address:__________________________

                                         Date: ____________________________

                                                                EXHIBIT E


                                               Affidavit pursuant to Section
                                               860E(e)(4) of  the Internal
                                               Revenue Code of 1986, as
                                               amended, and for other purposes
STATE OF             )
                     ) ss:
COUNTY OF            )


     [NAME OF OFFICER], being first duly sworn, deposes and says:

     1. That he is [Title of Officer] of [Name of Investor] (the "Investor"), a [savings institution] [corporation] duly organized and existing under the laws of [the State of__________] [the United States], on behalf of which he makes this affidavit.

     2. That (i) the Investor is not a "disqualified organization" as defined in
Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), and will not be a disqualified organization as of [Closing Date] [date of purchase]; (ii) it is not acquiring the Bear Stearns Mortgage Securities Inc. Mortgage Pass-Through Certificates, Series 1998-5, [Class R-1] [Class R-2] [Class R-3] Certificates (the "Residual Certificates") for the account of a disqualified organization; (iii) it consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by Bear Stearns Mortgage Securities Inc. (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Residual Certificates will not be owned directly or indirectly by a disqualified organization; and (iv) it will not transfer such Residual Certificates unless (a) it has received from the transferee an affidavit in substantially the same form as this affidavit containing these same four representations and (b) as of the time of the transfer, it does not have actual knowledge that such affidavit is false.

     3. That the Investor is one of the following: (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity taxable as such created or organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate that is subject to U.S. federal income tax regardless of the source of its income, or (iv) a trust other than a "foreign trust,' as defined in Section 7701(a)(31) of the Code.

     4. That the Investor's taxpayer identification number is ______________.

     5. That no purpose of the acquisition of the Residual Certificates is to avoid or impede the assessment or collection of tax.

     6. That the Investor understands that, as the holder of the Residual Certificates, the Investor may incur tax liabilities in excess of any cash flows generated by such Residual Certificates.

     7. That the Investor intends to pay taxes associated with holding the Residual Certificates as they become due.

     IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ____ day of _____________, 19__.

                                     [NAME OF INVESTOR]


                                     By:   _____________________________
                                           [Name of Officer]
                                           [Title of Officer]
                                           [Address of Investor for receipt
                                            of distributions]

                                           Address of Investor for
                                           receipt of tax information:

     Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.

     Subscribed and sworn before me this day of , 19__.




NOTARY PUBLIC

COUNTY OF

STATE OF


My commission expires the __ day of _____________, 19__.

                                                             EXHIBIT F-1

                            FORM OF INVESTMENT LETTER




                                                              [Date]


[SELLER]




Norwest Bank Minnesota, National Association
11000 Broken Land Parkway
Columbia, Maryland  21044


Bear Stearns Mortgage Securities Inc.
245 Park Avenue
New York, New York  10167

         Re:      BSMSI Series 1998-5 Mortgage Pass-Through
                  Certificates (the "Certificates"),
                  including the [Class B-4, Class B-5, Class
                  B-6] CERTIFICATES (THE "PRIVATELY OFFERED
                  CERTIFICATES")

Dear Ladies and Gentlemen:

     In connection with our purchase of Privately Offered Certificates, we confirm that:

          (i) we understand that the Privately Offered Certificates are not being registered under the Securities Act of 1933, as amended (the "Act") or any applicable state securities or "Blue Sky" laws, and are being sold to us in a transaction that is exempt from the registration requirements of such laws;

          (ii) any information we desired concerning the Certificates, including the Privately Offered Certificates, the trust in which the Certificates represent the entire beneficial ownership interest (the "Trust") or any other matter we deemed relevant to our decision to purchase Privately Offered Certificates has been made available to us;

          (iii) we are able to bear the economic risk of investment in Privately Offered Certificates; we are an institutional "accredited investor" as defined in Section 501(a) of Regulation D promulgated under the Act and a sophisticated institutional investor;

          (iv) we are acquiring Privately Offered Certificates for our own account, not as nominee for any other person, and not with a present view to any distribution or other disposition of the Privately Offered Certificates;

          (v) we agree the Privately Offered Certificates must be held indefinitely by us (and may not be sold, pledged, hypothecated or in any way disposed of) unless subsequently registered under the Act and any applicable state securities or "Blue Sky" laws or an exemption from the registration requirements of the Act and any applicable state securities or "Blue Sky" laws is available;

          (vi) we agree that in the event that at some future time we wish to dispose of or exchange any of the Privately Offered Certificates (such disposition or exchange not being currently foreseen or contemplated), we will not transfer or exchange any of the Privately Offered Certificates unless:

                    (A) (1) the sale is to an Eligible Purchaser (as defined
               below), (2) if required by the Pooling and Servicing Agreement (as defined below) a letter to substantially the same effect as either this letter or, if the Eligible Purchaser is a Qualified Institutional Buyer as defined under Rule 144A of the Act, the Rule 144A and Related Matters Certificate in the form attached to the Pooling and Servicing Agreement (as defined below) (or such other documentation as may be acceptable to the Trustee) is executed promptly by the purchaser and delivered to the addressees hereof and (3) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; and

                    (B) if the Privately Offered Certificate is not registered under the Act (as to which we acknowledge you have no obligation), the Privately Offered Certificate is sold in a transaction that does not require registration under the Act and any applicable state securities or "blue sky" laws and, if Norwest Bank Minnesota, National Association (the "Trustee") so requests, a satisfactory Opinion of Counsel is furnished to such effect, which Opinion of Counsel shall be an expense of the transferor or the transferee;

          (vii) we agree to be bound by all of the terms (including those relating to restrictions on transfer) of the Pooling and Servicing, pursuant to which the Trust was formed; we have reviewed carefully and understand the terms of the Pooling and Servicing Agreement;

          (viii) we either: (i) are not acquiring the Privately Offered Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, and/or section 4975 of the Internal Revenue Code of 1986, as amended, or (ii) are providing a representation to the effect that the proposed transfer and/or holding of a Privately Offered Certificate and the servicing, management and/or operation of the Trust and its assets: (I) will not result in any prohibited transaction which is not covered under an individual or class prohibited transaction exemption, including, but not limited to, Prohibited Transaction Exemption ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 or PTE 96-23 and (II) will not give rise to any additional fiduciary duties on the part of the either Servicer or the Trustee.

          (ix) We understand that each of the Class B-4, B-5, Class B-6 Certificates bears, and will continue to bear, a legend to substantiate the following effect: "THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFER AND/OR HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND/OR OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY DUTIES ON THE PART OF EITHER SERVICER OR THE TRUSTEE," WHICH WILL BE EVIDENCED BY A REPRESENTATION TO SUCH EFFECT BY OR ON BEHALF OF A HOLDER OF A PRIVATE CERTIFICATE.

     "ELIGIBLE PURCHASER" means a corporation, partnership or other entity which we have reasonable grounds to believe and do believe (i) can make representations with respect to itself to substantially the same effect as the representations set forth herein, and (ii) is either a Qualified Institutional Buyer as defined under Rule 144A of the Act or an institutional "Accredited Investor" as defined under Rule 501 of the Act.

     Terms not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement dated as of April 1, 1998 among Bear Stearns Mortgage Securities Inc., and Norwest Bank Minnesota, National Association, as Trustee (the "Pooling and Servicing Agreement").

     If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.

Name of Nominee (if any):___________________

     IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ____ day of ________, 19__.


                                            Very truly yours,

                                            [PURCHASER]


                                            By:   ______________________
                                                  (Authorized Officer)


                                            [By:  ______________________
                                                  Attorney-in-fact]

                             Nominee Acknowledgment

     The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.


                                            [NAME OF NOMINEE]




                                            By:   ________________________
                                                  (Authorized Officer)


                                            [By:  ________________________
                                                  Attorney-in-fact]

                                                                 EXHIBIT F-2

                FORM OF RULE 144A AND RELATED MATTERS CERTIFICATE

                                                                  [Date]


[SELLER]


Norwest Bank Minnesota, National Association
11000 Broken Land Parkway
Columbia, Maryland  21044



Bear Stearns Mortgage Securities Inc.
245 Park Avenue
New York, New York  10167

                  Re:      BSMSI Series 1998-5 Mortgage
                           Pass-Through Certificates, Class B-4, Class
                           B-5 and Class B-6 Certificates (the
                           "PRIVATELY OFFERED CERTIFICATES")


Dear Ladies and Gentlemen:

     In connection with our purchase of Privately Offered Certificates, the undersigned certifies to each of the parties to whom this letter is addressed that it is a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Act")) as follows:

1. It owned and/or invested on a discretionary basis eligible securities (excluding affiliate's securities, bank deposit notes and CD's, loan participations, repurchase agreements, securities owned but subject to a repurchase agreement and swaps), as described below:

     Date: _____________, 19__ (must be on or after the close of its most recent fiscal year)

     Amount: $_________________; and

2.   The dollar amount set forth above is:

     a. greater than $100 million and the undersigned is one of the following entities:

          (1)  / / an insurance company as defined in Section 2(13) of the Act;
               or1

          (2) / / an investment company registered under the Investment Company Act or any business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; or

          (3) / / a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

          (4) / / a plan (i) established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, the laws of which permit the purchase of securities of this type, for the benefit of its employees and (ii) the governing investment guidelines of which permit the purchase of securities of this type; or

          (5) / / a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

          (6) / / a corporation (other than a U.S. bank, savings and loan association or equivalent foreign institution), partnership, Massachusetts or similar business trust, or an organization described in Section 501(c)(3) of the Internal Revenue Code; or

          (7) / /a U.S. bank, savings and loan association or equivalent foreign institution, which has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements; or

          (8) / / an investment adviser registered under the Investment Advisers Act; or

     b. / / greater than $10 million, and the undersigned is a broker-dealer registered with the SEC; or

     c. / / less than $10 million, and the undersigned is a broker-dealer registered with the SEC and will only purchase Rule 144A securities in transactions in which it acts as a riskless principal (as defined in Rule 144A); or

     d. / / less than $100 million, and the undersigned is an investment company registered under the Investment Company Act of 1940, which, together with one or more registered investment companies having the same or an affiliated investment adviser, owns at least $100 million of eligible securities; or

________________________

1 A purchase by any insurance company for one or more of its separate accounts, as defined by Section 2(a)(37) of the Investment Company Act of 1940, which are neither registered nor required to be registered thereunder, shall be deemed to be a purchase for the account of such insurance company.

     e. / / less than $100 million, and the undersigned is an entity, all the equity owners of which are qualified institutional buyers.

     The undersigned further certifies that it is purchasing a Privately Offered Certificate for its own account or for the account of others that independently qualify as "Qualified Institutional Buyers" as defined in Rule 144A. It is aware that the sale of the Privately Offered Certificates is being made in reliance on its continued compliance with Rule 144A. It is aware that the transferor may rely on the exemption from the provisions of Section 5 of the Act provided by Rule 144A. The undersigned understands that the Privately Offered Certificates may be resold, pledged or transferred only to (i) a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance in Rule 144A, or (ii) an institutional "accredited investor," as such term is defined under Rule 501 of the Act in a transaction that otherwise does not constitute a public offering.

     The undersigned agrees that if at some future time it wishes to dispose of or exchange any of the Privately Offered Certificates, it will not transfer or exchange any of the Privately Offered Certificates to a Qualified Institutional Buyer without first obtaining a Rule 144A and Related Matters Certificate in the form hereof from the transferee and delivering such certificate to the addressees hereof. Prior to making any transfer of Privately Offered Certificates, if the proposed Transferee is an institutional "accredited investor," the transferor shall obtain from the transferee and deliver to the addressees hereof an Investment Letter in the form attached to the Pooling and Servicing Agreement dated as of April 1, 1998 among Bear Stearns Mortgage Securities Inc., and Norwest Bank Minnesota, National Association, as Trustee, pursuant to which the Certificates were issued.

     The undersigned certifies that it either: (i) is not acquiring the Privately Offered Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, and/or section 4975 of the Internal Revenue Code of 1986, as amended, or (ii) is providing a representation to the effect that the proposed transfer and/or holding of a Privately Offered Certificate and the servicing, management and/or operation of the Trust and its assets: (I) will not result in any prohibited transaction which is not covered under an individual or class prohibited transaction exemption, including, but not limited to, Prohibited Transaction Exemption ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 or PTE 96-23 and (II)
will not give rise to any additional fiduciary duties on the part of the Servicer or the Trustee.

     If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.

Name of Nominee (if any):___________________

         IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ____ day of ________, 19__.

                                            Very truly yours,

                                            [PURCHASER]


                                            By: __________________________
                                                (Authorized Officer)


                                            [By: _________________________
                                                  Attorney-in-fact]

                             Nominee Acknowledgment

     The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

                                            [NAME OF NOMINEE]




                                            By:   ___________________________
                                                  (Authorized Officer)


                                            [By:  ___________________________
                                                  Attorney-in-fact]

                                                            EXHIBIT G

                          FORM OF INITIAL CERTIFICATION

Bear Stearns Mortgage Securities Inc.
245 Park Avenue
New York, New York  10167

         Re: Pooling and Servicing Agreement dated as of April 1, 1998, among Bear Stearns Mortgage
              Securities Inc., as seller, and Norwest Bank
              Minnesota, National Association, as trustee, issuing Mortgage PASS- THROUGH CERTIFICATES,
              SERIES 1998-5

Ladies and Gentlemen:

     In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, hereby certifies that, except as otherwise noted on the attached exception report, that as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: (i) all documents required to be included in the Mortgage File pursuant to the Pooling and Servicing Agreement are in its possession; (ii) such documents have been reviewed by it and appear regular on their face, have, where applicable, been executed and relate to such Mortgage Loan; and (iii) based on examination by it, and only as to such documents, the information set forth in the Mortgage Loan Schedule as to Mortgagor Name, original principal balance and loan number respecting such Mortgage Loan is correct and accurately reflects the information in the Mortgage Loan File.

     The undersigned has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The undersigned makes no representation that any documents specified in subclauses (iv), (v) and (vii) of
Section 2.01(b) should be included in any Mortgage File. The undersigned makes no representations as to: (i) the validity, legality, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.



                                           [                                 ]


                                            By: __________________________
                                                Name:
                                                Title:

                                                                  EXHIBIT H

                           FORM OF FINAL CERTIFICATION

Bear Stearns Mortgage Securities Inc.
245 Park Avenue
New York, New York  10167

[Service]

         Re: Pooling and Servicing Agreement dated as of April 1, 1998, among Bear Stearns Mortgage
              Securities Inc., as seller and Norwest Bank
              Minnesota, National Association, as trustee, issuing Mortgage PASS- THROUGH CERTIFICATES,
              SERIES 1998-5

Ladies and Gentlemen:

     In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, hereby certifies that, except as otherwise noted on the attached exception report, that as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has received the documents set forth in Section
2.01 and has determined that (i) all documents required to be included in the Mortgage File pursuant to the Pooling and Servicing Agreement are in its possession; (ii) such documents have been reviewed by it and appear regular on their face, have, where applicable, been executed and relate to such Mortgage Loan; and (iii) based on examination by it, and only as to such documents, the information set forth in the Mortgage Loan Schedule as to Mortgagor name, original principal balance and loan number respecting such Mortgage Loan is correct and accurately reflects the information in the Mortgage Loan File.

     The undersigned has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The undersigned makes no representation that any documents specified in subclauses (iv), (v) and (vii) of
Section 2.01(b) should be included in any Mortgage File. The undersigned makes no representations as to: (i) the validity, legality, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.


                                            [                                ]


                                            By:   ___________________________
                                                  Name:
                                                  Title:

                                                                 EXHIBIT J


                             LIST OF MORTGAGE LOANS
                        FOR WHICH MORTGAGE NOTES ARE LOST


NONE.